UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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ACTIVISION BLIZZARD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3100 Ocean Park Boulevard

Santa Monica, California 90405

Notice of 2012 Annual Meeting of Stockholders

Thursday, June 7, 2012

8:30 a.m.

3200 Ocean Park Boulevard, Santa Monica, California 90405

Dear Fellow Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Activision Blizzard, Inc. The meeting will be held on Thursday, June 7, 2012, beginning at 8:30 a.m., Pacific Daylight Time, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405.

Information about the meeting and the matters on which stockholders will act is included in the accompanying proxy statement.

The purposes of this year’s annual meeting are to:

1.

elect eleven directors for a one-year term;

2.

approve an amendment and restatement of our 2008 Incentive Plan to amend limitations with respect to the granting of certain awards under the plan;

3.

request advisory approval of our executive compensation; and

4.

ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

The Activision Blizzard, Inc. Board of Directors has fixed April 9, 2012 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading “Procedural Matters” in the proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Thank you for your continued support of Activision Blizzard.

Sincerely,

Robert A. Kotick
President and Chief Executive Officer
April 24, 2012

The proxy statement and our 2011 annual report to stockholders are each available at: http://www.cstproxy.com/activision/2012

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Table of Contents

GENERAL	3
PROCEDURAL MATTERS	3
PROPOSAL 1	ELECTION OF DIRECTORS	6
PROPOSAL 2	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ACTIVISION BLIZZARD, INC. 2008 INCENTIVE PLAN	10
PROPOSAL 3	ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION	17
PROPOSAL 4	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
EQUITY COMPENSATION PLAN INFORMATION	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OFFICERS AND DIRECTORS	20
CORPORATE GOVERNANCE MATTERS	23
EXECUTIVE OFFICERS	29
EXECUTIVE COMPENSATION	31
Compensation Discussion and Analysis	31
DIRECTOR COMPENSATION	59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	62
AUDIT-RELATED MATTERS	66
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	67
DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING; COMMUNICATING WITH THE BOARD	67
AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION	69
OTHER MATTERS	70
APPENDIX A	A-1
APPENDIX B	B-1

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GENERAL

This proxy statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Activision Blizzard, Inc., a Delaware corporation, of proxies from holders of our issued and outstanding shares of common stock, par value $0.000001 per share (“Common Stock”). The proxies being solicited will be used at the annual meeting of our stockholders to be held on Thursday, June 7, 2012, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405, at 8:30 a.m., Pacific Daylight Time, and at any adjournment or postponement of the meeting (the “Annual Meeting”). We will be mailing a notice regarding the Internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the Internet) to stockholders on or about April 26, 2012.

All references to “the Company,” “we,” “us,” “our,” and “Activision Blizzard” in this proxy statement mean Activision Blizzard, Inc.

PROCEDURAL MATTERS

Who may vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2012 are entitled to notice of, and to vote at, the Annual Meeting. There were 1,114,268,093 shares of our Common Stock outstanding and entitled to vote on the record date.

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and during ordinary business hours at our offices at 3100 Ocean Park Blvd., Santa Monica, California 90405 for the 10 days prior to the Annual Meeting.

How many votes may I cast?

Each such share of our Common Stock is entitled to one vote on each matter presented for action at the Annual Meeting.

How many votes must be present in order for business to be conducted?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A majority of the outstanding shares of our Common Stock entitled to vote at the meeting must be present in person or by proxy at the Annual Meeting in order for a quorum to be present.

Proxies representing abstentions and “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting. A “broker non-vote” occurs when a broker, bank or other nominee who holds shares for a beneficial owner to be represented at a meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 3

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In what manner can I cast my vote with respect to each proposal?

In the election of directors (proposal 1), you may vote “for” or “against,” or “abstain” from voting with respect to, each nominee. Similarly, you may vote “for” or “against,” or “abstain” from voting with respect to, the approval of the amendment and restatement of the Activision Blizzard, Inc. 2008 Incentive Plan (proposal 2), the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 3), and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for 2012 (proposal 4).

How many votes are required to approve each proposal?

Election of any nominee as a director (proposal 1) and the approval of proposals 2, 3 and 4 each require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, shares not present and broker non-votes will not have any effect on the voting outcome with respect to the election of directors or proposals 2, 3 or 4. Shares present but not voted for any proposal (either because of an express abstention or because the vote is otherwise not cast) will have the same effect as a vote “against” a director nominee or the relevant proposal, as applicable.

How can I vote?

Stockholders at the close of business on April 9, 2012 may vote at the Annual Meeting in person or via proxy in the manner described herein. Stockholders who hold shares in “street name” through a broker, bank or other nominee will receive separate instructions from their broker, bank or other nominee, describing the procedure for voting their shares.

What do I need to do if I want to vote in person at the Annual Meeting?

Stockholders who wish to vote in person at the Annual Meeting must request a ballot at the meeting. Street-name holders who wish to vote in person at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that is the record holder of their shares in order to cast a ballot at the meeting.

What does it mean to vote by proxy? Who represents my shares at the Annual Meeting?

A vote via proxy authorizes Frédéric R. Crépin, Brian G. Kelly and Robert A. Kotick, and each of them, with full power of substitution, to vote and otherwise represents all of the shares that you are entitled to vote at the Annual Meeting, in accordance with your instructions, with the same effect as if you were present at the meeting and voting such shares.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 4

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How do I vote by proxy?

Stockholders of record may vote by proxy in three ways:

•

Vote by Internet. Record holders can vote online prior to 4:00 p.m., Pacific Daylight Time, on June 6, 2012. Go to www.cstproxy.com, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Telephone. Record holders can vote by phone prior to 4:00 p.m., Pacific Daylight Time, on June 6, 2012. Call (866) 894-0537, which is available 24 hours a day until the deadline. You will need your “company ID”, “proxy number” and “account number”, all of which appear on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Mail. Record holders can vote by mail if they received a printed copy of the proxy card. Complete and return that proxy card in the postage--paid envelope provided. If you are a stockholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the meeting, but we urge you to complete, sign, date and return the proxy card as soon as possible.

You need only vote in one way (so that, if you vote by internet or telephone, you need not return the proxy card).

What if I vote by proxy but do not provide specific instructions by some or all of the items?

The shares of our Common Stock represented by all valid proxies we receive prior to the Annual Meeting that are not properly revoked prior to being voted at the Annual Meeting will be voted at the Annual Meeting as directed. If no directions are specified, those proxies will be voted FOR each of the director nominees named in this proxy statement (proposal 1), FOR the amendment and restatement of the Activision Blizzard, Inc. 2008 Incentive Plan (proposal 2), FOR the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 3), and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for 2012 (proposal 4).

If I have voted by proxy, can I change my vote?

Any stockholder of record may revoke or change that stockholder’s proxy at any time before the proxy is voted at the Annual Meeting by (1) sending a written notice of revocation of the proxy to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405, (2) properly delivering a subsequently dated proxy, or (3) voting in person at the Annual Meeting.

What if I hold my shares through a broker?

If you are a street name stockholder, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. That nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions.

Can my broker vote without my instructions?

If you do not give instructions to the broker, bank or other nominee, the broker will be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items, resulting in a “broker non-vote” with respect to those items (and, as such, those shares will not count as present or represented at the meeting for those items). The election of directors (proposal 1) and the approval of proposals 2 and 3 are non-discretionary. Only the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for 2012 (proposal 4) is a discretionary proposal with respect to which your broker or nominee has discretionary authority to vote your shares in the absence of any instructions from you.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 5

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What do I need to do if I want to attend the Annual Meeting?

You should be prepared to present a valid form of photo identification, such as a driver’s license, state-issued ID card or passport, to gain admittance to the Annual Meeting. In addition, if you are a stockholder of record, your ownership as of the record date must be verified by reference to our records prior to admittance into the Annual Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com.

Will I have dissenter’s rights in connection with the business being considered?

Stockholders have no dissenters’ rights or rights of appraisal under Delaware law or our Certificate of Incorporation or Bylaws in connection with the election of directors (proposal 1) or proposals 2, 3 or 4.

PROPOSAL 1    ELECTION OF DIRECTORS

General

On July 9, 2008, a business combination (the “Combination”) by and among Activision, Inc., Sego Merger Corporation, a wholly owned subsidiary of Activision, Inc., Vivendi S.A. (“Vivendi”), VGAC LLC, a wholly owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc. (“Vivendi Games”), a wholly owned subsidiary of VGAC, was consummated.

Pursuant to our Bylaws, our Board is comprised of 11 members, consisting of six Vivendi directors (the “Vivendi Directors”), two executive directors (the “Executive Directors”) and three independent directors (the “Independent Directors”). Three subcommittees of our Nominating and Corporate Governance Committee select nominees for the three categories of directors, as follows:

•

the Vivendi Nominating Committee selects the Vivendi Director nominees—Philippe G. H. Capron, Frédéric R. Crépin, Lucian Grainge, Jean-Bernard Lévy, Stéphane Roussel and Régis Turrini are the six Vivendi Director nominees for election at the Annual Meeting;

•

the Executive Nominating Committee selects the Executive Director nominees— Brian G. Kelly and Robert A. Kotick are the two Executive Director nominees for election at the Annual Meeting; and

•

the Independent Nominating Committee selects the Independent Director nominees, each of whom must be “independent” under the NASDAQ Marketplace Rules—Robert Corti, Robert Morgado and Richard Sarnoff are the three Independent Director nominees for election at the Annual Meeting.

The process undertaken by our Nominating and Corporate Governance Committee (through the three subcommittees identified above) in selecting qualified director candidates is described below under “Corporate Governance Matters—Director Qualifications”.

Stockholders will elect eleven directors at the Annual Meeting. Those elected will serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each nominee. However, if any nominee becomes unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with our Bylaws.

Pursuant to our Bylaws and an investor agreement among Vivendi, VGAC, Vivendi Games and us, VGAC, which holds a majority of the outstanding shares of our Common Stock, has agreed to vote its shares in a manner that ensures that all of the nominees are elected. For more information about the composition of our Board, the nominating subcommittees, our Bylaws and the investor agreement, see “Corporate Governance Matters” and “Certain Relationships and Related Transactions” below.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 6

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Nominees

The following table sets forth the names of the nominees and certain information about them (including their terms of service) as of April 23, 2012. Each of the nominees currently serves as a director of Activision Blizzard. Each has consented to be named in this proxy statement and has agreed to continue to serve as a director if elected at the Annual Meeting.

Name of Nominee	Age	Principal Occupation	Director Since
Philippe G. H. Capron	53	Chief Financial Officer of Vivendi	2008
Robert J. Corti	62	Chairman of the Board of Avon Products Foundation	2003
Frédéric R. Crépin	42	Senior Vice President and Head of the Legal Department of Vivendi	2008
Lucian Grainge	52	Chairman and Chief Executive Officer of Universal Music Group	2011
Brian G. Kelly	49	Co-Chairman of the Board of Activision Blizzard	1995
Robert A. Kotick	49	President and Chief Executive Officer of Activision Blizzard	1991
Jean-Bernard Lévy	57	Chairman of the Management Board and Chief Executive Officer of Vivendi	2008
Robert J. Morgado	69	Chairman of Maroley Media Group	1997
Stéphane Roussel	50	Senior Executive Vice President, Human Resources of Vivendi	2009
Richard Sarnoff	53	Senior Advisor to Kohlberg Kravis Roberts & Co.	2005
Régis Turrini	53	Senior Executive Vice President, Strategy and Development of Vivendi	2009

For information regarding each nominee’s current Board committee membership, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees” below.

Biographies of Director Nominees

All of our directors bring to our Board a wealth of leadership and management experience, including experience derived from their service on boards, and as executives, of other large public companies. Certain of the individual qualifications and skills of each of our directors that we believe contribute to the Board’s effectiveness and success are described in such director’s biography below.

Mr. Capron became a director of Activision Blizzard in July 2008 in connection with the Combination. He has served as the chief financial officer and as a member of the management board of Vivendi, a global communications and entertainment company, since April 2007. He joined Vivendi as an executive vice president in January 2007. From 2006 until 2007, Mr. Capron served as the executive vice president of finance and as a member of the management board of the Arcelor Group, a steel manufacturer (now part of Arcelor Mittal), and, from 2002 until 2006, Mr. Capron was an executive vice president of Arcelor. Mr. Capron is a member of the supervisory boards of each of Canal+ Group, a film and television studio and distributor controlled by Vivendi, Canal+ France, a French premium subscription-based television channel controlled by Vivendi, Maroc Telecom, a Moroccan telecommunications provider and a subsidiary of Vivendi, and Group Virbac, a French veterinarian pharmaceutical company, and is a director of each of SFR, a French mobile phone company controlled by Vivendi, and GVT Holdings, a Brazilian telecommunications and Internet solutions provider controlled by Vivendi. In addition, he served on the board of directors of NBC Universal, a media and entertainment company in which Vivendi then had a minority investment, from 2008 until January 2011 and of Tinubu Square, a French provider of credit risk management solutions, from June 2001 until November 2011. Mr. Capron is a graduate of the École des Hautes Études Commerciales, the Institut d’Études Politiques de Paris and the École Nationale d’Administration.

Mr. Capron’s qualifications for election to our Board include his ability to provide the perspective of an active chief financial officer, drawing on his extensive experience in financial leadership roles at large international corporations with worldwide operations. He also brings to the Company strong leadership skills and knowledge of visual media, communications and entertainment markets, gained in part through his years of service on a variety of supervisory boards in these industries, as described above.

Mr. Corti has been a director of Activision Blizzard since December 2003 and serves as the chairperson of our Audit Committee. Mr. Corti has more than 25 years of experience at Avon Products, a global manufacturer and marketer of beauty and related products. Mr. Corti joined Avon Products’ tax department as a tax associate in 1976 and held positions of increasing responsibility in the company’s finance department throughout his tenure there, including serving as an executive vice president and the chief financial officer of Avon Products from 1998 until he retired from the chief financial officer role in November 2005 and as an executive vice president in March 2006. Mr. Corti has served on the board of directors of Bacardi Limited, a wine and spirits group, since June 2006. Mr. Corti also serves as the chairman of the board of directors of the Avon Products Foundation and has been a senior vice president of Teach for America since July 2011. In addition, he was a director of ING Direct, then a U.S. subsidiary of the Dutch insurance conglomerate, the ING Groep, from January 2008 until January 2012. Mr. Corti holds a B.A. degree in Accounting from Queens College and an M.B.A. degree in Taxation from St. John’s University. Mr. Corti is also a certified public accountant.

Mr. Corti’s qualifications for election to our Board include his financial expertise, in particular his wealth of accounting and tax experience, gleaned in part from his long tenure in Avon’s finance department. Having served Avon for more than 25 years and worked his way up to increasingly senior roles within that organization, Mr. Corti offers the unique perspective of having helped to guide a large public company with international operations through the changing economic and competitive landscape of the last two and a half decades. From his tenure at Avon, Mr. Corti also brings experience in the consumer products industry. Mr. Corti qualifies as an audit committee financial expert (as defined in the applicable rules of the SEC) and is financially sophisticated within the meaning of the NASDAQ Marketplace Rules.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 7

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Mr. Crépin became a director of Activision Blizzard in July 2008 in connection with the Combination and serves as the chairperson of our Nominating and Corporate Governance Committee. He has served as a senior vice president and as the head of the legal department of Vivendi since August 2005. Mr. Crépin joined Vivendi’s office of the general counsel and legal department in July 2000. Prior to joining Vivendi, Mr. Crépin served as an associate at several law firms in both Paris and New York and is a member of both the Paris and the New York bars. He is a graduate of the Institut d’Études Politiques de Paris, holds an L.L.M. degree from New York University School of Law, a Masters Degree in European business law from the Université Paris II Panthéon Assas and a Masters Degree in employment and labor law from the Université Paris X Nanterre.

Mr. Crépin’s qualifications for election to our Board include his ability to offer the perspective of a practicing attorney and his experience as the head of Vivendi’s legal department, with responsibility for overseeing a diverse team of lawyers responsible for advising Vivendi on the wide range of legal issues that arise in the course of operating a large, international public company with significant interests in media, entertainment and communications. Drawing on this experience, Mr. Crépin brings to our Board a wealth of practical, problem-solving skills and extensive knowledge of the legal and regulatory frameworks in which large, international public companies operate.

Mr. Grainge has been a director of Activision Blizzard since March 2011. He has served on Vivendi’s management board since April 2010. Mr. Grainge is currently the chairman and chief executive officer of Universal Music Group, a music company that is comprised of recorded music and music publishing businesses and is a subsidiary of Vivendi, positions he has held since March 2011 and January 2011, respectively. Prior to that, Mr. Grainge held positions of increasing responsibility within the Universal Music Group organization, including serving as the chairman and chief executive officer of Universal Music UK from 2001 until 2005 and as the chairman and chief executive officer of Universal Music Group International from 2005 until February 2010.

Mr. Grainge’s qualifications for election to our Board include his ability to provide the perspective of an active chief executive officer of a large entertainment company with worldwide operations. He also brings to the Company strong leadership skills and extensive knowledge of the entertainment markets, each honed over the life of his service at Universal Music Group.

Mr. Kelly has held various positions of responsibility with Activision Blizzard since 1991, including serving as a director of Activision Blizzard since July 1995 and the co-chairman of our Board since October 1998. Mr. Kelly holds a B.A. degree in Accounting from Rutgers University and a J.D. degree from Fordham University School of Law.

Mr. Kelly’s qualifications for election to our Board include the depth of institutional knowledge and understanding of our organization he possesses by virtue of his service as an executive of the Company from 1991 until the Combination and as a director for more than 16 years. During that time, he has demonstrated his superior leadership skills, his devotion to the Company and his commitment to helping to ensure our ongoing success.

Mr. Kotick has been a director of Activision Blizzard since February 1991 and was our Chairman and Chief Executive Officer from February 1991 until July 2008, when he became our President and Chief Executive Officer in connection with the Combination. Mr. Kotick is also a member of the board of directors of The Coca-Cola Company, a multinational beverage corporation, and the boards of trustees for The Center for Early Education and The Harvard Westlake School. He is also chairman of the committee of trustees at the Los Angeles County Museum of Art. In addition, Mr. Kotick is the founder and co-chairman of The Call of Duty Endowment, a non-profit, public benefit corporation that seeks to help organizations that provide job placement and training services for veterans. In addition, he served on the board of directors of Yahoo!, Inc., an Internet content and service provider, from 2003 until 2008.

Mr. Kotick’s qualifications for election to our Board include the depth of institutional knowledge and understanding of our organization, as well as the practical experience in a chief executive officer role, that he possesses by virtue of his two decades of service to the Company, including as our President, our Chief Executive Officer and chairman of our Board. Mr. Kotick also brings to the Company his perspective as a board member at a variety of other organizations and his experience in helping those organizations achieve their diverse goals and overcome a wide range of challenges through changing economic and social times.

Mr. Lévy became a director of Activision Blizzard in July 2008 in connection with the Combination and serves as chairman of our Board and the chairperson of our Compensation Committee. He has served as the chairman of the management board and the chief executive officer of Vivendi since April 2005 and was the chief operating officer of Vivendi from August 2002 until April 2005. Mr. Lévy currently serves as the chairman of the supervisory board of each of Canal+ France, Canal+ Group and Viroxis, a French pharmaceutical and biotechnology company, and as the vice-chairman of the supervisory board of Maroc Telecom. Mr. Lévy is also a director of each of SFR, GVT Holdings, Société Générale, a French-based banking group, VINCI, a French integrated concessions and construction group, Paris Europlace, an entity which promotes Paris as a financial centre, Institut Telecom, a public administrative institution whose mission lies in higher education, research and continuing training in the field of information and communication science and technology, and l’Institut Pasteur, a private foundation dedicated to the prevention and treatment of diseases. In addition, Mr. Lévy served on the board of directors of NBC Universal from 2004 until January 2011. Mr. Lévy also previously served as the chairman and the chief executive officer of each of VU Net and VTI and as a director of each of UGC, Cegetel, Oddo Pinatton Group and HCA. Mr. Lévy has degrees from the École Polytechnique and the École Nationale Supérieure des Télécommunications.

Mr. Levy’s qualifications for election to our Board include his ability to provide the perspective of an active chief executive officer, drawing on his extensive experience in that role and other senior executive roles at large international corporations with worldwide operations. He also brings to the Company strong leadership skills and knowledge of visual media, communications and entertainment markets, gained in part through his years of service as a director and on supervisory boards at a variety of global companies in these industries, as described above.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 8

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Mr. Morgado has been a director of Activision Blizzard since February 1997. Mr. Morgado is chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as the chairman and the chief executive officer of Warner Music Group, a music content company comprised of recorded music and music publishing businesses, from 1985 to 1995. Mr. Morgado serves on the board of directors of the Maui Arts & Cultural Center and the New Milford Hospital in Connecticut. He is also a member of the board of managers of Nest Top, the controlling shareholder of Nest Family and Nest Learning Systems, a children’s entertainment company, and Kaanapali Kai, a real estate investment company. Mr. Morgado holds a B.A. degree in History and Philosophy from Chaminade University of Honolulu and an M.P.A. degree from The State University of New York.

Mr. Morgado’s qualifications for election to our Board include his extensive experience as a chief executive officer and a director at a variety of media and entertainment companies and his perspective as the creator and chairman of a media entertainment investment company. Mr. Morgado qualifies as financially literate within the meaning of the NASDAQ Marketplace Rules.

Mr. Roussel has been a director of Activision Blizzard since June 2009. He has served as the senior executive vice president of human resources of Vivendi since May 2009. From July 2004 until March 2009, when he became an executive vice president of Vivendi, he served as the executive vice president of human resources of SFR. Prior to joining SFR, Mr. Roussel held various positions in the human resources departments of Xerox, a document management company, and the Carrefour Group, a global distribution group. He has a degree from the École des Psychologues Practiciens.

Mr. Roussel’s qualifications for election to our Board include his ability to provide the perspective of a senior executive human resources professional who has served in that role for a variety of large, international public companies. Mr. Roussel also brings to the Company an intimate knowledge of the varying needs of companies, particularly with respect to employee relations and compensation matters, and a demonstrated ability to help lead companies and their workforces through ever-changing conditions in the macroeconomic environment and within the dynamic markets in which our business operates.

Mr. Sarnoff has been a director of Activision Blizzard since August 2005. He has served as a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, since January 2011. Previously, he was employed by Bertelsmann AG, a diversified media and services company, where he served as the co-chairman of Bertelsmann, Inc. and the president of Bertelsmann Digital Media Investments from 2008 until January 2011. Prior to those roles, Mr. Sarnoff served as an executive vice president and the chief financial officer of Random House, Inc., a general trade book publisher and a subsidiary of Bertelsmann. Mr. Sarnoff also served as a member of the supervisory board of Bertelsmann AG from 2002 to 2008 and was a director of the Princeton Review, an educational preparation company, from 2000 to 2009, a director of Audible, Inc., a provider of spoken audio entertainment, information and educational programming, from 2001 to 2008, and a director of Amdocs, Inc., a provider of software and services to the telecommunications industry, from 2009 to 2011. During the period from 2005 to 2009, he was also the vice-chairman and, then, the chairman of the board of the American Association of Publishers. Mr. Sarnoff currently serves on the board of directors of Ipreo Holdings, LLC, an information services company owned by KKR, BMG Rights Management, LLC, a music rights management company and joint venture between KKR and Bertelsmann, and Weld North, LLC, an investment affiliate of KKR. Mr. Sarnoff holds a B.A. degree in Art History from Princeton University and an M.B.A. degree from Harvard Business School.

Mr. Sarnoff’s qualifications for election to our Board include his experience serving as a chief financial officer and in a variety of other senior leadership roles both inside and outside of the media, entertainment and digital technology industries. He also brings to the Company strong leadership skills and business acumen, gained in part through his years of service on the boards of large, international public companies competing in diverse markets. Mr. Sarnoff qualifies as financially literate within the meaning of the NASDAQ Marketplace Rules.

Mr. Turrini has been a director of Activision Blizzard since June 2009. He has served as the senior executive vice president of strategy and development of Vivendi since January 2008 and as the chairman of Wengo, a French voice-over-internet protocol (VoIP) service provider and a subsidiary of Vivendi, since March 2009. He also served as the executive vice president of mergers and acquisitions of Vivendi from January 2003 until January 2008, and as the chairman and the chief executive officer of Vivendi Telecom International, an international telecommunications provider and a subsidiary of Vivendi, from January 2008 until December 2012. In addition, Mr. Turrini currently serves as a member of the supervisory board of each of Maroc Telecom and Canal+ France, and is a director of GVT Holdings. Prior to joining Vivendi, Mr. Turrini served as a judge in the French administrative judicial system, was an associate at two law firms in Paris and was a managing partner of the investment bank Arjil & Company. He is a member of the Paris bar. He has degrees from the Institut d’Études Politiques de Paris and the École Nationale d’Administration.

Mr. Turrini’s qualifications for election to our Board include his ability to contribute his perspective on how we can grow and expand our business, as well as his perspective on our strategy within the broader markets in which we operate, developed in part through his experience as senior executive vice president of strategy and development and executive vice president of mergers and acquisitions of Vivendi, as noted above. Further, his experience as a chief executive officer and service as a board member of companies in the communications and entertainment industries demonstrates his strong leadership skills and knowledge of the entertainment industry.

Required Vote and Board Recommendation

Each director is elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Pursuant to our Bylaws and an investor agreement among Vivendi, VGAC, Vivendi Games and us, VGAC, which holds a majority of the outstanding shares of our Common Stock, has agreed to vote its shares in a manner that ensures that all of the nominees are elected.

The Board recommends that you vote FOR the election of each nominee for director.

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PROPOSAL 2    APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ACTIVISION BLIZZARD, INC. 2008 INCENTIVE PLAN

General

The Activision Blizzard, Inc. 2008 Incentive Plan was adopted by our Board on July 28, 2008, approved by our stockholders and amended and restated by our Board on September 24, 2008, amended and restated by our Board with stockholder approval on June 3, 2009, amended and restated by the Compensation Committee of our Board with stockholder approval on December 17, 2009, and amended and restated by our Board with stockholder approval on June 3, 2010 (as so amended and restated, the “2008 Plan”). The 2008 Plan authorizes the Compensation Committee to grant equity- and cash-based compensation for the purpose of providing incentives and rewards for performance to the directors, officers and other employees of, and consultants to, Activision Blizzard and our subsidiaries. On April 19, 2012, our Board adopted, subject to stockholder approval, amendments to the 2008 Plan to: (1) revise certain provisions relating to the granting of incentive compensation intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Internal Revenue Code”); (2) amend a limitation with respect to the granting of such incentive compensation under the 2008 Plan to any plan participant; and (3) increase the maximum number of shares that may be issued to any plan participant pursuant to certain types of awards under the 2008 Plan, all as described below. Our stockholders are being asked to approve such amendments via an amendment and restatement of the 2008 Plan.

Proposed Amendments

Revision of certain provisions relating to the granting of incentive compensation intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, including the amendment of a limitation on our ability to grant certain incentive compensation. The changes that would be implemented by the proposed amended and restated 2008 Plan, if it is adopted by our stockholders, include the following:

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the revision of the definition of “management objectives” (as described below) to include “gross profits” as an acceptable performance objective for an award intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”); and

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a $4 million increase in the maximum aggregate amount of any senior executive plan bonuses which may be paid under the 2008 Plan to any one participant for a single fiscal year, resulting in a new maximum of $10 million.

Increase in the maximum number of shares of our Common Stock that may be issued to any plan participant pursuant to certain types of awards. In addition, if the proposed amendments to the 2008 Plan are approved by our stockholders, the following changes to the 2008 Plan will be implemented:

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a 1 million share increase in the maximum aggregate number of (1) restricted shares and (2) shares subject to restricted share units which may be granted to any one participant in a single fiscal year, resulting in a new maximum of 3 million shares; and

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a 3 million share increase in the maximum aggregate number of performance shares which may be granted to any one participant in a single fiscal year, resulting in a new maximum of 6 million shares.

Reasons for Stockholder Approval

Stockholder approval of the proposed amendments to the 2008 Plan is necessary in order for us to meet the stockholder approval requirements of the NASDAQ Stock Market (“NASDAQ”). If our stockholders do not approve the proposed amendments to the 2008 Plan, the 2008 Plan will not be amended and any future awards under the 2008 Plan will be made under the terms of the 2008 Plan that are currently in effect, for so long as available shares remain. Further, as described in “Executive Compensation—Employment Agreements—Robert A. Kotick”, the grants to Mr. Kotick pursuant to his new employment agreement of 2,061,006 restricted share units and 4,112,012 performance shares are each expressly conditioned upon the approval of the proposed amendments to the 2008 Plan by our stockholders.

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Amending the 2008 Plan will provide us with increased flexibility to award additional performance-based cash compensation to our “covered employees” within the meaning of Section 162(m) (generally, the chief executive officer and the three other highest paid officers other than the chief financial officer) which is not subject to the limitation on the ability of publicly held corporations like the Company to deduct compensation paid to such covered employees imposed by Section 162(m). (Whether or not our stockholders approve the amendments to the 2008 Plan, we may make awards outside of the 2008 Plan to our employees, including our covered employees, and may make awards under the 2008 Plan that we are unable to deduct because of the limitations imposed by Section 162(m).)

Increasing the limitations on the maximum number of restricted shares, restricted share units and performance shares which may be granted to any one participant in a single year will provide us with increased flexibility to award equity-based compensation to our employees, which we believe will increase our ability to motivate our employees to achieve our financial, operational and performance objectives, thus continuing to align their interests with those of our stockholders.

Summary of the 2008 Plan, as Proposed to be Amended and Restated

The following summary of the principal terms and provisions of the 2008 Plan as proposed to be amended and restated is qualified in its entirety by the terms of the 2008 Plan, which is included as Appendix A attached to this proxy statement and incorporated herein by reference.

Shares Available Under the 2008 Plan

On April 2, 2012, we had 47,614,587 shares of our Common Stock reserved for future issuance under the 2008 Plan, subject to adjustment as provided in the 2008 Plan in the event of stock splits, stock dividends, the issuance of rights and certain other events. The NASDAQ Official Closing Price of our Common Stock on April 2, 2012 was $12.82 per share.

The number of shares reserved for issuance under the 2008 Plan on April 2, 2012 may be further increased from time to time by:

•

the number of shares relating to awards outstanding under the Prior Plans (as defined below) at April 2, 2012 that:

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expire, or are forfeited, terminated or cancelled, without the issuance of shares;

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are settled in cash in lieu of shares; or

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are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; and

•

if the exercise price of any option outstanding under any Prior Plan at September 24, 2008 (i.e., the effective date of the 2008 Plan) is, or the tax withholding requirements with respect to any award outstanding under any Prior Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to us of shares already owned, the number of shares equal to the withheld or transferred shares.

On the effective date of the 2008 Plan there were 87,899,042 shares subject to awards outstanding under the Prior Plans that potentially could become available for awards under the 2008 Plan. At that time, we ceased to grant awards under the Prior Plans, although those plans remain in effect and continue to govern outstanding awards. “Prior Plans” means the following equity incentive plans: (1) the Activision, Inc. 1998 Incentive Plan, as amended; (2) the Activision, Inc. 1999 Incentive Plan, as amended (the “1999 Plan”); (3) the Activision, Inc. 2001 Incentive Plan, as amended; (4) the Activision, Inc. 2002 Incentive Plan, as amended (the “2002 Plan”); (5) the Activision, Inc. 2002 Executive Incentive Plan, as amended; (6) the Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended (the “2002 Studio Plan”); (7) the Activision, Inc. 2003 Incentive Plan, as amended (the “2003 Plan”); and (8) the Activision, Inc. 2007 Incentive Plan (the “2007 Plan”).

Under the 2008 Plan:

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shares relating to awards that expire, or are forfeited, terminated or cancelled, without the issuance of shares, awards that are settled in cash in lieu of shares and awards that are exchanged, with the Compensation Committee’s permission, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock, will again be available for issuance or transfer under the 2008 Plan;

•

if the exercise price of any option is, or the tax withholding requirements with respect to any award granted under the 2008 Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to us of shares already owned, a number of shares equal to the withheld or transferred shares will again be available for issuance or transfer under the 2008 Plan; and

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if a SAR is exercised and settled in shares, a number of shares equal to the difference between the total number of shares with respect to which the award is exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the 2008 Plan, with the result being that only the number of shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of shares of our Common Stock available for issuance or transfer under the 2008 Plan.

Shares utilized under the 2008 Plan may be newly issued shares, treasury shares or a combination of both.

The 2008 Plan contains the following aggregate and individual annual grant limitations:

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Limits on ISOs. The number of shares that we may issue or transfer upon the exercise of incentive stock options (“ISOs”) may not exceed 84,878,935 (which equals the number of shares available for grant under the 2007 Plan at the time the 2008 Plan was approved by stockholders, plus 70,000,000 shares consisting of the 14,000,000 shares that were reserved for issuance under the 2008 Plan in December 2009 plus the 56,000,000 shares that were reserved for issuance under the 2008 Plan in June 2010) in the aggregate;

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Limits on Awards Other than Options and SARs. The number of shares that we may issue or transfer as or pursuant to awards other than options or SARs may not exceed 50,000,000, in the aggregate, including no more than 20,000,000 in the aggregate as or pursuant to custom awards (i.e., awards not explicitly contemplated by the 2008 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock or factors that may influence the value of our Common Stock or that are valued based on the performance of Activision Blizzard or any of our subsidiaries or business units or other factors designated by the Compensation Committee (which may include the achievement of management objectives));

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Limits on Options and SARs. The number of shares issuable or transferable in respect of options and SARs granted to any one participant in a single fiscal year may not exceed 4,000,000 in the aggregate;

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Limits on Restricted Shares and Restricted Share Units. The number of (1) restricted shares granted to any one participant in a single fiscal year and (2) shares issuable or transferable in respect of restricted share units granted to that participant in that year, may not exceed 3,000,000 in the aggregate (reflecting the 1,000,000 share increase to such limit proposed for your approval at the Annual Meeting);

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Limits on Performance Shares. The number of performance shares granted to any one participant in a single fiscal year may not exceed 6,000,000 in the aggregate (reflecting the 3,000,000 share increase to such limit proposed for your approval at the Annual Meeting);

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Limits on Performance Units. The value of performance units granted to any one participant in a single fiscal year may not exceed $6 million in the aggregate (with the value of any such grant to be determined as of the date of the grant);

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Limits on Incentive Bonuses. The amount of any senior executive plan bonuses paid under the 2008 Plan to any one participant for a single fiscal year may not exceed $10 million in the aggregate (reflecting the $4,000,000 increase to such limit proposed for your approval at the Annual Meeting); and

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Limits on Custom Awards. The number of shares issuable or transferable in respect of custom awards granted to any one participant in a single fiscal year may not exceed 3,000,000 in the aggregate and the value of any custom award that does not involve the issuance or transfer of shares may not exceed $6 million in the aggregate (with the value of any such award to be determined as of the date of the award).

Eligibility

Directors, officers and other employees of, and consultants to, Activision Blizzard and our subsidiaries are eligible to participate in the 2008 Plan. As of April 1, 2012, approximately 2,500 individuals were considered eligible to be selected by the Compensation Committee to receive awards under the 2008 Plan, including our nine executive officers and our 10 non-executive directors.

Types of Awards Authorized

The 2008 Plan provides for the granting of stock options, SARs (both freestanding SARs and SARs granted in tandem with stock options), restricted shares, restricted share units, performance shares, performance units, dividend equivalents and custom awards. Awards granted under the 2008 Plan will be upon whatever terms are approved by the Compensation Committee and set forth in an award agreement or other evidence of an award, provided that (a) the exercise price per share of stock options, and the price per share of freestanding SARs, granted under the 2008 Plan will be not less than the “market value per share” (defined as (i) the closing price per share of Common Stock as reported on the principal securities exchange, association or quotation system on which the Common Stock is then listed or quoted, or (ii) if clause (i) does not apply, the fair market value of a share of Common Stock as determined by the Compensation Committee), and (b) no stock option or freestanding SAR granted under the 2008 Plan may be exercised more than 10 years from the date of grant. An award will contain those terms and provisions, consistent with the 2008 Plan, which the Compensation Committee approves, including provisions for the acceleration of vesting or the lapse, expiration or termination of restrictions or other conditions upon the occurrence of certain events, including change of control events.

The 2008 Plan also provides that the Compensation Committee may from time to time authorize payment of a senior executive plan bonus to a participant who is a “covered employee” (defined for purposes of the 2008 Plan as an “executive officer” of the Company within the meaning of Rule 3b-7 under the Exchange Act), which incentive compensation will become payable upon the achievement of specified management objectives, as described below. The payment of a senior executive plan bonus under the 2008 Plan may be made in cash, in shares of our Common Stock or a combination of both, as determined by the Compensation Committee.

Management Objectives

The 2008 Plan contemplates that the Compensation Committee will establish “management objectives” for purposes of any grants of incentive bonuses. Under the 2008 Plan, the Compensation Committee may also establish management objectives in connection with grants of stock options, SARs, restricted shares, restricted share units, performance shares, performance units and custom awards. For example, the Compensation Committee may specify management objectives that must be achieved as a condition to exercising options or SARs, to result in termination or early termination of the restrictions applicable to restricted shares or restricted share units or to result in the vesting of performance shares or performance units.

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Subject to the limits described below, management objectives may be described in terms of either Activision Blizzard-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department, region or function. The Compensation Committee may provide, in connection with the setting of management objectives, that any evaluation of performance may include or exclude certain items, including, without limitation, asset write downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items, acquisitions or divestitures and foreign exchange gains and losses.

Management objectives applicable to any award to a participant who is a covered employee within the meaning of the 2008 Plan that is intended to be deductible under Section 162(m) will be limited to measurable and specified levels of performance or relative peer company performance in any one or more of the following objectives, or any combination of any of them, as determined by the Compensation Committee at its sole discretion: adjusted net earnings; appreciation in or maintenance of the price of our Common Stock (or any other publicly traded securities of Activision Blizzard), including, without limitation, comparisons with various stock market indices; attainment of strategic and operational initiatives; budget; cash flow (including, without limitation, free cash flow); cost of capital; cost reduction; earnings and earnings growth (including, without limitation, earnings per share, earning before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization); market share; market value added; net income; net sales; operating profit and operating income; pretax income before allocation of corporate overhead and bonus; quality; recruitment and development of associates; maintenance of internal control over financial reporting and corporate governance practices; reductions in costs; return on assets and return on net assets; return on equity; return on invested capital; sales and sales growth; successful acquisition/divestiture; total stockholder return and improvement of stockholder return; and, as the definition of management objectives is proposed for your approval at the Annual Meeting, gross profits.

If the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances, render previously established management objectives unsuitable, the Compensation Committee may in its discretion modify those management objectives or the minimum acceptable level of achievement of those objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a covered employee where such action would result in the loss of the otherwise available deduction under Section 162(m). In such case, the Compensation Committee may not make any such modification of the management objectives or minimum acceptable level of achievement with respect to such covered employee.

Administration and Amendments

The 2008 Plan is administered by the Compensation Committee. The Compensation Committee has sole discretion to interpret any provision of the 2008 Plan or an award thereunder, make any determination necessary or advisable for the administration of the 2008 Plan and awards thereunder, and waive any condition or right of ours under an award or discontinue or terminate an award. Further, any decision or determination made by the Compensation Committee with respect to the 2008 Plan or an award thereunder will be made by the Compensation Committee in its sole and absolute discretion, subject to the terms of the 2008 Plan. The interpretation and construction by the Compensation Committee of any provision of the 2008 Plan or of any award, and any determination by the Compensation Committee pursuant to any provision of the 2008 Plan or of any award, will be final and conclusive.

The Compensation Committee may amend the 2008 Plan from time to time without further approval by stockholders, except where the amendment must be approved by stockholders in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which our Common Stock is listed or quoted (currently, NASDAQ). Further, if an amendment to the 2008 Plan would increase the number of shares of our Common Stock that may be issued or transferred upon the exercise of ISOs, then that amendment will be subject to stockholder approval and will not be effective unless and until that approval has been obtained.

Subject to the following limitations, the Compensation Committee may amend the terms of any award granted under the 2008 Plan prospectively or retroactively. The Compensation Committee may not amend the terms of an award to a covered employee, where such action would result in the loss of the otherwise available deduction of the award under Section 162(m). Further, no amendment to any award may materially and adversely affect the rights of any participant taken as a whole without his or her consent.

Change of Control

Awards under the 2008 Plan may provide that, upon a change of control of Activision Blizzard, those awards will become vested or earned, in whole or in part. For example, an award of options or SARs may provide that unvested options or SARs will become vested and immediately exercisable, either in whole or in part, upon a change of control. Similarly, awards of restricted shares, restricted share units, performance shares and performance units, custom awards and incentive bonuses may provide that the restrictions or other conditions prescribed by the Compensation Committee, if any, with respect thereto will automatically lapse, expire and terminate, and those awards will be deemed to be earned, in whole or in part, upon a change of control.

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Transferability

The 2008 Plan expressly provides that, with our consent, which may be granted or withheld at our sole and absolute discretion, a participant may transfer an award for estate planning purposes or pursuant to a domestic relations order, provided the transferee executes an agreement, in form satisfactory to us, to be bound by the terms and conditions of the 2008 Plan and the award being transferred. Unless otherwise permitted by the Compensation Committee, except as described in the immediately preceding sentence (1) no award or other derivative security granted under the 2008 Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution and (2) stock options and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative.

Adjustments

The number of shares authorized under the 2008 Plan, the number of, and, if applicable, amounts payable for, shares subject to outstanding awards and the various limits contained in the 2008 Plan will be adjusted in the event of stock dividends, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event or in the event of a change of control, the Compensation Committee, at its discretion, may provide in substitution for any or all outstanding awards under the 2008 Plan whatever alternative consideration (including cash), if any, that the Compensation Committee, in good faith, determines to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee will also make or provide for such adjustments in the number of shares available under the 2008 Plan and the other limitations contained in the 2008 Plan as is appropriate to reflect any transaction or event described above. Further, in the event that we issue warrants or other rights to acquire common shares on a pro-rata basis to all stockholders, the Compensation Committee will make those adjustments in the number of shares authorized under the 2008 Plan and in the limits contained in the 2008 Plan as it determines are equitable, including proportionately increasing the number of authorized shares or any such limit.

Withholding Taxes

To the extent that we or any of our subsidiaries are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2008 Plan and the amounts available to us or our subsidiary for that withholding are insufficient, it will be a condition to the receipt of the payment or the realization of the benefit that the participant or other person make arrangements satisfactory to us for payment of the balance of the taxes required to be withheld, which arrangements (at the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit.

Termination

No award will be made under the 2008 Plan after September 24, 2018, but all awards made on or prior to September 24, 2018 will continue in effect thereafter subject to the terms of those awards and of the 2008 Plan.

Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences with respect to awards under the 2008 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following discussion is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion assumes that awards granted under the 2008 Plan are exempt from, or comply with, the provisions of Section 409A of the Internal Revenue Code. This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

Non-Qualified Stock Options

In general, no income will be recognized by an optionee at the time a non-qualified stock option is granted. At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

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Incentive Stock Options

No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares are issued to the optionee pursuant to the exercise of an ISO and no disqualifying disposition of those shares is made by the optionee within two years after the date of grant or within one year after the transfer of those shares to the optionee, then upon sale of those shares any amount realized in excess of the exercise price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of those shares at the time of exercise (or, if less, the amount realized on the disposition of those shares if a sale or exchange) over the exercise price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as capital gain (or loss).

Stock Appreciation Rights

Generally, no income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.

Restricted Shares

A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for the restricted shares) at the time the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of the shares (determined without regard to the restrictions) over the purchase price, if any, of the restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Share Units

No income generally will be recognized upon the award of restricted share units. The recipient of a restricted share unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that the shares are transferred to the participant under the award (reduced by any amount paid by the participant for the restricted share units), and the capital gains/loss holding period for the shares will also commence on that date.

Performance Shares and Performance Units

No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of any cash received and the fair market value of any unrestricted shares received.

Senior Executive Plan Bonuses

The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of any cash received and the fair market value of any non-restricted shares of our Common Stock received as payment of a bonus.

Tax Consequences to Activision Blizzard or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary of ours for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and that the deduction is not disallowed by the $1 million limitation on non-performance based compensation of covered employees under Section 162(m).

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Section 409A of the Internal Revenue Code

To the extent that any award granted under the 2008 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A. If an award does not comply with the requirements of Section 409A, penalty taxes and interest may be imposed on the participant receiving the award.

New Plan Benefits

Awards under the 2008 Plan are discretionary. As a consequence, other than amounts payable under our incentive plans, as discussed below in “Executive Compensation—Compensation Discussion and Analysis,” we cannot currently determine the number or type of awards that may be granted in the future under the 2008 Plan.

Since the date the 2008 Plan was adopted through April 2, 2012:

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conditioned upon the approval of these proposed amendments to the 2008 Plan by our stockholders, 4,122,012 performance shares and 2,221,006 restricted share units with vesting tied to performance will be issued to Mr. Kotick;

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options to purchase 1,725,000 shares of our Common Stock, 455,000 restricted shares (including 305,000 restricted shares with vesting tied to performance) and 365,000 restricted share units have been issued to Mr. Tippl;

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options to purchase 350,000 shares of our Common Stock and 840,000 restricted share units (including 300,000 restricted share units with vesting tied to performance) have been issued to Mr. Hirshberg;

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options to purchase 250,000 shares of our Common Stock and 161,500 restricted share units (including 40,000 restricted share units with vesting tied to performance) have been issued to Mr. Hodous;

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options to purchase 900,000 shares of our Common Stock and 540,000 restricted share units have been issued to Mr. Morhaime;

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options to purchase 4,189,000 shares of our Common Stock, 4,122,012 performance shares, 455,000 restricted shares (including 305,000 restricted shares with vesting tied to performance) and 5,300,006 restricted share units (including 2,926,006 restricted share units with vesting tied to performance) have been issued to our executive officers as a group (including Messrs. Kotick, Tippl, Hirshberg, Hodous and Morhaime);

•

options to purchase 192,000 shares of our Common Stock and 141,000 restricted share units have been issued to our non-executive directors as a group;

•

options to purchase 192,000 shares of our Common Stock, 4,122,012 performance shares and 2,221,006 restricted share units (including 2,061,006 restricted share units with vesting tied to performance) and 141,000 restricted share units have been issued to our director nominees as a group (including Mr. Kotick); and

•

options to purchase 24,416,208 shares of our Common Stock, 555,000 restricted shares with vesting tied to performance and 16,393,183 restricted share units (including 1,444,653 restricted share units with vesting tied to performance) have been issued to our non-executive employees as a group.

None of our consultants have received any equity award under the 2008 Plan.

None of our director nominees or any associate of any of our directors, director nominees or executive officers has received any equity incentive award under the 2008 Plan since April 2, 2012. However, Mr. Morhaime’s employment agreement with us provides that we will recommend to the Compensation Committee that he receive a grant of options to purchase 200,000 shares of our Common Stock and a grant of 70,000 restricted share units once per year during the term of his agreement to the extent awards are being made to our other senior executives during that year. Please see “Executive Compensation—Employment Agreements—Michael Morhaime” below.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 2. At the Annual Meeting, VGAC is expected to vote its shares FOR the approval of proposal 2 in accordance with an undertaking it delivered to our chief executive officer in connection with his new employment agreement with us.

The Board recommends that you vote FOR the amendment and restatement of the Activision Blizzard, Inc. 2008 Incentive Plan.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 16

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PROPOSAL 3    ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

General

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as a “say on pay”) on the compensation of the executive officers named in the “Summary Compensation Table” below (collectively, the “named executive officers”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

Please see “Executive Compensation” below for the Compensation Discussion and Analysis and the compensation tables and related narrative discussion relating to compensation paid to our named executive officers.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 3. While our Board and its Compensation Committee will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them.

The Board recommends that you vote FOR the approval of the Company’s executive compensation, as disclosed in this proxy statement.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 17

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PROPOSAL 4    RATIFICATION OF APPOINTMENT

The Audit Committee of our Board has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2012. Please see “Audit-Related Matters—Independent Registered Public Accounting Firm Fees” below for a description of the services provided to us by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2010 and 2011.

Our Audit Committee has the responsibility for selecting our auditors, and stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we believe that our stockholders should have the opportunity to ratify such appointment and we are requesting that they do so at the Annual Meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 4. In the event our stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection for the next fiscal year. Even if the appointment is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

The Board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 18

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2011, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Activision, Inc. 1998 Incentive Plan, as amended	10,800	$3.35	—	(3)
Activision, Inc. 2001 Incentive Plan, as amended	531,170	$7.76	—	(3)
Activision, Inc. 2002 Executive Incentive Plan, as amended	547,410	$3.34	—	(3)
Activision, Inc. 2003 Incentive Plan, as amended	13,226,820	$7.94	—	(3)
Activision, Inc. 2007 Incentive Plan	14,419,673	$14.68	—	(3)
Activision Blizzard, Inc. 2008 Incentive Plan, as amended	36,358,497	$11.71	55,809,535	(4)
All stockholder approved plans	65,094,370	$11.40	55,809,535
Equity compensation plans not approved by stockholders:
Activision, Inc. 1999 Incentive Plan, as amended(5)	241,440	$6.63	—	(3)
Activision, Inc. 2002 Incentive Plan, as amended(6)	2,050,787	$4.69	—	(3)
Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended(7)	30,000	$4.51	—	(3)
All non-stockholder approved plans	2,322,227	$4.89	—
TOTAL	67,416,597	$11.12	55,809,535

(1) Reflects options to purchase shares of our Common Stock and, in the case of the 2003 Plan, the 2007 Plan and the 2008 Plan, 1,320 restricted share units, 704,259 restricted share units and 13,548,233 restricted share units, respectively, each reflecting the right to receive a share of our Common Stock.

(2) As there is no exercise price for restricted share units, the values in this column represent the weighted average exercise price of any outstanding options under the relevant plan.

(3) Upon adoption of the 2008 Plan, pursuant to the terms thereof, we ceased making awards under each of the Prior Plans, although each of the Prior Plans remains in effect and continues to govern outstanding awards thereunder.

(4) The number of shares reserved for issuance under the 2008 Plan may be increased from time to time as described in “Proposal 3—Approval of the Amendment and Restatement of the Activision Blizzard, Inc. 2008 Incentive Plan”.

(5) On April 26, 1999, our Board approved the 1999 Plan. The 1999 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ directors, officers, key employees, consultants, representatives and other agents, but only non-qualified stock options have been granted thereunder. All options granted under the 1999 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 1999 Plan expired on May 31, 2009; however, we ceased making awards under the 1999 Plan upon adoption of the 2007 Plan.

(6) On April 4, 2002, our Board approved the 2002 Plan. The 2002 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity-based awards to our or any of our subsidiaries’ or affiliates’ officers (other than executive officers), employees, consultants and advisors, but only non-qualified stock options have been granted thereunder. All options granted under the 2002 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Plan expired on April 3, 2012; however, we ceased making awards under the 2002 Plan upon adoption of the 2007 Plan.

(7) On December 16, 2002, our Board approved the 2002 Studio Plan. The 2002 Studio Plan permitted the granting of non-qualified stock options and restricted stock awards to our or our subsidiaries’ and affiliates’ key studio employees (other than executive officers and directors), but only non-qualified stock options have been granted thereunder. All options granted under the 2002 Studio Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Studio Plan expires on December 18, 2012; however, we ceased making awards under the 2002 Studio Plan upon adoption of the 2007 Plan.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 19

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OFFICERS AND DIRECTORS

The following table sets forth information, as of April 1, 2012, with respect to the beneficial ownership of our Common Stock by (1) our named executive officers, (2) each director and each nominee for election as director, (3) all current executive officers and directors as a group, and (4) each stockholder (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that we know to be the beneficial owner of more than 5% of our Common Stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

Beneficial Owner	Shares of Activision Blizzard Beneficially Owned
	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G.H. Capron	—		—		—	—
Robert J. Corti	65,000	(3)	159,584	(4)	224,584		*
Frédéric R. Crépin	—		—		—	—
Lucian Grainge	—		—		—	—
Eric Hirshberg	62,564		—		62,564		*
Brian Hodous	79,720		150,000	(5)	229,720		*
Brian G. Kelly	1,316,140	(6)	277,179	(7)	1,593,319		*
Robert A. Kotick	3,988,221	(8)	3,531,331	(9)	7,519,552		*
Jean-Bernard Lévy	—		—		—	—
Robert J. Morgado	172,332		390,696	(10)	563,028		*
Michael Morhaime	47,987		714,169	(11)	762,156		*
Stéphane Roussel	—		—		—	—
Richard Sarnoff	63,000		239,584	(12)	302,584		*
Thomas Tippl(13)	560,364	(14)	2,093,612	(5)	2,653,976		*
Régis Turrini	—		—		—	—
All current directors and executive officers as a group (18 persons)	6,375,536	(15)	7,948,822	(16)	14,324,358	1.28
VGAC(17)	683,643,890		—		683,643,890	61.36

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 20

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* Less than 1%.

(1) Consists of shares of our Common Stock that may be acquired upon (a) the exercise of stock options to purchase shares of our Common Stock that are exercisable on or within 60 days of April 1, 2012 (i.e., May 31, 2012) and (b) the vesting of restricted share units reflecting the right to receive shares of our Common Stock that vest, or the settlement of vested restricted share units that settle, within 60 days of April 1, 2012 (i.e., May 31, 2012).

(2) The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2012 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 1,114,122,458, the total number of shares of our Common Stock outstanding on that date (including 2,672,500 restricted shares of our Common Stock, all of which were issued and outstanding but subject to forfeiture on that date) and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3) Consists of shares held jointly by Mr. Corti and his wife, Joann Corti, who share voting and investment power with respect to such shares.

(4) Consists of (a) options to purchase 151,334 shares of our Common Stock and (b) 8,250 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(5) Consists of options to purchase shares of our Common Stock.

(6) Consists of (a) 166,791 shares held by Mr. Kelly, (b) 472,865 shares held by a Delaware limited partnership, 99% of the interests of which are held by a grantor retained annuity trust of which Mr. Kelly is the annuitant beneficiary and his wife, Joelle Kelly, is the trustee, and 1% of the interests of which are held by a Delaware limited liability corporation which serves as the general partner of the limited partnership, (c) 666,884 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership, and (d) 9,600 shares held in UTMA accounts for the benefit of Mr. Kotick’s minor children, of which Mr. Kelly is the custodian, as to which Mr. Kelly disclaims beneficial ownership.

(7) Consists of (a) 262,998 options to purchase shares of our Common Stock held by Mr. Kelly and (b) 14,181 options to purchase shares of our Common Stock held in the 45121I Trust, a trust for the benefit of Mr. Kotick’s minor children, of which Mr. Kelly is trustee, as to which Mr. Kelly disclaims beneficial ownership.

(8) Consists of (a) 406,823 shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, (b) 2,500,000 restricted shares of our Common Stock with vesting tied to performance that were granted to Mr. Kotick on July 9, 2008 in connection with his prior employment agreement, (c) 1,076,598 shares held in the 1011 Foundation, Inc. a charitable foundation of which Mr. Kotick is the President, as to which Mr. Kotick disclaims beneficial ownership, and (d) 4,800 shares held in a UTMA account for the benefit of Mr. Kotick’s minor relative, of which Mr. Kotick is the custodian, as to which Mr. Kotick disclaims beneficial ownership.

(9) Consists of options to purchase shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary.

(10) Consists of (a) options to purchase 382,446 shares of our Common Stock and (b) 8,250 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(11) Consists of (a) 710,001 options to purchase shares of our Common Stock held by Mr. Morhaime and (b) 4,168 options to purchase shares of our Common Stock held by Mr. Morhaime’s wife, Amy Morhaime, who is employed by Blizzard Entertainment.

(12) Consists of (a) options to purchase 231,334 shares of our Common Stock and (b) 8,250 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(13) Consists of equity held by the Thomas and Laura Tippl Family Trust. Thomas and Laura Tippl are co-trustees of such trust and share voting and investment power with respect thereto.

(14) Includes 172,500 restricted shares of our Common Stock (112,500 of which shares have vesting tied to performance).

(15) Includes shares of our Common Stock held indirectly by such individuals as described in certain footnotes above.

(16) Includes (a) options to purchase 7,924,072 shares of our Common Stock and (b) 24,750 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(17) VGAC is a wholly owned subsidiary of Vivendi. The address for both VGAC and Vivendi is 42, avenue de Friedland, 75380 Paris Cedex 08, France.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 21

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The following table sets forth information, as of April 1, 2012, with respect to the beneficial ownership of shares of Vivendi by (1) each of our named executive officers, (2) each director and each nominee for election as a director of Activision Blizzard, and (3) all current executive officers and directors of Activision Blizzard, as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

Beneficial Owner	Shares of Vivendi Beneficially Owned
	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G.H. Capron	54,793	(3)	514,232	(4)	569,025		*
Robert J. Corti	—		—		—	—
Frédéric R. Crépin	44,194	(5)	184,371	(6)	228,565		*
Lucian Grainge	15,738	(7)	76,699	(8)	92,437		*
Eric Hirshberg	—		—		—	—
Brian Hodous	—		—		—	—
Brian G. Kelly	—		—		—	—
Robert A. Kotick	—		—		—	—
Jean-Bernard Lévy	303,665	(9)	3,006,751	(10)	3,310,416		*
Robert J. Morgado	—		—		—	—
Michael Morhaime	—		—		—		*
Stéphane Roussel	20,431	(11)	340,348	(12)	360,779		*
Richard Sarnoff	—		—		—	—
Thomas Tippl	—		—		—	—
Régis Turrini	30,361	(13)	507,222	(14)	537,583		*
All current directors and executive officers as a group (18 persons)	469,182		4,629,623	(15)	5,098,805		*

* Less than 1%.

(1) Consists of (A) shares of Vivendi common stock that may be acquired upon (x) the exercise of stock options to purchase shares of Vivendi common stock that are exercisable on or within 60 days of April 1, 2012 (i.e., May 31, 2012) or (y) the vesting and settlement of restricted share units reflecting the right to receive shares of Vivendi common stock that vest within 60 days of April 1, 2012 (i.e., May 31, 2012), and (B) shares held in the Vivendi Group Savings Plan, which are restricted and may not be withdrawn from the plan except in limited circumstances as determined under French law. For purposes of this table, the number of shares (rounded to the nearest whole share) attributable to the Vivendi Group Savings Plan is equal to (i) the person’s outstanding balance under the plan as of March 30, 2012, divided by (ii) €13,76 per share, which was the closing price of Vivendi’s common stock as reported on the NYSE Euronext market on March 30, 2012.

(2) The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2012 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 1,247,263,060, the total number of shares of record of Vivendi that were issued and outstanding on that date and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3) Includes (a) 13,334 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012 and (b) 14,342 shares that are owned but may not be sold or otherwise transferred until April 19, 2013.

(4) Consists of (a) options to purchase 464,531 shares of Vivendi common stock, (b) 14,336 shares underlying performance-based restricted share units that may vest on April 16, 2012 (and will then be owned but may not be sold or otherwise transferred until April 16, 2014), and (c) 35,365 shares held in the Vivendi Group Savings Plan.

(5) Includes (a) 2,334 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012 and (b) 2,511 shares that are owned but that may not be sold or otherwise transferred until April 19, 2013.

(6) Consists of (a) options to purchase 175,290 shares of Vivendi common stock, (b) 2,868 shares underlying performance-based restricted share units that may vest on April 16, 2012 (and will then be owned but may not be sold or otherwise transferred until April 16, 2014), and (c) 6,213 shares held in the Vivendi Group Savings Plan.

(7) Includes 5,738 shares that are owned but that may not be sold or otherwise transferred until April 19, 2013.

(8) Consists of (a) options to purchase 68,813 shares of Vivendi common stock and (b) 7,886 shares underlying performance-based restricted share units that may vest on April 16, 2012 (and will then be owned but may not be sold or otherwise transferred until April 16, 2014).

(9) Includes (a) 30,000 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012, (b) 1,650 shares that are owned but that may not be sold or otherwise transferred until July 6, 2012, (c) 32,268 shares that are owned but that may not be sold or otherwise transferred until April 19, 2013, and (d) an aggregate of 4,197 shares that are owned by Mr. Lévy’s spouse and his minor child and as to which Mr. Lévy disclaims beneficial ownership.

(10) Consists of (a) options to purchase 2,946,572 shares of Vivendi common stock, (b) 32,255  shares underlying performance-based restricted share units that may vest on April 16, 2012 (and will then be owned but may not be sold or otherwise transferred until April 16, 2014), and (c) 27,924 shares held in the Vivendi Group Savings Plan.

(11) Includes (a) 4,667 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012 and (b) 5,359 shares that are owned but that may not be sold or otherwise transferred until April 19, 2013.

(12) Consists of (a) options to purchase 324,764 shares of Vivendi common stock, (b) 5,735 shares underlying performance-based restricted share units that may vest on April 16, 2012 (and will then be owned but may not be sold or otherwise transferred until April 16, 2014), and (c) 9,849 shares held in the Vivendi Group Savings Plan.

(13) Includes (a) 6,667 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012 and (b) 7,171 shares that are owned but that may not be sold or otherwise transferred until April 19, 2013.

(14) Consists of (a) options to purchase 481,771 shares of Vivendi common stock, (b) 7,168 shares underlying performance-based restricted share units that may vest on April 16, 2012 (and will then be owned but may not be sold or otherwise transferred until April 16, 2014), and (c) 18,283 shares held in the Vivendi Group Savings Plan.

(15) Includes (a) options to purchase 4,461,741 shares of Vivendi common stock, (b) 70,248 shares underlying performance-based restricted share units, and (c) 97,634 shares held in the Vivendi Group Savings Plan.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 22

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CORPORATE GOVERNANCE MATTERS

Overview

Our Board has long adhered to governance principles designed to assure its continued vitality and excellence in the execution of its duties. Our Board has responsibility for management oversight and providing strategic guidance to the Company. Our Board believes that it must remain well-informed about the issues, problems and challenges facing the Company so that the Board members can exercise their fiduciary responsibilities to all of our stockholders. Our Board recognizes the importance of constantly improving our corporate governance practices and is committed to regularly reviewing specific elements of our corporate governance framework and making changes when the Board deems them in the best interests of the Company and stockholders.

Board of Directors and Committees

Controlled Company Exemption

Since the consummation of the Combination, Vivendi, through its subsidiary VGAC, has held more than 50% of the voting power for the election of our directors. Accordingly, we qualify as a “controlled company” under Rule 5615(c)(1) of the NASDAQ Marketplace Rules. As a controlled company, under Rule 5615(c)(2) of the NASDAQ Marketplace Rules, we are exempt from the requirements to have:

•

a majority of directors who qualify as “independent directors” pursuant to Rule 5605(a)(2) of the NASDAQ Marketplace Rules;

•

the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors; and

•

our director nominees selected, or recommended for our Board’s selection, by either a majority of the independent directors or a nominating committee composed solely of independent directors.

Board Composition and Meetings

Our Board consists of 11 members. Pursuant to our Bylaws, provided that the percentage of outstanding shares of our Common Stock owned by Vivendi together with its controlled affiliates (“Vivendi’s voting interest”) does not fall and remain below 50% for a period of 90 consecutive days, our Board will include:

•

six Vivendi Directors (i.e., directors selected by Vivendi and/or its controlled affiliates which own our Common Stock);

•

two Executive Directors (i.e., directors who are executives of the Company); and

•

three Independent Directors (i.e., directors who are independent under the NASDAQ Marketplace Rules).

Vivendi Directors, Executive Directors and Independent Directors are selected in the manner described under “—Special Nominating Subcommittees” below.

If Vivendi’s voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then our Board will include a number of Vivendi Directors proportional to Vivendi’s voting interest. If, at any time while our securities are listed on NASDAQ or any other U.S. stock exchange, applicable law or listing rules require that at least a majority of our Board be “independent” as defined by the law or listing rules, then (1) the size of our Board will be increased to add the number of additional directors required to satisfy the law or listing rules and (2) those vacancies will be filled by individuals nominated by the Vivendi Directors and appointed by the affirmative vote of a majority of the directors then in office.

From January 1, 2011 until March 4, 2011, the members of our Board were Philippe G. H. Capron, Robert J. Corti, Frédéric R. Crépin, Brian G. Kelly, Robert A. Kotick, Jean-Bernard Lévy, Robert J. Morgado, Douglas P. Morris, Stéphane Roussel, Richard Sarnoff and Régis Turrini. On March 4, 2011, Mr. Morris resigned from our Board and Lucian Grainge was appointed to our Board as a Vivendi Director in his stead.

Based upon information provided by each director concerning his background, employment and affiliations, our Board determined that each of Messrs. Corti, Morgado and Sarnoff was an independent director under the NASDAQ Marketplace Rules.

In accordance with our Corporate Governance Principles and Policies, a copy of which can be accessed on our website at http://investor.activision.com/documents.cfm, the Board must meet at least quarterly and in conjunction with the annual meeting of our stockholders. Our Board met seven times during 2011, including at least once per quarter and in conjunction with the 2011 annual meeting. Each person who served on our Board during 2011 attended at least 75% of the aggregate of (1) the total number of meetings held by our Board during the period for which he was a director and (2) the total number of meetings held by each committee on which he served during the period in which he so served, in each case, during 2011, with the exception of Mr. Morris, who attended two of the three such meetings held while he was a director.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 23

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Our Corporate Governance Principles and Policies also require that the Independent Directors meet in executive session outside of the presence of management at least four times per year. Those directors met in executive session five times during 2011.

All directors are expected to attend the Annual Meeting. All persons serving as directors at the time attended the 2011 annual meeting of stockholders, with the exception of Mr. Grainge (who was excused for personal reasons).

Board Committees

Our Board has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which operates under a written charter approved by our Board. In addition, there is a subcommittee of the Compensation Committee—the Section 16 Subcommittee (see “—Compensation Subcommittee for the Approval of Certain Awards” below). In accordance with our Bylaws, there are also three subcommittees composed of members of the Nominating and Corporate Governance Committee—the Vivendi Nominating Committee, the Executive Nominating Committee and the Independent Nominating Committee (see “—Special Nominating Subcommittees” below). In addition, from time to time, our Board may form special, ad hoc committees to which the Board delegates authority to administer certain of its duties.

The following table shows the membership of the Board’s standing committees and the subcommittees of those committees during 2011:

Name	Audit Committee	Compensation Committee		Nominating and Corporate Governance Committee
Philippe G. H. Capron	—	—		—
Robert J. Corti	Chairperson	X	(1)	—
Frédéric R. Crépin	—	X		Chairperson	(2)(3)
Lucian Grainge	—	—		X	(2)*
Brian G. Kelly	—	—		—
Robert A. Kotick	—	—		—
Jean-Bernard Lévy	—	Chairperson		X	(2)(3)
Robert J. Morgado	X	X	(1)	X	(3)(4)
Douglas P. Morris	—	—		X	(2)*
Stéphane Roussel	—	X		—
Richard Sarnoff	X	—		X	(3)(4)
Régis Turrini	—	—		—

(1) Member of the Section 16 Subcommittee.

(2) Member of the Vivendi Nominating Committee.

(3) Member of the Executive Nominating Committee.

(4) Member of the Independent Nominating Committee.

* Mr. Grainge was appointed to the Nominating and Corporate Governance Committee and the Vivendi Nominating Committee on March 20, 2011. Mr. Morris served on each prior to his resignation from our Board on March 4, 2011.

Audit Committee

You can access the written charter that describes the Audit Committee’s composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

With respect to membership on the Audit Committee, the charter currently provides that the committee must have at least three members and that:

•

all Audit Committee members must be determined by the Board to be independent directors under the NASDAQ Marketplace Rules and otherwise satisfy the NASDAQ Marketplace Rules with respect to audit committee membership;

•

no director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies, unless our Board determines that the simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee;

•

all Audit Committee members must understand fundamental financial statements;

•

at least one Audit Committee member must be designated by the Board as an “audit committee financial expert” as defined in the applicable rules of the SEC; and

•

no Audit Committee member can have participated in the preparation of the financial statements of Activision Blizzard or any of our current subsidiaries at any time during the three years prior to the proposed appointment of that Audit Committee member.

Further, the NASDAQ Marketplace Rules require that at least one Audit Committee member meets the financial sophistication requirements set forth therein.

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Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Audit Committee is an independent director under the NASDAQ Marketplace Rules and that each otherwise satisfies the NASDAQ requirements for audit committee membership (including that each meets the independence criteria set forth in Exchange Act Rule 10A-3 and is able to read and understand fundamental financial statements). Our Board has also determined that Mr. Corti is an audit committee financial expert as defined in the applicable rules of the SEC and that he is financially sophisticated within the meaning of the NASDAQ Marketplace Rules.

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Activision Blizzard and our subsidiaries and the audits of our financial statements and internal control over financial reporting. The Audit Committee’s responsibilities include:

•

selecting, evaluating and overseeing our independent registered public accounting firm, including determining that firm’s compensation and evaluating that firm’s independence;

•

overseeing our annual audit and quarterly reviews;

•

overseeing our financial reporting process and internal controls, including:

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reviewing and discussing with the independent auditors the results of the annual audit of our financial statements, including any comments or recommendations of our independent registered public accounting firm, and, based on that review and discussions and other considerations, recommending to our Board whether our financial statements should be included in our Annual Report on Form 10-K; and

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discussing with management our process for assessing and managing our exposure to risk;

•

overseeing policies regarding hiring employees from our independent registered public accounting firm and establishing procedures for the receipt and retention of accounting-related complaints and concerns; and

•

overseeing our policies relating to the ethical handling of conflicts of interest, including related party transactions.

Our independent registered public accounting firm reports directly to the Audit Committee.

Before we or any of our subsidiaries engage our independent registered public accounting firm to render audit or non-audit services, the Audit Committee must pre-approve the engagement. See “Audit-Related Matters—Pre-Approval Policies and Procedures” below for further detail. The Audit Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, as it deems appropriate.

In accordance with our Corporate Governance Principles and Policies, the Audit Committee must meet at least quarterly. The Audit Committee met seven times during 2011, including at least once quarterly.

Compensation Committee

You can access the written charter that describes the Compensation Committee’s composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

With respect to membership on the Compensation Committee, the charter currently provides that the committee must have at least three members, at least two of whom must be:

•

“non-employee directors” as defined in Rule 16b-3 under the Exchange Act;

•

“outside directors” as defined under Section 162(m); and

•

determined by the Board to be independent directors under the NASDAQ Marketplace Rules.

Additionally, in accordance with our Bylaws, provided that Vivendi’s voting interest does not fall and remain below 50% for a period of 90 consecutive days, the Compensation Committee must include at least one Independent Director and have a majority of Vivendi Directors and the chairperson of the committee must be a Vivendi Director. If Vivendi’s voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Compensation Committee will include at least a number of Vivendi Directors proportional to Vivendi’s voting interest.

Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Compensation Committee is an outside director as defined under Section 162(m). Our Board also determined that Messrs. Corti and Morgado are each a non-employee director as defined in Rule 16b-3 under the Exchange Act and an independent director under the NASDAQ Marketplace Rules. None of Messrs. Lévy, Crépin or Roussel has been determined by the Board to be a non-employee director as defined in Rule 16b-3 under the Exchange Act or an independent director under the NASDAQ Marketplace Rules.

The Compensation Committee discharges our Board’s responsibilities relating to compensation paid to our directors and executive officers and evaluates and makes recommendations to our Board regarding compensation under our equity incentive plans and other compensation policies, programs, agreements and arrangements. Please see “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Executive Compensation—Scope of Authority of the Compensation Committee” below for a description of such responsibilities. The Compensation Committee is also responsible for:

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reviewing and discussing with management the compensation-related disclosures included in the proxy statement and annual report; and

•

overseeing any proposals we submit to our stockholders on matters relating to executive compensation, including advisory votes on compensation and the frequency of such votes and approval of compensatory plans and any amendments to such plans.

The Compensation Committee may delegate its authority and duties to subcommittees, individual committee members or management, as it deems appropriate, in accordance with applicable laws, rules and regulations, provided that no subcommittee may consist of fewer than two members. Please see “—Compensation Subcommittee for the Approval of Certain Awards” below for a description of the subcommittee currently maintained by the Compensation Committee. As further described in “Executive Compensation—Compensation Discussion and Analysis,” the Compensation Committee consults with management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in establishing our executive compensation program.

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The Compensation Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, including compensation consultants, to advise the Compensation Committee with respect to compensation and benefits for our directors and our executives and other employees.

In accordance with our Corporate Governance Principles and Policies, the Compensation Committee must meet at least twice annually. The Compensation Committee met 10 times during 2011.

For additional information regarding the Compensation Committee, see “Executive Compensation—Compensation Discussion and Analysis” below.

Compensation Subcommittee for the Approval of Certain Awards

In order to exempt the grant of equity awards to individuals subject to Section 16 of the Exchange Act (and transactions related to such awards, such as the exercise of stock options) from certain provisions of Section 16, the grant must be approved by our entire Board or a committee composed solely of non-employee directors within the meaning of Section 16. The Section 16 Subcommittee, which is required to consist of at least two non-employee directors, was established in February 2009 and most recently re-designated in March 2012, and has consisted of Messrs. Corti and Morgado since its inception. The Section 16 Subcommittee’s duties consist of reviewing and approving all proposed grants of equity awards to individuals subject to Section 16, but it does not have the authority to act without the prior recommendation of the entire Compensation Committee.

Nominating and Corporate Governance Committee

You can access the written charter that describes the Nominating and Corporate Governance Committee’s composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

The charter currently provides that the Nominating and Corporate Governance Committee must consist of at least three directors.

Furthermore, in accordance with our Bylaws, provided that Vivendi’s voting interest does not fall and remain below 50% for a period of 90 consecutive days, the Nominating and Corporate Governance Committee will include at least one Independent Director and have a majority of Vivendi Directors and the chairperson of the committee will be a Vivendi Director. If Vivendi’s voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Nominating and Corporate Governance Committee will include at least a number of Vivendi Directors proportional to Vivendi’s voting interest.

Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that Messrs. Morgado and Sarnoff are each an independent director under the NASDAQ Marketplace Rules. None of Messrs. Crépin, Grainge or Lévy has been determined by the Board to be an independent director under the NASDAQ Marketplace Rules.

In accordance with our Bylaws, we maintain three subcommittees of the Nominating and Corporate Governance Committee (the “Special Nominating Subcommittees”) whose primary function is to nominate Board candidates in accordance with our Bylaws. Please see “—Special Nominating Subcommittees” below.

The Nominating and Corporate Governance Committee’s other responsibilities (which may be discharged with the assistance of the Special Nominating Subcommittees) include:

•

periodically evaluating the size of our Board and recommending to the Board any appropriate increase or decrease;

•

making recommendations to our Board regarding the size and composition of each standing committee of the Board;

•

reviewing our Certificate of Incorporation and Bylaws as they relate to corporate governance matters and recommending changes to our Board;

•

overseeing the evaluation of our Board and its committees; and

•

determining the appropriate engagement with shareholder groups and proxy advisory firms on our submissions to our stockholders (which, in the case of matters relating to executive compensation, will be done in conjunction with the Compensation Committee).

In accordance with our Corporate Governance Principles and Policies, our Nominating and Corporate Governance Committee is also responsible for evaluating any stockholder proposals submitted to us for inclusion in any proxy statement for, and consideration at, any meeting of our stockholders.

The Nominating and Corporate Governance Committee’s charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate, including a search firm to assist in the identification of director candidates.

In accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee must meet at least twice annually. The Nominating and Corporate Governance Committee met four times during 2011.

Special Nominating Subcommittees

Pursuant to our Bylaws, our Board maintains the following Special Nominating Subcommittees of the Nominating and Corporate Governance Committee:

•

the Vivendi Nominating Committee, which includes only Vivendi Directors;

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the Executive Nominating Committee, which includes two Vivendi Directors and two Independent Directors; and

•

the Independent Nominating Committee, which includes only Independent Directors.

The Vivendi Nominating Committee, Executive Nominating Committee and Independent Nominating Committee nominate the Vivendi Director nominees, the Executive Director nominees and the Independent Director nominees, respectively.

The Nominating and Corporate Governance Committee will consider Independent Director candidates submitted by stockholders, as described below under “—Stockholder Recommendation of Directors”. In addition, stockholders may nominate Independent Directors in accordance with procedures set forth in our Bylaws, as described below under “Director Nominations and Other Stockholder Proposals for 2013 Annual Meeting; Communicating with the Board”.

The Nominating and Corporate Governance Committee considers the qualifications of potential director nominees as described below under “—Director Qualifications”. Pursuant to our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee’s charter, the committee, through the Special Nominating Subcommittees, identifies and evaluates potential candidates. The Special Nominating Subcommittees may consider candidates suggested by its members, other directors, senior management and stockholders and may, at the Company’s expense, retain search firms, consultants and other advisors to identify, screen and/or evaluate candidates. Candidates may be interviewed in person by directors and management.

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Pursuant to our Bylaws, the Vivendi Nominating Committee and the Independent Nominating Committee will be maintained as long as Vivendi’s voting interest does not fall and remain below 10% for a period of 90 consecutive days and the Executive Nominating Committee will be maintained as long as Vivendi’s voting interest does not fall and remain below 50% for a period of 90 consecutive days.

Pursuant to the investor agreement among Vivendi, VGAC, Vivendi Games and us, provided that Vivendi’s voting interest does not fall and remain below 10% for a period of 90 consecutive days, Vivendi and its affiliates will vote their shares of our Common Stock in favor of the election of director nominees designated by each of the Independent Nominating Committee and the Executive Nominating Committee and against all proposals to remove Independent Directors or Executive Directors except for circumstances in which the proposed removal is based on malfeasance. For more information about the investor agreement, see “Certain Relationships and Related Transactions—Relationships and Transactions—Relationships and Transactions with Vivendi and its Affiliates—Investor Agreement” below.

Director Qualifications

Skills and Characteristics

As described above under “—Special Nominating Subcommittees,” pursuant to our Bylaws, we have three Special Nominating Subcommittees—the Vivendi Nominating Committee, the Executive Nominating Committee and the Independent Nominating Committee—that are responsible for selecting our director nominees, so our director nomination process is largely driven by our corporate governance structure. In accordance with our Corporate Governance Principles and Policies, all director nominees, whether Vivendi Director nominees, Executive Director nominees or Independent Director nominees, should have the appropriate skills and characteristics required of Board members, assessed in the context of the perceived needs of the Board at the time. In accordance with the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee and its Special Nominating Subcommittees, in their selection of candidates, consider the following attributes, among others: experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and independence. In addition, the committee considers the qualifications of potential nominees identified through the stockholder solicitation procedures described below based on an objective set of criteria established by the committee. These criteria are generally consistent with the attributes listed in the charter, but also include evidence of leadership ability and the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company. In selecting candidates, the Nominating and Corporate Governance Committee and the Board take diversity into account, seeking to ensure a representation of diverse perspectives and experience, although the Company’s nominating procedures and policies do not prescribe specific standards for diversity.

Other Directorates

Pursuant to our Corporate Governance Principles and Policies, our directors must obtain the approval of the Nominating and Corporate Governance Committee before accepting any board membership at another publicly held company and in no case can any director serve on the boards of more than four other publicly held companies.

Offer of Resignation Upon Change in Professional Role

Pursuant to our Corporate Governance Principles and Policies, unless the Nominating and Corporate Governance Committee determines otherwise, if a Vivendi Director or an Independent Director retires, changes employment or otherwise has a significant change in his professional role or responsibilities that may reasonably be seen as affecting his ability to serve, he must offer to resign from our Board. Unless our Board or the Nominating and Corporate Governance Committee determines otherwise, or he has an agreement with us to the contrary, if an Executive Director retires, resigns or otherwise has a significant change in his professional role or responsibilities, he must offer his resignation from our Board.

Our Board or, at our Board’s discretion, the Nominating and Corporate Governance Committee will consider whether the continued service of any director so offering to resign is appropriate in light of that change and, if our Board or the Nominating and Corporate Governance Committee determines that the director continues to contribute significantly to us, his membership on our Board may continue.

Vacancies on our Board

Pursuant to our Bylaws, any vacancy on our Board will be filled by the affirmative vote of a majority of the remaining directors then in office, provided that, until Vivendi’s voting interest falls and remains below 10% for a period of 90 consecutive days:

•

a vacancy created by the resignation, death or removal of a Vivendi Director may only be filled by the affirmative vote of a majority of the Vivendi Nominating Committee; and

•

a vacancy created by the resignation, death or removal of an Independent Director may only be filled by the affirmative vote of a majority of the Independent Nominating Committee.

In addition, until Vivendi’s voting interest falls and remains below 50% for a period of 90 consecutive days, a vacancy created by the resignation, death or removal of an Executive Director may only be filled through the unanimous vote of the Executive Nominating Committee.

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Stockholder Recommendation of Directors

Stockholders may submit candidates for election as directors in accordance with our Bylaws, as described under “Director Nominations and Other Stockholder Proposals for 2013 Annual Meeting; Communicating with the Board” below.

In addition, in accordance with our Corporate Governance Principles and Policies, our stockholders may nominate persons to serve as Independent Directors. The Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to our Board regarding, any such nomination which is submitted to us in writing and includes the following information:

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the name, address, phone number and email address of the stockholder and evidence of the stockholder’s ownership of our Common Stock, including the number of shares beneficially owned by such person and the length of time of ownership;

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the name of the director candidate, the candidate’s address, phone number and email address, the candidate’s resume or a list of his or her qualifications to be a director of Activision Blizzard and the candidate’s consent to be named a director if nominated; and

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a description of any arrangements or understandings between the stockholder and the director candidate and any other persons (including those persons’ names), pursuant to which the recommendation is made.

Further, we currently have a procedure to identify potential stockholder nominees to serve as directors pursuant to which the Nominating and Corporate Governance Committee solicits, on an annual basis, recommendations for candidates for nomination from stockholders of record that have held more than 1% of our Common Stock for at least nine months at the time of the solicitation. Candidates submitted must be independent under the NASDAQ Marketplace Rules. The Nominating and Corporate Governance Committee will consider the qualifications of any candidates submitted to it in response to those solicitations based on an objective set of criteria it established, as described above, and, in the exercise of its business judgment and subject to its fiduciary duties, will recommend to the Independent Nominating Committee a nominee from among all of the candidates that it has considered. The Independent Nominating Committee will then consider whether to nominate, and make a recommendation to our stockholders in favor of the election of, any such candidate. You can access this procedure, including the criteria used by the Nominating and Corporate Governance Committee to evaluate nominees submitted in accordance with the procedure, on our website at http://investor.activision.com/documents.cfm.

No stockholders submitted candidates in response to our solicitation in advance of the Annual Meeting.

Board Leadership Structure

Our Board of Directors is led by the Chairman of the Board, with the assistance of our Co-Chairman. Neither role is occupied by the person serving as our Chief Executive Officer. The Board feels that this division is appropriate because it believes that our Chief Executive Officer’s responsibility is the day-to-day management of the Company, while the primary responsibility of our Board is to oversee the Chief Executive Officer’s performance of his function. Having different individuals serve as the Chairman and Co-Chairman, on the one hand, and the Chief Executive Officer, on the other, allows the Chief Executive Officer to focus on his or her operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. If our Board were to select our Chief Executive Officer or another employee to serve as Chairman, the Independent Directors would, in accordance with our Corporate Governance Principles and Policies, consider the appointment of a lead director.

The Board’s Role in Risk Oversight

The Board believes that, in light of the variety of risks that the Company faces and the interrelated nature of these risks, oversight of risk management is ultimately the responsibility of the Board. The Board discharges these responsibilities, in part, through its committees. The Audit Committee is responsible for discussing with our management the guidelines and policies governing the process by which management assesses and manages our overall exposure to risk, as well as our major financial risk exposure and the steps the Company has taken to monitor and manage such exposure. The Compensation Committee provides oversight with respect to risks that may be created by our compensation programs. Each member of the Board is kept abreast of the Board committees’ risk oversight and other activities via reports of the committee chairpersons to the full Board. In addition, our management team communicates regularly with the Audit Committee and the full Board about these matters and our internal audit and legal departments annually provide a formal report to each on our management’s assessment of strategic enterprise-level risks, including the strategies we use to mitigate such risks.

Political Contributions

Pursuant to our Code of Conduct, our assets, facilities and resources may not be used for political purposes except in accordance with applicable law and after approval by our Chief Legal Officer, Chief Compliance Officer or one of the Company’s General Counsels.

Trade associations of which the Company is a member may take a stance on legislative matters or engage in lobbying on specific issues.

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Code of Conduct

We have a code of ethics, our Code of Conduct, which applies to all of our directors and employees worldwide, including our Chairman, Co-Chairman, Chief Executive Officer and Chief Financial Officer. We also have a Chief Compliance Officer, who administers our ethics and compliance program. You can access a copy of our Code of Conduct on our website at http://investor.activision.com/documents.cfm. Furthermore, we will post any amendments to, or waivers of, the Code of Conduct that apply to our Chairman, Co-Chairman, Chief Executive Officer and Chief Financial Officer, and any other related information, on our website at http://investor.activision.com/documents.cfm.

Additional Corporate Governance Documentation

In addition to finding our Corporate Governance Principles and Policies, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Procedure to Identify Potential Shareholder Director Nominees and Code of Conduct on our website at http://investor.activision.com/documents.cfm, you can also find our Certificate of Incorporation, Bylaws, Policy for the Reporting of Questionable Accounting, Internal Accounting Control, Financial Reporting or Other Auditing Matters and our Policy For Protection of Whistleblowers From Retaliation.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of April 23, 2012.

Name	Age	Position
Dennis Durkin	41	Chief Financial Officer of Activision Blizzard
Eric Hirshberg	43	Chief Executive Officer of Activision Publishing, Inc.
Brian Hodous	48	Chief Customer Officer of Activision Blizzard
Robert A. Kotick	49	President and Chief Executive Officer of Activision Blizzard
Michael Morhaime	44	President and Chief Executive Officer of Blizzard Entertainment, Inc.
Humam Sakhnini	43	Chief Strategy and Talent Officer of Activision Blizzard
Thomas Tippl	45	Chief Operating Officer of Activision Blizzard
Chris B. Walther	45	Chief Legal Officer of Activision Blizzard
Ann E. Weiser	54	Chief Human Resources Officer of Activision Blizzard

The following are biographical summaries of our executive officers other than Mr. Kotick, for whom a biographical summary is set forth under “Proposal 1—Election of Directors” above. None of our executive officers are related to any other of our executive officers or our directors and each executive officer holds office at the discretion of our Board and subject to the terms of that executive officer’s employment agreement.

Dennis Durkin became our Chief Financial Officer in March 2012. Prior to joining the Company, Mr. Durkin held a number of positions of increasing responsibility at Microsoft Corporation, a computing hardware and software manufacturer, most recently serving as the corporate vice president, chief operating and financial officer of Microsoft Corporation’s interactive entertainment business, which includes the Xbox console business. Prior to joining Microsoft Corporation’s interactive entertainment business in 2006, Mr. Durkin worked on Microsoft Corporation’s corporate development and strategy team, including two years where he was based in London, England driving pan-European activity. Before joining Microsoft Corporation, Mr. Durkin was a financial analyst at Alex. Brown and Company. Mr. Durkin holds a B.A degree in Government from Dartmouth College and an M.B.A from Harvard University.

Eric Hirshberg became the Chief Executive Officer of Activision Publishing, Inc. (“Activision Publishing”), a subsidiary of Activision Blizzard and, along with Blizzard Entertainment, Inc. (“Blizzard Entertainment”), one of our two principal operating units, in September 2010. Prior to joining us, Mr. Hirshberg served in positions of increasing responsibility with Deutsch LA, a marketing and advertising agency, most recently serving as its co-chief executive officer and its chief creative officer. Prior to working at Deutsch LA, Mr. Hirshberg worked at Fattal & Collins, a marketing and advertising agency. Mr. Hirshberg holds a B.F.A. degree from the University of California at Los Angeles.

Brian Hodous became our Chief Customer Officer in July 2008 in connection with the Combination and was the Chief Customer Officer of Activision Publishing from the time he joined the Company in November 2006 until the consummation of the Combination. Prior to joining the Company, Mr. Hodous was employed by Cadbury Schweppes, an international confectionery and beverage company, where he was the group director and the executive vice president of global sales from 1999 to 2006. Prior to working at Cadbury Schweppes, Mr. Hodous served in various sales and senior management positions of increasing responsibility with Wyeth Pharmaceuticals, a pharmaceutical company, Pillsbury, a food products company, Drackett Products, a homecare products producer, and GlaxoSmithKline, a pharmaceutical manufacturer. Mr. Hodous holds a B.A. degree in Marketing and Management from Marquette University.

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Michael Morhaime became Chief Executive Officer of Blizzard Entertainment and an executive officer of Activision Blizzard in July 2008 in connection with the Combination. In February 1991, Mr. Morhaime co-founded Blizzard Entertainment, now a subsidiary and, along with Activision Publishing, one of our two principal operating units, and transitioned to the role of the company’s President in April 1998. Mr. Morhaime served on the executive committee of Vivendi Games from January 1999, when Blizzard Entertainment became a subsidiary of Vivendi Games, until the consummation of the Combination. Mr. Morhaime holds a B.S. degree in Electrical Engineering from the University of California at Los Angeles.

Humam Sakhnini became our Chief Strategy and Talent Officer in February 2012. He was our Executive Vice President of Corporate Strategy and Business Development from July 2009 until February 2012. Prior to joining the Company, Mr. Sakhnini was a partner with McKinsey & Company, a global management consulting firm, in its global media and entertainment practice. Prior to McKinsey & Company, Mr. Sakhnini founded and co-led ISGroup, a financial technology firm that provided technology solutions to mutual funds and hedge funds. Prior to that, Mr. Sakhnini held a number of positions at BMO Nesbitt Burns, Canada’s largest investment bank and brokerage, and the Ministry of Finance in Canada, where he worked on a variety of fiscal and monetary policies. Mr. Sakhnini holds a B.A. degree in Economics from the University of Western Ontario, an M.A. in Economics from Queen’s University at Kingston, and an M.B.A. from Yale University School of Management.

Thomas Tippl became our Chief Operating Officer in March 2010. Prior to that, he served as our Chief Corporate Officer from March 2009 until March 2010. In addition, Mr. Tippl served as our Chief Financial Officer from July 2008 until February 2012 and has been the Chief Financial Officer of Activision Publishing since joining us in October 2005. Prior to joining the Company, Mr. Tippl served as the head of investor relations and shareholder services at The Procter & Gamble Company, a manufacturer of consumer goods products, from 2004 to 2005. Mr. Tippl also served as the finance director of Procter & Gamble’s Baby Care, Europe division and as a member of the board of directors of the joint venture between Procter & Gamble and Fater in Italy from 2001 to 2003. Mr. Tippl co-founded Procter & Gamble’s Equity Venture Fund in 1999 and also served as the associate director of acquisitions and divestitures for Procter & Gamble from 1999 to 2001. Prior to 1999, Mr. Tippl served in various financial executive positions for Procter & Gamble in Europe, China and Japan. Mr. Tippl holds a Masters degree in Economics and Social Sciences from the Vienna University of Economics and Business Administration.

Chris B. Walther became our Chief Legal Officer in November 2009 and served as our Secretary from February 2010 until February 2011. Prior to joining us, Mr. Walther held a number of positions of increasing responsibility within the legal department of The Procter & Gamble Company from 1992 to 2009, including serving as the general counsel for Central and Eastern Europe, Middle East and Africa, general counsel for Northeast Asia and, most recently, as general counsel for Western Europe. Mr. Walther also led Procter & Gamble’s corporate and securities and mergers and acquisitions practices. Before joining Procter & Gamble, Mr. Walther served as a law clerk for Senior Judge Harry W. Wellford of the United States Sixth Circuit Court of Appeals. Mr. Walther holds a B.A. degree in History and Spanish from Centre College and a J.D. from the University of Kentucky College of Law.

Ann E. Weiser became our Chief Human Resources Officer in July 2008 in connection with the Combination and was the Chief Human Resources Officer of Activision Publishing from the time she joined the Company in September 2007 until the consummation of the Combination. She will be retiring from service to the Company at the end of the term of her current employment agreement, in August 2012. Prior to joining the Company, Ms. Weiser served in a number of executive level human resources positions at Royal Ahold, an international retail operator, from 2001 to 2007, most recently as the chief human resources officer of Royal Ahold’s U.S. Foodservice division. Prior to that, Ms. Weiser held a series of increasingly responsible human resources leadership positions at such companies as U.S. Office Products, Mariner Post-Acute Network, a provider of health services, and Kraft, a food and beverage company. Ms. Weiser holds a B.A. degree in Sociology from California State University in Long Beach, CA.

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EXECUTIVE COMPENSATION

The following discussion and tables set forth information with regard to compensation for services rendered in all capacities to us and our subsidiaries during 2011 by the named executive officers included in the “Summary Compensation Table” below (i.e., our named executive officers).

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions. This section:

•

describes the business environment in which we operate and the resulting requirements for talent;

•

summarizes our compensation philosophy and objectives;

•

outlines our decision-making approach related to executive compensation; and

•

describes the elements and rationale behind our compensation programs and awards for 2011, as well as additional enhancements for 2012.

Overview

The Compensation Committee oversees Activision Blizzard’s compensation plans and policies, approves compensation for our executive officers and administers our stock compensation plans. This Compensation Discussion and Analysis describes our executive compensation philosophy and programs during 2011, as well as compensation-related actions taken during the year for our named executive officers, who are listed below:

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Robert Kotick, our President and Chief Executive Officer;

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Thomas Tippl, our Chief Operating Officer;

•

Eric Hirshberg, the Chief Executive Officer of Activision Publishing, one of our two principal operating units;

•

Brian Hodous, our Chief Customer Officer; and

•

Michael Morhaime, the President and Chief Executive Officer of Blizzard Entertainment, our other principal operating unit.

2011 Financial and Business Highlights

2011 was another record year for the Company, and our key financial highlights for the year included:

•

We generated record GAAP revenues of $4.8 billion and better-than-expected non-GAAP(1) revenues of nearly $4.5 billion.

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We delivered record GAAP and non-GAAP net revenues from digital channels,(2) accounting for a record of more than 34% of our total net revenues.

•

Our GAAP operating margin was a record 28% and our non-GAAP(1) operating margin was a record 30%.

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Our GAAP earnings per diluted share increased to a record $0.92, as compared with $0.33 per diluted share for 2010. On a non-GAAP(1) basis, earnings per diluted share grew 18% to a record $0.93, as compared with $0.79 per diluted share for 2010.

•

We generated operating cash flow(1) of nearly $1 billion.

In addition, during 2011:

•

Activision Publishing was the #1 console and handheld publisher in the U.S. for the calendar year and the #1 console and handheld publisher in the U.S. and Europe for the fourth quarter of 2011.(3)

•

For the calendar year, in aggregate across all platforms in North America and Europe, Activision Publishing’s Call of Duty®: Modern Warfare 3® was the #1 best-selling title in dollars, and Call of Duty: Black Ops® was the #5 best-selling title in dollars.(3)

•

Skylanders Spyro’s Adventure™ was the biggest new IP launch in Activision Publishing’s history. In North America and Europe, including accessory packs and figures, Skylanders Spyro’s Adventure was the #8 best-selling game in dollars for the fourth quarter of 2011 and the #1 selling kids’ title in dollars for the calendar year.(3) Additionally, in North America, including accessory packs and figures, Skylanders Spyro’s Adventure was the #10 best-selling title in dollars for the calendar year.(4)

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For the calendar year, Blizzard Entertainment had two top-10 PC games in North America and Europe with StarCraft II: Wings of Liberty® and World of Warcraft: Cataclysm®.(3)

This performance is a direct result of actions taken by our top leadership, including concentrating on a more focused slate of titles for high-definition platforms, focusing on the relatively high margin digital content and distribution channels, creating, acquiring and maintaining strong franchises and aligning our product offerings and cost structure to position the business for long-term growth and margin expansion.

(1) For additional information on the calculation and reconciliation of GAAP measures to non-GAAP measures, see Appendix B attached to this proxy statement.

(2) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

(3) According to The NPD Group, Charttrack and GfK.

(4) According to The NPD Group.

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Executive Compensation Program Summary

Our compensation philosophy is to drive corporate financial performance and to reward executives based on Company and individual results. Our executive compensation program has three primary components, which are designed to be consistent with that philosophy: (1) base salary; (2) annual cash incentives; and (3) long-term stock awards, including stock options, performance-based units and time-based restricted share units. Please see “—Elements of Our Executive Compensation Program for 2011” below. The highlights of our executive compensation program for 2011 are as follows:

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Base Salary. Base salary levels for our named executive officers were increased by 3.0% to 5.0%, reflecting individual performance and the Compensation Committee’s assessment of the competitive market, other than with respect to Mr. Kotick, who received a larger increase in connection with a new employment agreement with a term expiring in June 2016. Please see “—Elements of Our Executive Compensation Program for 2011—Salary” below.

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Annual Cash Incentives. Annual cash incentives under our Corporate Annual Incentive Plan (“CAIP”) paid to our named executive officers for the year ranged between 89% and 116% of target levels as a result of performance measured against the goals established by the Compensation Committee. For each of our named executive officers, 60% of his target opportunity under our CAIP was weighted based on financial measures (specifically, operating income, earnings per share, and free cash flow) and 40% of his target opportunity was based on individual measures that the Compensation Committee believed supported the overall Company strategy and the officer’s business unit objectives for the year. Please see “—Elements of Our Executive Compensation Program for 2011— Corporate Annual Incentive Plan” below. In addition to the CAIP and in accordance with his employment agreement, Mr. Morhaime also participates in the Blizzard Bonus Plan and Morhaime Profit Sharing Plan. Please see “—Elements of Our Executive Compensation Program for 2011—Other Annual Incentive Plans and Bonus Programs or Awards for 2011” below.

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Long-Term Stock Awards. By providing one-time, “upfront” grants with target values based upon the length of the term of the agreement, we intend to secure long-term commitments from our executives in support of our multi-year business growth strategy. In determining the estimated grant value of these equity grants, values are targeted such that, when combined with base salary and annual cash incentives, annualized total compensation typically targets the 75th percentile when compared to our peer group and other applicable benchmarks. Please see “—Elements of Our Executive Compensation Program for 2011— Long-Term Incentives” and “—Decision-Making Approach to Executive Compensation—Use of Compensation Surveys and Peer Company Data” below. Consistent with those principles, Mr. Hodous’ employment agreement was amended in 2011 to extend his term of employment with us until March 2013 and, in connection therewith, he received a grant of options and restricted share units, all of which vest in March 2013, subject to his continued employment or the achievement of certain performance metrics. Please see “Employment Agreements—Brian Hodous” below. In accordance with his employment agreement, Mr. Morhaime also received an award of options and restricted share units.

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Special Performance Bonuses. The Compensation Committee awarded both Mr. Kotick and Mr. Tippl a special performance bonus to acknowledge their significant contributions to the Company for 2011.

Chief Executive Officer’s New Employment Agreement

In light of the Company’s strong business and financial performance highlighted above and Mr. Kotick’s performance over the past two decades, we took the opportunity to extend his employment as our President and Chief Executive Officer through at least June 30, 2016.

For more than the past 20 years, Mr. Kotick has had a strong track record of successfully leading the Company and delivering value to stockholders. He is one of the longest serving chief executives in the interactive entertainment industry and continues to bring a wealth of knowledge and experience to the Company. Under Mr. Kotick’s leadership, we have become the largest third-party interactive entertainment publisher in the world, having launched some of the best known and most successful video game franchises of the past two decades. In fact, during Mr. Kotick’s tenure as CEO, we have overseen five $1 billion franchises and released some of the most critically acclaimed and commercially successful games of all time. We also became the first third-party interactive entertainment publisher to pay a cash dividend in 2010, which we have increased by approximately 10% each year since.

As noted below, we determine executive compensation, in part, by referencing competitive benchmarks of peer group companies and other relevant third-party sources. Please see “—Decision-Making Approach to Executive Compensation—Use of Compensation Surveys and Peer Company Data” below. Our compensation philosophy generally positions target total compensation at the 75th percentile of our peer group. Please see “—Compensation Philosophy and Objectives” below. Mr. Kotick’s new agreement provides for target compensation roughly consistent with the 75th percentile of our peer group. The amount actually earned by Mr. Kotick will vary (and may fall below or exceed that percentile) depending on the extent to which the performance targets established to earn the awards are actually met or exceeded and the value of our Common Stock when the awards vest.

The terms of the new agreement are designed to be consistent with the Company’s executive compensation philosophy, including aligning Mr. Kotick’s interests with those of our stockholders, as the majority of his total potential compensation is in the form of performance-conditioned equity. Please see “—Compensation Philosophy and Objectives” below. As explained more fully below, Mr. Kotick has been granted restricted share units and performance shares, both of which are at risk if our performance is insufficient to achieve certain short- and long-term objectives which correspond to our overall strategy. Moreover, the value of Mr. Kotick’s equity will naturally increase or decrease with the value of our Common Stock. Under the agreement, elements of Mr. Kotick’s compensation are designed to minimize excessive risk taking (e.g., multi-year future performance periods and multi-year vesting) and elements of his compensation will be subject to various policies, procedures and plans which are designed to discourage such risks (e.g., our clawback policy). In addition, a substantial percentage of his compensation is tied to our performance, measured by free cash flow, non-GAAP diluted earnings per share and other measures of operating performance. For more information see “—Employment Agreements—Robert A. Kotick” below.

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Compensation Best Practices

We continue to implement and maintain best practices in our executive compensation programs and policies. These practices include:

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We generally include performance-based vesting conditions for a portion of equity awards granted to our executive officers.

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We grant equity awards to our executive officers that vest over multiple years.

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We generally require two levels of approval for incentive awards.

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Our short- and long-term incentives generally include both financial and qualitative targets.

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We have stock ownership guidelines for our executive officers.

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We prohibit our employees from directly or indirectly “shorting” our securities, engaging in “put” or “call” or other “hedging” transactions involving our stock or establishing or using a margin account with a broker-dealer to trade our securities.

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We may claw back performance-based compensation (including annual incentives and long-term incentive awards) paid to executives in the event of an earnings restatement.

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The Compensation Committee engages the services of an independent executive compensation consultant that has no other ties to the company or its management.

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The 2008 Plan prohibits the repricing of “underwater” equity awards.

Business Environment and Associated Talent Requirements

We operate in the entertainment software industry, which sits at the convergence of the entertainment and leisure, technology and consumer packaged goods sectors. Our industry features a number of characteristics, including:

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a dependence on “hit titles,” which constitute a disproportionate level of revenues and profits relative to other games sold;

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rising costs of development, partially due to increasingly complex technological requirements;

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an increasing importance on building and growing key franchises with sustained game quality;

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a global customer base; and

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a consumer who wants entertainment content delivered through an increasingly varied range of distribution channels, including digital.

We believe our success in this fast-changing business environment requires executive talent with the following characteristics:

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significant global experience managing complex brands and franchises;

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an in-depth knowledge of sophisticated strategies and operational models in the digital and entertainment segments; and

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an aptitude for, and experience in, managing entertainment and technology products and talent in a rapidly changing, high-risk environment.

Finding top executives with these characteristics requires recruitment of executives from a variety of industries, including larger and more mature industries, as well as entertainment and technology companies.

Compensation Philosophy and Objectives

To respond to these requirements for top executive talent, the Compensation Committee has established the following compensation philosophy for our named executive officers:

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Attract and Retain Key Executive Talent. Employment agreements are an important element of attracting and retaining executive talent and should generally provide for a minimum commitment of three years.

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Competitive Total Compensation. Compensation should reflect the competitive talent market from which we recruit. For executives, total direct compensation is targeted at approximately the 75th percentile of the applicable market data, including our peer group, to attract and retain the highest caliber talent, as well as to reward outstanding performance. Please see “—Decision-Making Approach to Executive Compensation—Use of Compensation Surveys and Peer Company Data” below for a description of our peer group. Amounts actually realized may result in actual earned compensation that is above or below the 75th percentile, depending upon achievement of stated performance targets and the price of our Common Stock at the time of award vesting.

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Accountability for Achieving Clearly Defined Short- and Long-Term Goals Aligned with Our Strategy. Performance goals, both short- and long-term, should be clearly defined to provide clear alignment between our business strategy, financial results and incentive payouts.

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Alignment with Stockholder Interests. A significant portion of the compensation opportunity should be variable, linked to performance that is intended to increase stockholder value, and be payable in stock, so that executive compensation is aligned with the interests of stockholders.

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Avoid Excessive Risk Taking. Performance goals for our incentives and compensation plans should not encourage or incentivize excessive risk taking or risk exposure.

We believe that having employment agreements with our named executive officers is critical in enabling us to attract and retain talent in a highly competitive industry and, as such, we currently have an employment agreement with each of them. The employment agreements, the terms of which have been approved by our Compensation Committee, specify base salary, annual incentive targets and long-term incentive awards, and include provisions regarding the consequences of termination of employment and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions. Please see “—Employment Agreements” below for further information about these agreements.

Our named executive officers each receive an equity grant at the time they were hired and in connection with any contract renewal or promotion. The annualized value of each such equity grant is, when combined with base salary and target annual incentives, intended to provide a total compensation package that generally targets the 75th percentile versus our peer group and the applicable survey data. These equity grants generally vest ratably over the contract term or upon attainment of specified performance objectives, which we believe provides our executives with a more significant equity position up front, enhancing retention and allowing the executives to benefit from stock price appreciation throughout their tenure. Our named executive officers do not generally receive annual grants of equity, although Mr. Morhaime’s employment agreement provides for annual equity grants, consistent with the equity plan in which he participated at Vivendi Games prior to the Combination. Please see “—Employment Agreements” below for further information about these equity awards.

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Decision-Making Approach to Compensation for Executive Officers

While decisions regarding compensation for our executive officers are generally at the sole discretion of our Compensation Committee, the committee regularly reviews materials and advice provided by our management and external compensation consultants.

Scope of Authority of the Compensation Committee

The Compensation Committee’s responsibilities include:

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reviewing and approving all compensation programs applicable to executive officers who are subject to Section 16 of the Exchange Act and employees whose targeted annual cash compensation exceeds $2 million per year;

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establishing and evaluating the Company’s long-term strategy for employee compensation;

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reviewing and approving our Chief Executive Officer’s corporate goals, evaluating his or her performance and determining his or her compensation;

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annually reviewing the compensation payable to our Board of Directors;

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administering our long-term incentive and equity incentive plans, including:

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participating in the establishment of equity grant guidelines and overall pool size; and

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approving all equity awards;

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reviewing and approving executive officer employment and severance agreements; and

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reviewing our potential risk related to compensation programs and policies.

In accordance with our Bylaws, which require a majority of the Compensation Committee’s members to be Vivendi Directors, it consists of two Independent Directors and three Vivendi Directors. In addition, the chairperson of the committee is a Vivendi Director. For additional information regarding the Compensation Committee, see “Corporate Governance Matters—Board of Directors and Committees—Compensation Committee” above.

Role of Executive Officers in Compensation Decisions

While the Compensation Committee determines our overall compensation philosophy, it regularly consults with our senior management, both with respect to our business strategies and operational goals and plans and with respect to specific compensation decisions. As such, topics of discussion between management and the Compensation Committee typically include, but are not limited to, recommendations on effective types of incentive rewards and the individual performance of our executives. For 2011, the Compensation Committee consulted with our named executive officers as well our Chief Human Resources Officer, Ms. Weiser, our Chief Legal Officer, Mr. Walther, and our Chief Compliance Officer and Corporate Secretary, Jeffrey Brown, in formulating compensation programs and plans. Since his promotion to Chief Strategy and Talent Officer on February 1, 2012, Mr. Sakhnini has also been included in such discussions.

Role of Compensation Consultants in Compensation Decisions

Pursuant to the Compensation Committee’s charter, the Compensation Committee may engage compensation consultants to help formulate director and executive compensation, and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, termination of any such consultant is at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any executive officer. The Compensation Committee has retained Frederic W. Cook & Co. Inc. (“Cook”) since 2009 for advice on the appropriateness and competitiveness of our executive and director compensation programs. The Cook consultant reports directly to the Compensation Committee and regularly attends Compensation Committee meetings. Cook does no other work for the Company.

From time to time, our management team also engages consultants for advice relating to executive compensation and benefits programs and policies. During 2011, management utilized Exequity LLP for information analyses and advice on compensation matters, and Exequity reported to, and received direction, from members of our senior management.

Factors Considered in Making Compensation Decisions

In general, our senior management and the Compensation Committee evaluate a variety of factors when making compensation decisions for our executive officers, including:

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the executive’s skill set, experience, historical performance and expected future value to the Company;

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the anticipated impact of an executive’s departure if he or she were to leave the Company;

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as a reference for internal pay equity, the level of total compensation for our other senior executives; and

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to provide a general market reference, compensation data from our peer group and published surveys.

The Compensation Committee uses the information provided by management and the outside advisors described above to be better informed about Activision Blizzard and the market practices of similar companies. Compensation plans and policies are put into practice through individual employment agreements with each of our named executive officers, which are approved by the Compensation Committee at the time of the underlying hire or renewal. The Compensation Committee ultimately exercised its independent judgment in approving each of the employment agreements for our named executive officers, generally targeting total direct compensation at the 75th percentile of the peer group and relevant survey data.

We believe the use of employment agreements that are aligned with these compensation policies helps motivate and retain a high-performing group of executives who will continue to drive positive business results.

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Use of Compensation Surveys and Peer Company Data

In reviewing the compensation of our executive officers, we annually consult third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees and other similar business-related factors in order to discern broader compensation trends in the market. During 2011, the surveys we referenced included ones published by Croner, Radford and Towers Watson.

In addition, we utilized compensation data obtained from SEC filings made by companies among our peer group, discussed in more detail below, including compensation elements of the named executive officers of those companies, company-wide equity usage rates and potential dilution from employee stock awards and option grants. The surveys and peer group data help us understand the industries in which we compete for talent, including, but not limited to, gaming, entertainment, technology and consumer products sectors.

From December 2008 until October 2011, we referenced a 15-company peer group established and approved by the Compensation Committee for decisions relating to executive compensation programs and policies. At the time it was established, four industry segments were believed to best represent our business model— gaming, entertainment and leisure, technology and consumer packaged goods.

Since our executive compensation peer group was initially established, digital content development and delivery has become increasingly important to the interactive entertainment industry. Our management and the Compensation Committee have continued to monitor our peer group as these changes evolved, so that the companies comprising the peer group continue to reflect an appropriate mix of industry segments in which we compete, or plan to compete, for key talent.

In 2011, our peer group was formally reviewed and revised to decrease the focus on consumer packaged goods companies and to increase the focus on technology and entertainment and leisure companies. As a result, in November 2011, Campbell Soup Company, H.J. Heinz Company, The Hershey Company and Warner Music Group Corp. were removed as comparators, while CA, Inc., CBS Corporation, Discovery Communications, Inc., Netflix, Inc. and Salesforce.com, Inc. were added. Following its initial public offering, Zynga Inc. was also added to the peer group in early 2012. As shown below, the resulting 17 companies represent the four key industry segments from which we routinely compete for executive talent and have roughly comparable revenue and market capitalization to that of the Company. Like us, these companies also operate both in the United States and internationally. Revenue, in billions, as reported by each such company for its most recently ended fiscal year as of March 2012 is shown below:

Gaming	Entertainment and Leisure	Technology	Consumer Packaged Goods
Electronic Arts, Inc. ($3.6)	CBS Corporation ($14.2)	Adobe Systems, Inc. ($4.2)	The Clorox Company ($5.2)
Take-Two Interactive Software, Inc. ($1.1)	Discovery Communications, Inc. ($4.2)	CA, Inc. ($4.4)
Zynga, Inc. ($1.1)	Hasbro, Inc. ($4.3)	eBay, Inc. ($11.7)
	Mattel, Inc. ($6.3)	Intuit, Inc. ($3.9)
	Netflix, Inc. ($3.2)	Salesforce.com, Inc. ($2.3)
	Viacom, Inc. ($14.9)	Symantec Corporation ($6.2)
Yahoo! Inc. ($5.0)

Our 2011 revenues of $4.8 billion approximate the 60th percentile among these peer group companies.

In connection with the negotiation of a new employment agreement with Mr. Kotick, in 2011 the Compensation Committee compared Mr. Kotick’s compensation to compensation packages of the CEOs of each company listed above, with the exception of Take-Two Interactive Software, Inc., whose CEO was excluded from the summary statistics in each year because he receives compensation from a third-party management company, and Zynga, Inc., as it was not a part of peer group until 2012.

While the peer group provides the Compensation Committee with an important general frame of reference, the Compensation Committee, as it determines appropriate, may consider the compensation practices of other companies with which we compete directly for executive talent. Furthermore, we evaluate broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each element.

Compensation Risk Management

The Compensation Committee, together with legal counsel and members of our human resources team, reviews the Company’s incentive compensation plans annually to determine if they encourage employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company. During 2011, this review consisted of an analysis of all of our incentive compensation programs for our executives and other employees, including eligibility, performance measures, payment targets and maximum payments, performance measurement, payment timing and governance (including the applicable approval process). The review also included policies we have in place to mitigate compensation-related risk, such as our clawback policy and prohibitions on speculative trading in our Common Stock by our employees.

The incentive compensation plans in which our named executive officers and other key employees participate are designed to encourage achievement of high levels of performance against challenging targets tied to achievement of the overall corporate strategy, while mitigating potential risks. The following factors help mitigate risk:

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performance measures are designed to focus executive performance on long-term stockholder value creation and do not encourage taking short-term risks at the expense of long-term results, balancing between financial, operational and qualitative targets and short- and long-term time horizons for achievement;

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although bonuses under the CAIP are based on the achievement of annual target goals: (1) they represent just one element of our executives’ total compensation, (2) financial performance measures are capped at 125% to 200% of target, depending on the specific metric, and individual performance measures are capped at 120% of target, and (3) the Compensation Committee has discretion under the plan to reduce or eliminate payments based on individual performance;

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long-term incentive awards, which are typically in the form of equity-based awards and which represent a significant portion of the compensation paid to our executives, are subject to a multi-year vesting schedule so that the recipients have significant value tied to long-term total shareholder return (“TSR”);

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in accordance with our clawback policy, performance-based compensation may be recovered in the event of an earnings restatement, if the amounts paid were in excess of what would have been paid had the restated numbers been used to determine payouts; and

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incentive awards generally require at least two levels of approval (including, in the case of any award to one of our executive officers, Compensation Committee approval)—all incentive awards to our Chief Executive Officer are the exclusive jurisdiction of our Compensation Committee and all equity awards to any employee require Compensation Committee approval.

Further, should a named executive officer breach his employment agreement with the Company, including his post-termination obligations, our equity grants contain recapture provisions. “Shorting” our securities, engaging in “puts”, “calls” or other hedging transactions involving our securities, or using margin accounts with our securities, are prohibited.

Advisory Vote to Approve the Company’s Executive Compensation

Although our annual advisory stockholder vote to approve the compensation of our named executive officers is non-binding, the Compensation Committee considers the outcome of the vote expressed by our stockholders when making future executive compensation decisions. At our 2011 annual meeting of stockholders, approximately 99% of the stockholders who voted on the compensation of our executive officers named in the “Summary Compensation Table” in the proxy statement for that meeting approved that compensation. The Compensation Committee believes that this vote indicates a strong endorsement by our stockholders of our executive compensation program.

Elements of Our Executive Compensation Program for 2011

An overview of the elements of our executive compensation program and their purpose is summarized below. Not all of these elements are applicable to all named executive officers.

Compensation Element	Purpose
Salary	Compensate for day-to-day responsibilities.
Annual bonus—Corporate Annual Incentive Plan	Drive annual corporate and business unit financial results as well as individual contributions toward strategic initiatives.
Long-term incentives (stock options and restricted share awards)	Create alignment with stockholders, drive long-term stockholder value and promote employee retention.
Health and welfare benefits; perquisites	Provide modest supplemental benefits to attract key talent.
Retirement payments/benefits	Provide modest supplemental post-retirement benefits to attract key talent.
Change of control and termination of employment payments/benefits	Ensure balanced assessment of, and contribution to, merger and acquisition activity and fair treatment in the event of termination.

Collectively, salary compensation and annual bonuses are generally referred to as “cash compensation”, while cash compensation plus the annualized value of long-term incentive awards are generally referred to as “total direct compensation”.

In addition, to reward exceptional performance or to recognize unique individual circumstances, our Compensation Committee may occasionally award special performance bonuses to one or more of our executive officers and, as described in more detail below, did so to Messrs. Kotick and Tippl for 2011. Further, in addition to the compensation elements described above, Mr. Morhaime also participates in the Blizzard Bonus Plan and a Blizzard profit-sharing program under the 2008 Plan (the “Morhaime Profit Sharing Plan”), each of which are described in more detail below. The Blizzard Bonus Plan provides Mr. Morhaime with an annual discretionary payment and the Morhaime Profit Sharing Plan provides Mr. Morhaime with a share of Blizzard Entertainment operating profit, and each thereby provide him with a meaningful incentive to continue to drive the profitability of the Blizzard Entertainment operating unit.

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Salary

Each of our named executive officers is party to an employment agreement with us or one of our subsidiaries. Salary, along with target annual incentives and long-term incentive awards, is initially determined upon the signing or renewal of each executive’s employment agreement. The salary and guaranteed minimum annual salary increases, where specified, represent the outcome of negotiations with the executive. In approving executive contracts, the Compensation Committee utilized its judgment to determine the appropriate amount and form of compensation necessary to recruit, retain and motivate the executive. Salary increases are determined based on performance during the previous fiscal year, with reference to competitive market data and salaries of our other executives for internal pay equity purposes.

As it does each year, in March 2012, the Compensation Committee reviewed a competitive compensation assessment using our peer group and survey data to evaluate the competitiveness of our executive compensation program and to evaluate potential refinements for 2012. For information about our peer group, see “—Use of Compensation Surveys and Peer Company Data” above. After considering each executive’s performance for 2011 and the level of total compensation for each of our senior executives vis-à-vis the market data, the Compensation Committee set 2012 salaries for our named executive officers. The table below reflects those salaries, along with the salaries for 2011 and the increases to which certain executives are entitled under their contracts:

Name	Salary on 1/1/2011	Salary as Adjusted During 2011(1)		Salary Approved for 2012(2)		Percentage Increase for 2012(2)	Contractual Entitlement
Robert A. Kotick	$1,057,350	$2,000,000 (eff. 7/1/11)	(3)	$2,000,000	(3)	n/a (3)	Minimum of avg. increase of executive team (excluding promotion increases and contract guarantees)
Thomas Tippl	$850,000	$892,500 (eff. 2/15/11)	(4)	$937,125 (eff. 2/15/12)	(4)	5.0%	Minimum of avg. increase of executive team (excluding promotion increases and contract guarantees)
Eric Hirshberg	$750,000	$775,000		$813,750		5.0%	Not less than 5% per year (prorated for partial years)
Brian Hodous	$592,000	$610,000		$634,400		4.0%	None
Michael Morhaime	$763,900	$802,095		$830,168		3.5%	None

(1) Except as noted for Mr. Kotick and Mr. Tippl, the increases to base salary for all other named executive officers during 2011 were each effective on March 6, 2011, following our Company-wide annual review of base salaries.

(2) Except as noted for Mr. Kotick and Mr. Tippl, the increases to base salary for all other named executive officers for 2012 were each effective on March 4, 2012, following our annual review of our executives’ base salary. At its discretion, the Compensation Committee may elect to further adjust the salaries of our named executive officers.

(3) The increase shown reflects the terms of Mr. Kotick’s new employment agreement, effective March 15, 2012, pursuant to which his term of employment was extended until June 30, 2016, rather than the Compensation Committee’s standard annual salary review. In accordance with that agreement, Mr. Kotick’s base salary was increased to $2,000,000, retroactive to July 1, 2011. With respect to the period between July 1, 2011 and March 15, 2012, Mr. Kotick received a lump-sum cash payment in 2012 attributed to the impact of the increase in his base salary for 2011 and 2012. See “—Employment Agreements—Robert A. Kotick” below.

(4) In accordance with his employment agreement, Mr. Tippl’s annual base salary increases are retroactively effective to February 15th of each year, following our Company-wide annual review of base salaries.

Corporate Annual Incentive Plan (i.e., the CAIP)

2011 Incentive Opportunities. The Compensation Committee established the following minimum, target and maximum payout opportunities for our named executive officers under the CAIP for 2011. In setting the target levels, the Compensation Committee considered any requirements in the applicable employment agreements, competitive market data, our desired pay mix and the compensation levels of our other senior executives. If a named executive officer satisfied (but did not exceed) all performance goals, the executive officer was eligible to receive a payment equal to his target payout, although the Compensation Committee retained the discretion to reduce award payments. While actual payouts for 2011 were aligned to performance results, the payouts could have ranged as follows:

Name	2011 Corporate Annual Incentive Plan Payout Opportunity (% of Salary)
	Minimum	Target(1)	Maximum(2)
Robert A. Kotick	0%	200%	321%
Thomas Tippl	0%	120%	193%
Eric Hirshberg	0%	100%	168%
Brian Hodous	0%	75%	120%
Michael Morhaime(3)	0%	27%	45%

(1) To qualify the payments to our executives under the CAIP for 2011 for tax deductibility, while retaining flexibility to make downward adjustments to reflect actual performance against individual targets, the awards were structured so that, if our 2011 operating income was at least 75% of the target operating income for the year set forth in the annual operating plan approved by our Board, the bonus to be paid to each executive would be the stated maximum, subject to the Compensation Committee’s use of negative discretion. The Compensation Committee, when approving the 2011 CAIP opportunities, expressed an intent to use its ability to exercise negative discretion with respect to the amount, if any, of the bonuses ultimately paid to our named executive officers under the CAIP for 2011, including to reduce or eliminate all such bonuses if our 2011 operating income was not 85% or more of the target operating income for the year set forth in the annual operating plan approved by our Board.

(2) The maximum percentages of salary vary for each executive based on the target opportunity as a percent of salary, mix of measures, weightings and maximum payout with respect to each measure. Maximum payout as a percent of target for each measure is shown in the tables below. For Mr. Kotick, the calculation excludes the lump sum payment in respect of a salary increase which was retroactively effective to July 1, 2011.

(3) In accordance with his employment agreement, effective January 1, 2010, Mr. Morhaime’s target CAIP percentage was decreased from 75% to 27% of his salary and he was no longer entitled to a guaranteed minimum bonus under the CAIP. In addition to the CAIP opportunity shown above, in 2011, Mr. Morhaime participated in the Blizzard Bonus Plan and the Morhaime Profit Sharing Plan, both of which are discussed in more detail below (see “—Other Annual Incentive Plans and Bonus Programs or Awards for 2011” below).

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2011 Performance Goals. Our Compensation Committee established the financial and individual performance goals based on the annual operating plan approved by our Board for 2011. For our named executive officers, 60% of their target opportunity under our CAIP for 2011 was weighted on non-GAAP measures of profitability and free cash flow. We believe that non-GAAP profitability and free cash flow are robust indicators of our overall performance, capturing fluctuations in sales as well as operating costs, and, as such, provide incentives to our executives to achieve goals that contribute to increasing stockholder value. Other measures we considered but excluded when designing the CAIP included revenue, excluded because it does not capture operating costs, and TSR, excluded because it is already a focus of our long-term incentive plan. Forty percent of the target opportunity for each named executive officer under our CAIP for 2011 was based on individual measures that supported our overall strategy and the officer’s business unit’s objectives for the year, such as successful product launches, controlling costs, strategic hiring decisions and good corporate citizenship. These performance goals were reviewed and approved by the Compensation Committee based on each named executive officer’s responsibilities and oversight. We believe that the specific goals chosen required significant profitability, demanded superior performance from our management team and were selected to drive accountability for Activision Blizzard and/or applicable business units for each executive. A description and the weighting of each goal for each of our named executive officers for 2011 are shown herein (see “—Resulting 2011 Payouts” below).

Achievement of 2011 Financial Goals. The achievement of the financial performance goals relevant to the bonuses of our named executive officers under the CAIP for 2011 are set forth below:

Non-GAAP Financial Performance Measures(1) (dollars in millions, except share-based amounts)	Performance Goals and Actual Results
	Goal	Actual Results	Achievement
Activision Blizzard Operating Income	$1,233	$1,358	110%
Activision Blizzard Diluted Earnings Per Share(2)	$0.70	$0.93	133%
Activision Blizzard Free Cash Flow(3)	$726	$891	123%
Activision Publishing Adjusted Operating Income(4)	$797	$940	118%
Activision Blizzard Adjusted Operating Income (excluding Blizzard Asia-Pacific)(5)	$1,078	$1,249	116%
Blizzard Entertainment Adjusted Operating Income(6)	$561	$494	88%

(1) The corporate performance measures used in the CAIP are non-GAAP financial measures. An explanation of how these measures were calculated is provided in the following footnotes. For additional information on the reconciliation of GAAP measures to non-GAAP measures, see “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Measures” in Exhibit 99.1 to our Form 8-K filed on February 9, 2012 (which is not incorporated by reference herein). Non-GAAP operating income measures exclude, as applicable: the impact of the change in deferred net revenues and related cost of sales with respect to certain of our online-enabled games; expenses related to stock-based payments; expenses related to restructuring; the amortization of intangibles and impairment of intangible assets and goodwill; and the tax benefits adjustments associated with any of the aforementioned items.

(2) Activision Blizzard diluted earnings per share was calculated as non-GAAP net income divided by weighted average diluted shares.

(3) Activision Blizzard free cash flow is an internal measure calculated by subtracting year-over-year cash changes in working capital (excluding certain one-time items for the period) and capital expenditures from the Company’s non-GAAP net income.

(4) Activision Publishing adjusted operating income represents an internal measure calculated by adding back to the Activision Publishing operating income (as disclosed in Note 13 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 28, 2012 (our “2011 10-K)) certain corporate costs allocated to the Activision Publishing segment.

(5) Given the nature of his roles and responsibilities within the organization, Mr. Hodous’ performance is measured based on our non-GAAP operating income excluding amounts derived from Blizzard Entertainment’s business in certain parts of the Asia-Pacific region.

(6) Blizzard Entertainment adjusted operating income represents an internal measure calculated by adding back to the Blizzard Entertainment operating income (as disclosed in Note 13 in our consolidated financial statements included in our 2011 10-K) certain corporate costs allocated to the Blizzard Entertainment segment.

Resulting 2011 Payouts. For 2011, the threshold level of 85% of targeted non-GAAP Activision Blizzard operating income required to fund the CAIP was attained and, as such, our named executive officers were each eligible for a bonus based on his performance. The following table shows the weighting, expressed as a percentage, assigned to each the performance measures underlying each named executive officer’s bonus opportunity under the CAIP for 2011 and the maximum and actual payout as a percentage of the target.

Name/Measure	Weight	Maximum Payout (As Percentage of Target)	Actual Payout (As Percentage of Target)
Robert A. Kotick
Activision Blizzard Diluted Earnings Per Share	50%	200%	133%
Activision Blizzard Free Cash Flow	10	125	123
Growth in Big Franchises	10	120	0
Drive New Intellectual Property	10	120	0
Deliver Cost Savings and Organizational Development	10	120	0
Institutionalize the Call of Duty Endowment	10	120	120
TOTAL	100%	161%	91	%(1)
Thomas Tippl
Activision Blizzard Diluted Earnings Per Share	50%	200%	133%
Activision Blizzard Free Cash Flow	10	125	123
Growth in Big Franchises	10	120	0
Drive New Intellectual Property	10	120	100
Deliver Cost Savings and Organizational Development	10	120	110
Institutionalize the Call of Duty Endowment	10	120	120
TOTAL	100%	161%	112%

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Name/Measure	Weight	Maximum Payout (As Percentage of Target)	Actual Payout (As Percentage of Target)
Eric Hirshberg
Activision Publishing Adjusted Operating Income	50%	200%	118%
Activision Blizzard Operating Income	10	200	110
Growth in Big Franchises	10	120	0
Drive New Intellectual Property	10	120	120
Deliver Cost Savings and Organizational Development	10	120	110
Institutionalize the Call of Duty Endowment	10	120	120
TOTAL	100%	168%	105%
Brian Hodous
Activision Blizzard Adjusted Operating Income (excluding Blizzard Asia-Pacific)	50%	200%	116%
Activision Blizzard Free Cash Flow	10	125	123
Growth in Big Franchises	10	120	120
Drive New Intellectual Property	10	120	110
Drive Peripheral Catalogue	10	120	110
Deliver Cost Savings and Organizational Development; Institutionalize the Call of Duty Endowment	10	120	120
TOTAL	100%	161%	116%
Michael Morhaime
Blizzard Entertainment Adjusted Operating Income	50%	200%	88%
Activision Blizzard Operating Income	10	200	110
Growth in Big Franchises	10	120	0
Drive New Intellectual Property	10	120	100
Deliver Cost Savings and Organizational Development	10	120	120
Support Charitable Initiatives	10	120	120
TOTAL	100%	168%	89%

(1) Mr. Kotick’s target was calculated including the lump sum payment in respect of a salary increase which was retroactively effective to July 1, 2011. If the target calculation had been calculated using his base salary in effect on January 1, 2011, Mr. Kotick’s actual payout, as a percentage of target, would have been 131%.

All CAIP payouts were based solely on the achievement of specified Company and individual performance measures and the weighting thereof.

Name	Target Payout ($ value)	Actual Payout (as % of target)		Actual Payout ($ value)
Robert A. Kotick	$2,114,700(1)	131	%(1)	$2,773,047
Thomas Tippl	$1,064,919	112%		$1,189,524
Eric Hirshberg	$770,673	105%		$809,068
Brian Hodous	$455,163	116%		$529,131
Michael Morhaime	$214,582	89%		$191,018

(1) Mr. Kotick’s target was calculated using his base salary in effect on January 1, 2011, while the calculation of Mr. Kotick’s actual payout included the lump sum payment in respect of a salary increase which was retroactively effective to July 1, 2011. If the retroactive salary payment been included in the target calculation as well, Mr. Kotick’s actual payout, as a percentage of target, would have been 91%.

Other Annual Incentive Plans and Bonus Programs or Awards for 2011

Special Performance Bonuses. The Compensation Committee awarded Mr. Kotick a special performance bonus in the amount of $4 million for his significant contributions to the Company during the year, including his critical role in enabling the Company to exceed its financial goals for 2011. Mr. Tippl also received a special performance bonus in the amount of $3 million in recognition of his significant contributions to the Company during the year, including service as both our Chief Operating Officer and interim Chief Financial Officer throughout the year and his critical role in enabling the Company to exceed its financial goals for 2011.

Blizzard Bonus Plan and Morhaime Profit Sharing Plan. In addition to the CAIP discussed above, in accordance with his employment agreement, Mr. Morhaime received payments for 2011 under the Blizzard Bonus Plan and the Morhaime Profit Sharing Plan. Under the Blizzard Bonus Plan, a Blizzard Entertainment program that predates the Combination, Mr. Morhaime is eligible to receive an end-of-year bonus, the target amount of which is 37% of his base salary, the minimum of which is 18.5% of his base salary and the actual amount of which is otherwise based on a subjective determination by the Compensation Committee.

The Morhaime Profit Sharing Plan is comparable to the Blizzard Profit Sharing Plan, a program that, like the Blizzard Bonus Plan, predates the Combination and provides employees of Blizzard Entertainment with the opportunity to share in the earnings generated by Blizzard Entertainment. Rather than participating directly in the Blizzard Profit Sharing Plan, in order to maximize the deductibility of those payments as performance-based compensation under Section 162(m), Mr. Morhaime’s opportunity to receive profit sharing payments is under the 2008 Plan (and is, therefore, known as the “Morhaime Profit Sharing Plan” instead). The Compensation Committee made the decision to retain a profit sharing component in Mr. Morhaime’s compensation following the Combination due to Mr. Morhaime’s position, as well as our strategic focus on profitability, the prevalent market practice of profit sharing programs in the gaming industry, contractual obligations and our desire to incent and reward his contribution to Blizzard Entertainment and Activision Blizzard profits. Under the Morhaime Profit Sharing Plan, Mr. Morhaime is entitled to up to 6% of the “profit sharing pool” established pursuant to the Blizzard Entertainment Profit Sharing Plan. However, the Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage. For 2011, Mr. Morhaime received the maximum payment for which he was eligible under the Morhaime Profit Sharing Plan.

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Long-Term Incentives

Our long-term incentive program is intended to drive long-term value creation, create alignment with stockholders’ interests and to encourage retention of key executives. The program consists of stock options, restricted stock and restricted share units (together with restricted stock, referred to as “restricted share awards”). We grant time-based vesting stock options and both time-based vesting and performance-vesting restricted share awards. Stock options provide value to the executives only in the event the stock price increases, consistent with stockholder objectives. Restricted share awards provide an ownership interest in the Company, further aligning the interests of our executives with those of stockholders. Restricted share awards also serve as a retention vehicle since these grants generally vest in whole or in part based on continued employment. We believe a combination of stock options and restricted share awards promotes long-term value creation critical to driving TSR and appropriately balances the objectives of the long-term incentive program. In granting equity to executive officers, we currently typically target delivering a defined value through a mix of approximately one-third stock options, one-third service-vesting restricted share units and one-third performance-vesting restricted share units.

As discussed above (see “—Business Environment and Associated Talent Requirements—Compensation Philosophy and Objectives” above), we believe that entering into employment agreements with our executives is an important element to attract and retain top talent and the employment agreements with our executives typically include a minimum commitment of three years. When we make a long-term incentive grant to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. By providing one-time “upfront” grants, with target values that are based upon the length of the term of the agreement, rather than annual recurring awards, we intend to secure long-term commitments from our executives in support of our multi-year business growth strategy. In determining the estimated grant value of upfront long-term incentive grants to executive officers, we target values such that, when combined with base salary and target annual incentives, annualized total compensation generally targets the 75th percentile when compared to our peer companies and/or applicable survey data. We may also provide supplemental long-term incentive grants to our executive officers during the term of their employment agreement, if there are circumstances that warrant doing so. Under our equity incentive plan, we cannot grant anyone, including our executive officers, options to purchase more than 4 million shares of our Common Stock in a single year. We are further currently restricted from granting anyone restricted share awards with respect to more than 2 million shares in a single year (although, if the amendment and restatement of the 2008 Plan is approved by our stockholders at the Annual Meeting, that limit will be increased to 3 million shares).

During 2011, we provided long-term incentive awards to Mr. Morhaime and Mr. Hodous. Mr. Morhaime received an annual equity award in accordance with his employment agreement. Mr. Hodous received an equity award in connection with the extension of his term of employment. Please see “—Employment Agreements” below.

The Compensation Committee believes that, in general, equity incentive awards made in connection with a new employment agreement with an executive officer should include an award with performance-based vesting. Consistent with that philosophy, certain restricted share awards granted during or prior to 2011 to Messrs. Kotick, Tippl, Hirshberg and Hodous have been made with vesting that is contingent on the achievement of specified profitability-focused performance objectives. The Committee chooses performance objectives that it believes relate to measures of overall Company performance on which our executives have direct impact. For Mr. Kotick, vesting is based on our absolute TSR. For Mr. Tippl, vesting is based on our diluted non-GAAP adjusted earnings per share. For Mr. Hirshberg, vesting is based on Activision Publishing’s non-GAAP adjusted operating income. For Mr. Hodous, vesting is based on our non-GAAP adjusted operating income. Please see “—Employment Agreements” below for further details about each award. Since our diluted non-GAAP earnings per share for 2011 exceeded the diluted non-GAAP earnings per share objective of $.70 in our annual operating plan for that year, on February 15, 2012, restrictions lapsed with respect to 56,250 of the restricted shares with performance-vesting held by Mr. Tippl. Similarly, since Activision Publishing’s 2011 adjusted operating income for 2011 exceeded the operating income objective of $797 million set forth in our annual operating plan for that year, on March 12, 2012, 60,000 performance-vesting restricted share units held by Mr. Hirshberg vested.

All equity awards, including those made to executive officers in connection with new or renewed employment agreements, are approved by our Compensation Committee and, where appropriate, the Section 16 Subcommittee. The effective date of the grant is generally the third trading day following approval, if approval is obtained during an open trading window within the meaning of our insider trading and pre-clearance policies. In the event that the Compensation Committee approves a grant when the trading window is not open because, for example, we are in a regularly scheduled quarter-end blackout period, the effective date of the grant is ordinarily delayed until the trading window is next scheduled to be open. Stock options have an exercise price equal to the NASDAQ Official Closing Price of our Common Stock as reported on Nasdaq.com on the effective date of the grant. The equity awards will generally cease to vest upon the termination of the holder’s employment, and stock options will generally remain exercisable for thirty days after the termination date. Further, restricted share awards, including those made to executive officers, are generally entitled to dividends or dividend equivalents, as the case may be, if and when we pay dividends on our Common Stock, even while such awards are restricted.

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Health and Welfare Benefits

Our named executive officers are eligible to participate in our medical, vision and dental insurance programs. With the exception of Mr. Morhaime, our named executed officers are offered the same terms as the larger employee population. Pursuant to his employment agreement, Mr. Morhaime is entitled to health and welfare benefits that are, in the aggregate, on terms and conditions no less favorable than those made available to him prior to the Combination. As such, we cover the full cost of Mr. Morhaime’s health/medical insurance and the plan in which he participates pays for the full amount of covered medical expenses. Please see the “Summary Compensation Table” below for further details.

Perquisites

We believe that most perquisites are particular to, and should remain the responsibility of, each individual officer. As such, we provide limited perquisites to our named executive officers, although our named executive officers are eligible to participate in a number of broad based benefits programs that are available to all of our employees (e.g., they are entitled to relocation assistance). Further, our named executive officers may receive Company-paid life and disability insurance and/or participate in insurance programs only available to our senior employees. In addition, were Mr. Morhaime to receive short-term disability insurance benefits, we would provide him with the difference between the amount he receives under the insurance and his base salary.

Retirement Arrangements

We offer a 401(k) plan to all employees in the United States, including our named executive officers, and we match a certain percentage of each employee’s contributions to our 401(k) plan (which, for Mr. Morhaime is, consistent with the benefits to which he was entitled prior to the Combination, a higher percentage than our other named executive officers). Please see the “Summary Compensation Table” below for further details.

We do not maintain other retirement benefit plans for our employees, such as a qualified pension plan or a special non-qualified or supplemental deferred compensation plan. Similar to our philosophy on perquisites believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of our named executive officers’ long-term wealth accumulation depends on the achievement of Activision Blizzard profitability targets and the appreciation of our Common Stock.

Employment and Change-of-Control Arrangements

To attract and retain talented executives, we provide severance benefits under certain conditions, which are negotiated with each executive officer in connection with a new or renewed employment agreement. In addition, Mr. Kotick has been provided certain change-of-control protection. The Compensation Committee believes these arrangements will incentivize the relevant individuals to maintain objectivity in the context of, and contribute to, a potential change-of-control transaction. These benefits for each of our named executive officers are described under “—Potential Payments upon Termination or Change of Control” below.

Stock Ownership Guidelines

In order to align the interests of our management with those of our stockholders, we believe that each of our executive officers should maintain a meaningful ownership stake in the Company. Accordingly, in 2012, the Compensation Committee adopted guidelines providing that our chief executive officer should beneficially own shares of our Common Stock with a value equal to at least three times his or her then-current annual base salary and that each other executive officer should beneficially own shares of our Common Stock with a value equal to at least his or her then-current annual base salary. Our executive officers are expected to accumulate the required stock within five years (so that anyone who is an executive officer of the Company as of the date on which these guidelines were adopted has five years from the adoption date and anyone who subsequently becomes an executive officer of the Company has five years from the date on which he or she becomes an executive). Further, if an executive officer does not satisfy these guidelines within the five year period, until he or she satisfies the guidelines, he or she will be required to hold 50% of the net shares received in connection with a grant of unrestricted shares, upon exercise of stock options or upon the received vesting of restricted share awards received, provided such shares received are under equity awards made after the adoption of the ownership guidelines and that such awards are specifically subject to the ownership guidelines.

Impact of Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

In structuring compensation programs, setting individual compensation levels and awarding bonuses and incentive plan payouts, the Compensation Committee considers the potential impact of Section 162(m). Section 162(m) generally does not allow a publicly held corporation to take a tax deduction when compensation paid to a covered employee (generally, the chief executive officer and any of the corporation’s three other highest paid officers other than the chief financial officer) exceeds $1.0 million in any taxable year unless:

•

the compensation is payable solely on account of the attainment of pre-established objective performance goals;

•

a committee of two or more outside directors determines such performance goals;

•

our stockholders approve the material terms of the compensation; and

•

the committee certifies that the employee has met the performance goals.

The tax deductibility of compensation paid to other executives is not subject to these limitations.

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We generally attempt to preserve the deductibility of elements of our performance-based incentives. However, we believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract and retain the best executive talent, even though such elements may not be fully deductible under Section 162(m).

During 2011, the base salaries for each of our covered employees, with the exception of Mr. Kotick, were less than $1.0 million. Therefore, we may deduct the full amount of the salary paid to each of those employees and $1.0 million of the amount paid to Mr. Kotick. Further, payments under the CAIP and the Morhaime Profit Sharing Plan, each described above, are structured to be performance based incentives within the meaning of the 2008 Plan and, therefore, deductible up to the $6 million limit under the 2008 Plan on the payment of such awards to any one person for a single year. For further detail on the CAIP structure, see “—Elements of Our Executive Compensation Program for 2011—Corporate Annual Incentive Plan—2011 Incentive Opportunities”, and for further detail on the MPSP structure, see “—Elements of Our Executive Compensation Program for 2011—Other Annual Incentive Plans and Bonus Programs or Awards for 2011” above. Section 162(m) prevents us from deducting the discretionary bonuses paid to Mr. Kotick or to Mr. Tippl for 2011. It also prevents us from deducting the incremental amount by which the sum of Mr. Morhaime’s base salary and payment under the Blizzard Bonus Plan for 2011 exceeds $1.0 million.

Section 409A of the Internal Revenue Code

To the extent that any compensation paid or committed to any of our named executive officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause that compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the person receiving the compensation.

Accounting Considerations

The Compensation Committee also takes accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under “Executive Compensation—Compensation Discussion and Analysis” above. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2011.

Members of the Compensation Committee Jean-Bernard Lévy (Chairperson), Frédéric R. Crépin, Robert J. Corti, Robert J. Morgado and Stéphane Roussel

Summary Compensation Table

The table below presents compensation information for each of our named executive officers earned during the periods indicated.

As previously discussed, we believe that entering into multi-year employment agreements with our executives is important to attracting and retaining top talent. When we make a long-term equity grant to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. The target value of any such equity grant is based upon the length of the term of the agreement and such grants are typically the only equity grants made to our executive officers (i.e., other than Mr. Morhaime, who receives annual grants of equity in accordance with his employment agreement, our executive officers do not receive annual grants of equity). As the amounts shown in the Stock Awards and Option Awards columns in the table below include the value of any one-time, “upfront” awards made in connection with the entry into, renewal of or amendment of an employment agreement, the equity-based compensation and, as such, the total compensation shown for each executive will differ significantly from year-to-year, depending on whether he entered into an employment agreement (or amendment thereof), and therefore received an equity incentive award in a given year. Please see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Long-Term Incentives” above for further information about our equity granting practices.

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Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)		Total ($)
Robert A. Kotick President and Chief Executive Officer	2011	1,057,350	4,471,325	—	—	2,773,047	26,918	(5)	8,328,640
	2010	1,009,673	—	1,900,800	—	2,207,825	479,012		5,597,310
	2009	953,654	500,000	—	—	1,667,250	30,104		3,151,008
Thomas Tippl(6) Chief Operating Officer and Chief Financial Officer	2011	887,433	3,000,000	—	—	1,189,524	10,335	(5)	5,087,292
	2010	834,747	1,000,000	6,439,950(7)	2,360,400	1,051,197	39,002		11,725,296
	2009	726,423	—	2,645,000	7,970,880	664,417	20,818		12,027,538
Eric Hirshberg(8) Chief Executive Officer, Activision Publishing	2011	770,673	—	—	—	809,068	64,228	(5)	1,643,969
	2010	251,786	2,000,000	9,979,200(7)	1,457,750	271,361	1,731		13,961,828

Brian Hodous Chief Customer Officer	2011	606,885	—	1,036,450(7)(9)	234,600	529,131	10,752	(5)(9)	2,417,818
	2010	590,591	—	77,220	—	484,794	21,497		1,174,102
	2009	533,365	245,834	747,600	1,330,325	98,382	38,156		2,993,662
Michael Morhaime President and Chief Executive Officer, Blizzard Entertainment	2011	795,484	296,775	908,600	1,114,000	4,296,170	47,128	(5)	7,458,157
	2010	749,665	381,950	5,583,600	2,473,817	7,331,214	23,908		16,544,154
	2009	514,814	451,580	—	1,050,000	2,649,899	40,649		4,706,942

(1) The amount paid to Mr. Kotick for 2011 consists of a $4,000,000 special performance award he received in recognition of his significant contributions to the Company during the year, including his critical role in enabling the Company to exceed its financial goals for 2011, and a $471,325 lump sum payment in respect of a salary increase which was retroactively effective to July 1, 2011. The amount paid to Mr. Tippl for 2011 represents a special performance award he received in recognition of his significant contributions to the Company during the year, including service as both our Chief Operating Officer and interim Chief Financial Officer throughout the year and his critical role in enabling the Company to exceed its financial goals for 2011, one-half of which was deemed earned as of the payment date and one-half of which will be deemed earned as of March 14, 2015, provided his employment is not terminated by us for cause or by him without good reason prior to that date (see “—Employment Agreements—Thomas Tippl—Bonus Agreement” below). The amount paid to Mr. Tippl for 2010 represents a special performance award he received for his ability to simultaneously fill multiple leadership roles during a time of significant organizational transition, as well as his critical role in enabling the Company to exceed its own financial goals and outperform the industry by a wide margin during 2010. The amount paid to Mr. Hirshberg for 2010 consists of a signing bonus paid to him as inducement to enter into his employment agreement with us (see “—Employment Agreements—Eric Hirshberg” below). The amount paid to Mr. Hodous for 2009 consists of a special performance award he received in recognition of his contributions to the Company during the year. The amount paid to Mr. Morhaime for 2011 and 2010 consists of a bonus paid to him pursuant to the Blizzard Bonus Plan (see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011” above) and the amount paid to him for 2009 consists of a bonus paid to him pursuant to the Blizzard Bonus Plan and the guaranteed portion of his CAIP award.

(2) Other than as discussed in footnote (7) below, the amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and option awards granted in the period (in each case, computed in accordance with ASC Topic 718). As such, in a year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year.

Assumptions and key variables used in the calculation of the grant date fair values:

•

for 2011, are discussed in footnote 18 to our audited financial statements included in our 2011 10-K;

•

for 2010, are discussed in footnote 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 25, 2011; and

•

for 2009, are discussed in footnote 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010.

(3) For 2011, the amounts in this column for the named executive officers represent cash incentives paid under the CAIP (the calculation of which, for Mr. Kotick, included the lump sum payment in respect of a salary increase which was retroactively effective to July 1, 2011). For Mr. Morhaime, the amount in this column also reflects amounts paid to him pursuant to the Morhaime Profit Sharing Plan. For periods prior to 2011, the amounts in this column for the named executive officers other than Mr. Morhaime represent cash incentives paid under the CAIP and, for Mr. Morhaime, amounts paid to him pursuant to the Morhaime Profit Sharing Plan and the portion of his payment under the CAIP in excess of the amount which was guaranteed under his employment agreement prior to it being amended in November 2009 (which guaranteed portion is reported herein as a bonus). For a discussion of non-equity incentive plans, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Corporate Annual Incentive Plan” and “—Other Annual Incentive Plan and Bonus Programs or Awards for 2011” above.

(4) Dividends paid in respect of restricted shares and/or dividend equivalents paid in respect of restricted share units, as applicable, held by our named executive officers have been and continue to be reflected in the grant date fair value of such awards, as reported in the Stock Awards column. As such, while such amounts were included in the “Other Compensation” reported for Messrs. Kotick and Tippl for 2010 (and continue to be included therein for consistency with our prior presentation of such compensation), we have not included any such amounts in the compensation reported for 2011 and do not intend to do so in the future.

(5) The other compensation for 2011 consists of the following:

Name	Company 401(k) plan “matching” contributions	Life, disability or medical insurance premiums	Other Perquisites	Taxable Income Reimbursement Related to Other Perquisites	Total
Robert A. Kotick	$3,300	$23,618	—	—	$26,918
Thomas Tippl	$3,300	$7,035	—	—	$10,335
Eric Hirshberg	$3,300	$4,742	$29,344(a)	$26,842(b)	$64,228
Brian Hodous	$3,300	$7,452	—	—	$10,752
Michael Morhaime	$9,900	$35,317	—	$1,911(c)	$47,128

(a) The amount represents the cost of home theater equipment provided by the Company to Mr. Hirshberg in connection with him joining the Company and tickets for a sporting event provided by the Company to Mr. Hirshberg as a reward for his performance.

(b) The amount represents a reimbursement for taxes Mr. Hirshberg incurred on the items described in footnote (a).

(c) The amount represents a reimbursement for taxes Mr. Morhaime incurred on merchandise he received from Blizzard Entertainment. (The value of the merchandise is not included as it was provided as part of a broad-based program for employees of Blizzard Entertainment.)

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(6) Mr. Tippl was our Chief Financial Officer and Chief Operating Officer through February 2012, when he became solely the Chief Operating Officer.

(7) The amount includes the estimated value of a performance-based restricted stock award on the grant date determined by the Compensation Committee in connection with the entry, renewal or amendment of an employment agreement, calculated by multiplying (a) the number of shares underlying the award, assuming the highest level of performance under the performance targets to be established each year during the term of the award, by (b) the closing price of our Common Stock on such grant date.

(8) Mr. Hirshberg’s date of hire was September 1, 2010.

(9) In addition, while not reflected in this column, an aggregate of $27,604 was deducted from Mr. Hodous’ 2011 compensation in respect of tax refunds the Company received on Mr. Hodous’ behalf as part of a tax equalization package he received while on assignment in the United Kingdom which were previously shown as compensation to him.

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Grants of Plan-Based Awards for 2011

The table below provides information regarding the grants of plan-based awards made to the executive officers during 2011:

Name	Grant Type		Grant Date		Approval Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
							Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Robert A. Kotick	CAIP	(2)	3/2/2011				0	2,114,700	3,394,094
Thomas Tippl	CAIP	(2)	3/2/2011				0	1,020,000	1,637,100
Eric Hirshberg	CAIP	(2)	3/2/2011				0	750,000	1,260,00
Brian Hodous	CAIP	(2)	3/2/2011				0	444,000	712,620
	2008 Plan		3/7/2011	(3)	3/2/2011					—	40,000	(4)	—						436,400	(5)
	2008 Plan		3/7/2011		3/2/2011									55,000	(6)				600,050
	2008 Plan		3/7/2011		3/2/2011											50,000	(7)	10.91	234,600
Michael Morhaime	CAIP	(2)	3/2/2011				0	206,253	346,505
	MPSP	(8)					0	7,106,399	—
	2008 Plan		11/10/2011		10/20/2011	(9)								70,000	(10)				908,600
	2008 Plan		11/10/2011		10/20/2011	(9)										200,000	(11)	12.98	1,114,000

(1) The grant date fair value of the stock and option awards is computed in accordance with ASC Topic 718. Please see footnote 2 to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of the grant date fair values. All options granted have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

(2) Each of our named executive officers had an opportunity to earn a bonus for 2011 pursuant to the CAIP. None were entitled to a minimum amount thereunder (and none would have received any bonus thereunder if the Company’s operating income had not met or exceeded 85% of the target operating income for the year set forth in the annual operating plan approved by our Board). The target and maximum bonus under the CAIP for each named executive officer were based on his base salary rate in effect on March 2, 2011 (at the time the opportunity was approved by our Compensation Committee). The actual payments under the CAIP are based upon the named executive officer’s actual earnings for the year and, for Mr. Kotick, included the retroactive salary for the period from July 1, 2011 to December 31, 2011 which he received in March 2012 pursuant to his new employment agreement. Target amounts assume 100% financial and individual performance, while maximum amounts assume financial performance ranging from 125% to 200% of target, depending on the metric, and individual qualitative performance at 120% of target. For more information about the CAIP, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Corporate Annual Incentive Plan” above.

(3) The date shown represents the grant date determined by the Compensation Committee for the award in connection with the renewal of Mr. Hodous’ employment agreement.

(4) This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, with vesting tied to performance, that were granted to Mr. Hodous in connection with the extension of the term of his employment with us until March 31, 2013. One-half of these restricted share units will vest on March 15, 2013 if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2011 has been met or exceeded and the remaining one-half will vest on that date if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2012 has been met or exceeded, subject to Mr. Hodous’ continued employment through such date. If dividends are declared on our Common Stock, Mr. Hodous will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(5) Estimated value on the grant date determined by the Compensation Committee in connection with the renewal of Mr. Hodous’ employment agreement calculated by multiplying (a) the number of shares underlying the award, assuming the highest level of performance under the performance targets to be established for 2011 and 2012 (as discussed in footnote 3 above), by (b) the closing price of our Common Stock on such grant date (i.e., $11.80).

(6) This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Hodous in connection with the extension of the term of his employment with us until March 31, 2013. These restricted share units will vest in their entirety on March 31, 2013, subject to Mr. Hodous’ continued employment through such date. If dividends are declared on our Common Stock, Mr. Hodous will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(7) These options to purchase shares of our Common Stock were granted to Mr. Hodous in connection with the extension of the term of his employment with us until March 31, 2013. These options will vest in their entirety on March 31, 2013, subject to Mr. Hodous’ continued employment through such date.

(8) Pursuant to his employment agreement with us, Mr. Morhaime participates in the Morhaime Profit Sharing Plan. In accordance therewith, Mr. Morhaime is entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon Blizzard Entertainment’s earnings for that year. While Mr. Morhaime is entitled to an amount equal to up to 6% of the pool, because the amount of the pool cannot be known at the beginning of a year, no target amount is determinable and the target amount shown is a representative amount equal to the amount Mr. Morhaime received under the Morhaime Profit Sharing Plan with respect to 2010. Further, while Mr. Morhaime is entitled to receive an amount equal to a minimum specified percentage of that pool, because there is no certainty there will be a pool, there is no minimum or maximum amount to which he is entitled. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Other Annual Incentive Plan and Bonus Programs or Awards for 2011” above.

(9) These equity awards were approved during a “trading blackout” as referenced in our insider trading and pre-clearance policies, so the effective date of the awards is the first trading day after that trading blackout period was no longer in effect.

(10) This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Morhaime pursuant to his employment agreement with us as part of our annual equity award process. One-third of these restricted share units will vest on each of November 9, 2012, 2013 and 2014, subject to Mr. Morhaime’s continued employment through such date. If dividends are declared on our Common Stock, Mr. Morhaime will receive a cash dividend equivalent payment in an amount equal to the dividend to which he would have been entitled had the restricted share units been issued and outstanding Common Stock as of the record date for such dividend.

(11) These options to purchase our Common Stock were granted to Mr. Morhaime pursuant to his employment agreement with us as part of our annual equity award process. One-third of these options will vest on each of November 9, 2012, 2013 and 2014, subject to Mr. Morhaime’s continued employment through such date.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 45

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Outstanding Equity Awards at December 31, 2011

The table below sets forth the outstanding equity awards for each of our named executive officers as of December 31, 2011:

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1) (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Robert A. Kotick											2,500,000	(3)(4)	30,800,000
	547,410	(3)(5)	—		3.34	7/22/2012
	14,181	(3)(6)	—		3.87	4/29/2014
	262,998	(3)	—		9.57	6/15/2017
	2,960,000	(3)	740,000	(7)	13.29	12/1/2017
Thomas Tippl(8)											168,750	(9)(10)	2,079,000
								90,000	(3)(11)	1,108,800
								262,500	(3)(12)	3,234,000
	1,031,112	(3)	—		7.61	10/3/2015
	80,000	(9)	—		6.81	4/21/2016
	480,000	(3)	720,000	(13)	11.50	5/11/2019
	131,250	(3)	393,750	(14)	10.89	5/10/2020
Eric Hirshberg											300,000	(3)(15)	3,696,000
								432,000	(3)(16)	5,322,240
	70,000	(3)	280,000	(17)	11.88	12/31/15	(18)
Brian Hodous											40,000	(3)(19)	492,800
								30,000	(3)(20)	369,600
								55,000	(9)(21)	677,600
	240,000	(3)	—		7.93	11/3/2016
	150,000	(3)	50,000	(22)	12.46	8/7/2019
	—	(3)	50,000	(23)	10.91	3/7/2021
Michael Morhaime								333,333	(9)(24)	4,106,663
								46,666	(9)(25)	574,925
								70,000	(9)(26)	862,400
	410,000	(9)	190,000	(27)	15.04	7/09/2018
	133,334	(9)	66,666	(28)	11.54	11/09/2019
	66,667	(9)	133,333	(29)	11.88	11/08/2020
	50,000	(9)	250,000	(30)	11.88	11/08/2020
	—	(9)	200,000	(31)	12.98	11/10/2021

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 46

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(1) All exercisable options are currently vested.

(2) Calculated using the NASDAQ Official Closing Price of $12.32 per share of our Common Stock on December 30, 2011, the last trading day in 2011.

(3) The impact of the termination of the executive’s employment on this equity award is addressed in the executive’s employment agreement. Please see “—Potential Payments upon Termination or Change of Control” below.

(4) Restrictions lapse with respect to one-fifth of these restricted shares with vesting tied to performance on each of July 9, 2008, July 9, 2009, July 9, 2010, July 9, 2011 and December 31, 2012, in each case subject to our attaining the specified compound annual total stockholder return target at the end that vesting period (specifically, 0% through the end of the first, 5% through the end of the second, 7.5% through the end of the third, 15% through the end of the fourth and 18% through the end of the final period). If we do not achieve the performance target for a vesting period, none of the restrictions on those restricted shares will lapse for that vesting period. If, however, we later achieve the compound annual total stockholder return target for a subsequent vesting period, then the restrictions with respect to all of the unvested restricted shares relating to prior vesting periods will lapse on that subsequent vesting date. To date, none of the annual performance targets related to these restricted shares have been satisfied.

(5) As a result of Mr. Kotick’s transfer by gift, these options are held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick’s minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(6) As a result of Mr. Kotick’s transfer by gift, these options are held by the 45121I Trust, a trust for the benefit of Mr. Kotick’s minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(7) Options vest with respect to one-sixtieth of the underlying grant (which was for options to purchase 3,700,000 shares) on the first day of each month in the five years following the date of grant, commencing with January 1, 2008. (In accordance with that vesting schedule, options with respect to approximately 61,667 shares vested on each of January 1, 2012, February 1, 2012, March 1, 2012 and April 1, 2012.)

(8) As a result of Mr. Tippl’s transfer by gift, all of his outstanding equity awards are held in the name of the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of the trust and share voting and investment power with respect to those securities.

(9) The impact of the termination of the executive’s employment on this equity award is not addressed in the executive’s employment agreement and, instead, is consistent with our standard form of award agreement. Please see “—Potential Payments upon Termination or Change of Control” below.

(10) Restrictions lapse with respect to these restricted shares with vesting tied to performance in accordance with Mr. Tippl’s employment agreement with us. Please see “—Employment Agreements—Thomas Tippl” below. (The performance metric related to 2011 was satisfied and, on February 15, 2012, 56,250 of these restricted shares vested.)

(11) Restrictions lapse with respect to one-third of these restricted shares on each of February 15, 2012, 2013 and 2014. (In accordance with that vesting schedule, the restrictions with respect to 30,000 of these shares lapsed on February 15, 2012.)

(12) One-third of these restricted share units vest on each of February 15, 2012, 2013 and 2014. (In accordance with that vesting schedule, 87,500 of these restricted share units vested on February 15, 2012.)

(13) One-third of these options vest on each of February 15, 2012, 2013 and 2014. (In accordance with that vesting schedule, options with respect to 240,000 shares vested on February 15, 2012.)

(14) One-third of these options vest on each of February 15, 2012, 2013 and 2014. (In accordance with that vesting schedule, 131,250 options vested on February 15, 2012.)

(15) One-fifth of these restricted share units vest on each of March 15, 2012, 2013, 2014, 2015 and 2016, in each case if the Compensation Committee determines that the operating income objective for Activision Publishing set forth in our annual operating plan for the prior year has been met or exceeded. (The performance metric related to 2011 was satisfied and, on March 15, 2012, 60,000 of these restricted share units vested.)

(16) One-fourth of these restricted share units vest on each of August 31, 2012, 2013, 2014 and 2015.

(17) One-fourth of these options vest on each of August 31, 2012, 2013, 2014 and 2015.

(18) On the earlier of December 31, 2015 and the date on which Mr. Hirshberg’s employment is terminated, if the closing price of our Common Stock on that date exceeds the exercise price per share of the options, his option will automatically be exercised and he will receive an amount of cash equal to this spread multiplied by the number of options which have vested on that date.

(19) One-half of these restricted share units with vesting tied to performance vest on March 15, 2013 if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2011 has been met or exceeded and the remaining one-half vest on that date if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2012 has been met or exceeded.

(20) These restricted share units vest on July 31, 2012.

(21) These restricted share units vest on March 31, 2013.

(22) These options vest on July 31, 2012.

(23) These options vest on March 31, 2013.

(24) One-fifth of these restricted share units vest on each of December 31, 2012, 2013, 2014, 2015 and 2016.

(25) One-half of these restricted share units vest on each of November 7, 2012 and 2013.

(26) One-third of these restricted share units vest on each of November 9, 2012, 2013 and 2014.

(27) Options vest with respect to one-sixtieth of the underlying grant (which was for options to purchase 600,000 shares) on the ninth day of each month in the five years following the date of grant, commencing with August 9, 2008. (In accordance with that vesting schedule, options with respect to 10,000 shares vested on each of January 9, 2012, February 9, 2012, March 9, 2012 and April 9, 2012.)

(28) These options vest on November 9, 2012.

(29) One-half of these options vest on each of November 7, 2012 and 2013.

(30) One-fifth of these options vest on each of December 31, 2012, 2013, 2014, 2015 and 2016.

(31) One-third of these options will vest on each of November 9, 2012, 2013 and 2014.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 47

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Option Exercises and Stock Vested for 2011

The table below sets forth details with respect to the options exercised by, and the restricted shares and restricted share units that vested for, our named executive officers in 2011:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Robert A. Kotick	299,817	2,258,258	160,000		2,228,800
Thomas Tippl	—	—	188,750	(2)	2,109,775
Eric Hirshberg	—	—	108,000		1,279,800
Brian Hodous	—	—	36,500		445,745
Michael Morhaime	—	—	90,001		1,141,947

(1) The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the closing price of our Common Stock as quoted on the NASDAQ National Market on the vesting date (or if that date is not a trading date, the prior trading date).

(2) These stock awards were held by the Thomas and Laura Tippl Family Trust at the time of vesting.

Employment Agreements

We believe that, to attract and retain the executive talent necessary to lead us, we should enter into an employment agreement with each of our executive officers. The following is a summary of the material terms regarding compensation set forth in the employment agreement we have entered into with each of our named executive officers, other than provisions regarding payments and benefits upon termination or a change of control, which are described under “—Potential Payments upon Termination or Change of Control” below.

Robert A. Kotick

Robert A. Kotick is party to an employment agreement with us, dated as of March 15, 2012 (the “Kotick Employment Agreement”), pursuant to which he serves as our President and Chief Executive Officer. Mr. Kotick’s term of employment under the Kotick Employment Agreement began on March 15, 2012 and will end on June 30, 2016.

Pursuant to the Kotick Employment Agreement, Mr. Kotick’s annual base salary was increased to $2,000,000, retroactive to July 1, 2011. In respect of the period between July 1, 2011 and the effective date of the Kotick Employment Agreement, Mr. Kotick received two lump-sum cash payments (the “Salary Adjustment Payments”). The first payment of $471,325 was in respect of 2011 and the second payment of $190,590 was in respect of 2012, and each represents the difference between (i) the base salary to which he was entitled for the relevant period pursuant to the Kotick Employment Agreement and (ii) the base salary which he received for that period pursuant to the Amended and Restated Employment Agreement between he and the Company, dated as of December 1, 2007, amended on July 8, 2008 and terminated on March 15, 2012. Beginning in 2013, Mr. Kotick’s annual base salary will be increased automatically as of January 1st of each year during the term in an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s promotion or other significant modification in duties). For more information about Mr. Kotick’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Salary” above.

Mr. Kotick is also entitled to receive an annual bonus under the CAIP, with a target amount of 200% of his base salary. The actual amount of any bonus Mr. Kotick may receive under the CAIP is determined by the Compensation Committee based on his achievement of mutually agreed objectives, his overall performance and the Company’s financial performance. The form of any such bonus is determined by the Compensation Committee at its sole discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Corporate Annual Incentive Plan” above. In addition, Mr. Kotick received a one-time cash sign-on bonus payment of $2,500,000 in connection with his entering into the Kotick Employment Agreement, which was paid at the time the Salary Adjustment Payments were paid to Mr. Kotick. In addition, the Compensation Committee, at its sole discretion, may award Mr. Kotick a performance bonus at any time in an amount and form determined by the Compensation Committee. Mr. Kotick is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain a supplemental term life insurance policy in the amount of $18 million for the benefit of his estate until March 14, 2022.

As an inducement to enter into the Kotick Employment Agreement, Mr. Kotick received a grant of 2,061,006 restricted share units, the number of which was based on a fair market value on the date of grant equal to $25,000,000. If, and only if, the Company’s non-GAAP gross profits for 2012 (as determined in accordance with the Kotick Employment Agreement) are greater than or equal to $500,000,000, on March 15, 2013 the restricted share units will immediately vest with respect to 20-sixtieths of the award (representing the twenty month-long vesting tranches between August 1, 2011 and March 1, 2013) and thereafter one-sixtieth of the award will vest on the first day of each month, with the exception of the final tranche, which will vest on the expiration date of the Kotick Employment Agreement. The grant of restricted share units is expressly conditioned upon the approval of the amendments to the 2008 Plan being sought at the Annual Meeting.

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As further inducement to enter into the Kotick Employment Agreement, Mr. Kotick received a grant of 4,122,012 performance shares, each representing the right to receive one share of our Common Stock, the number of which assumes maximum performance and was based on a fair market value on the date of grant approximately equal to $50,000,000; target performance would result in a release of shares with a grant date value approximately equal to $25,000,000. Seventy percent of the performance shares are subject to vesting conditions based upon our operating performance in overlapping two-year periods (i.e., 2011-2012, 2012-2013, 2013-2014 and 2014-2015). With respect to 65% of those shares, our operating performance will be measured by reference to the Company’s non-GAAP diluted EPS over the relevant two-year period and, with respect to 35% of those shares, our operating performance will be measured by reference to the Company’s cumulative free cash flow over the relevant two-year period. If actual performance is below 75% of target, no shares subject to the operating performance criteria will be earned. For each measure, if actual performance is 75% of target, 75% of the target shares subject to the relevant operating performance criteria will be earned; if actual performance is 100% of target, 100% of the target shares subject to the operating performance criteria will be earned; if actual performance is 125% of target or above, all of the shares (i.e., 200% of the target shares) subject to the operating performance criteria will be earned. If actual performance falls between two thresholds, the number of shares subject to the operating performance criteria that will be earned will be determined using straight-line interpolation. The remaining 30% of the performance shares also vest in overlapping two-year periods, other than the performance period for 2011-2012, which is measured from July 1, 2011 through December 31, 2012, based on our compound annual TSR between the average closing price of our Common Stock during the 30 days immediately preceding the commencement of the applicable performance period and the average closing price of our Common Stock during the 30 days immediately preceding the end of the applicable performance period, as compared to the TSR of the NASDAQ Composite measured over the same 30-day periods in each of the relevant performance periods and calculated in an analogous manner. For each performance period, if our TSR is 20 percentage points or more below the TSR of the NASDAQ Composite, no shares subject to the TSR performance criteria will be earned; if our TSR is 10 percentage points below the TSR of the NASDAQ Composite, 50% of the target shares subject to the TSR performance criteria will be earned; if our TSR equals the TSR of the NASDAQ Composite, all of the target shares subject to the TSR performance criteria will be earned; if our TSR is 10 percentage points more than the TSR of the NASDAQ Composite, 150% of the target shares subject to the TSR performance criteria will be earned; and if our TSR is 20 percentage points more than the TSR of the NASDAQ Composite, all (200% of the target) of the performance shares subject to the TSR performance criteria will be earned. If actual performance falls between two thresholds, the number of shares subject to the TSR performance criteria that will be earned will be determined using straight-line interpolation. In addition, to the extent that not all of the shares are earned, those missed shares may vest at the end of subsequent performance periods based on relative achievement of TSR measures, where the beginning average price of our Common Stock is measured by reference to the 30 day period beginning 30 days prior to the commencement of the performance period with respect to which such shares were missed. The grant of performance shares is expressly conditioned upon the approval of the amendments to the 2008 Plan being sought at the Annual Meeting. Further, none of the performance shares for the performance period for 2011-2012 will vest unless the Company’s non-GAAP gross profits for 2012 (as determined in accordance with the Kotick Employment Agreement) are greater than or equal to $500,000,000.

Pursuant to the Kotick Employment Agreement, if there is a change in control (as defined in the Kotick Employment Agreement) during the term of his employment under the Kotick Employment Agreement after December 31, 2012 or Mr. Kotick is terminated without cause (as defined in the Kotick Employment Agreement) during the six months prior to a change in control, Mr. Kotick will be entitled to a cash bonus payable upon such change in control in an amount of at least $30,000,000, which may be increased to up to $45,000,000 at the good faith discretion of the Compensation Committee.

Pursuant to the Kotick Employment Agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Kotick is restricted from soliciting the employment of anyone then-employed by us or our affiliates (or anyone who was employed by us or them during the then-most recent six-month period). In addition, Mr. Kotick is prohibited from competing with us during the term of his employment under the Kotick Employment Agreement.

Thomas Tippl

Employment Agreement

Thomas Tippl is party to an employment agreement with us, dated as of September 9, 2005, amended as of December 15, 2008, April 15, 2009 and March 23, 2010, and assigned to us by Activision Publishing on April 15, 2009 (as so amended and assigned, the “Tippl Employment Agreement”), pursuant to which he served as the Chief Financial Officer of Activision Publishing until the consummation of the Combination, as our Chief Financial Officer from the consummation of the Combination until February 2009, and as our Chief Corporate Officer and Chief Financial Officer from February 2009 until March 2010 and, since March 2010 serves as our Chief Operating Officer (as well as continuing to serve as our Chief Financial Officer until a replacement was hired in March 2012). Mr. Tippl’s term of employment under the Tippl Employment Agreement began on October 1, 2005 and will end on April 15, 2014.

Pursuant to the Tippl Employment Agreement, Mr. Tippl’s annual base salary was $850,000 as of March 23, 2010 and was and will be automatically increased as of February 15th of each year by an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s significant promotion or modification in duties). For more information about Mr. Tippl’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Salary” above.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – 49

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Pursuant to the Tippl Employment Agreement, Mr. Tippl is also eligible for an annual bonus under the CAIP, with a target amount of 120% of his base salary, the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Corporate Annual Incentive Plan” above. Mr. Tippl is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment.

As an inducement to enter into the Tippl Employment Agreement in 2005, Mr. Tippl was (1) paid a signing bonus of $100,000 and (2) granted an option to purchase 1,600,000 shares of our Common Stock. In addition, in consideration for abandoning certain long-term compensation, pension benefits and related equity participations with his prior employer when he joined the Company, Mr. Tippl was granted 193,424 restricted shares of our Common Stock. As an inducement to enter into the February 2009 amendment to the Tippl Employment Agreement pursuant to which he was promoted from Chief Financial Officer to Chief Corporate Officer and Chief Financial Officer and the term of his employment was extended until April 2014, Mr. Tippl was granted (1) an option to purchase 1,200,000 shares of our Common Stock, (2) 150,000 restricted shares, and (3) 80,000 restricted shares of our Common Stock with vesting tied to performance that vested on February 15, 2010 upon our attainment of a specified diluted non-GAAP earnings per share target. As an inducement to enter into the March 2010 amendment to the Tippl Employment Agreement pursuant to which he was promoted to Chief Operating Officer and continued to serve as our Chief Financial Officer until a replacement was hired (thereby simultaneously filling multiple leadership roles during a time of significant organizational transition), Mr. Tippl was granted (1) an option to purchase 525,000 shares and (2) 350,000 restricted share units. Mr. Tippl was also granted 225,000 restricted shares of our Common Stock with vesting tied to performance that vest ratably on each of February 15, 2011, 2012, 2013 and 2014, in each case if the Compensation Committee determines that our diluted non-GAAP earnings per share for the prior year is at least equal to the diluted non-GAAP earnings per share objective in our annual operating plan for that year. In addition, if an objective for a year is not met but we “over-deliver” in a subsequent year by an amount at least sufficient to make up for the previous shortfall, all shares that previously failed to vest will vest on that subsequent vesting date along with the shares otherwise then vesting.

Pursuant to the Tippl Employment Agreement, until the second anniversary of the termination of his employment, Mr. Tippl is restricted from soliciting the employment of anyone who was employed by us or our affiliates during the term of his employment and from inducing any of our business partners to alter its relationship with us. Mr. Tippl is also generally not permitted to seek or negotiate for other employment before the final six months of the term of employment under the Tippl Employment Agreement. In addition, Mr. Tippl is prohibited from competing with us during the term of the Tippl Employment Agreement.

Bonus Agreement

In recognition of his significant contributions to the Company during the year, including service as both our Chief Operating Officer and interim Chief Financial Officer throughout the year and his critical role in enabling the Company to exceed its financial goals for 2011, we awarded Mr. Tippl a one-time, discretionary bonus of $3 million, which was paid on March 15, 2012.

Pursuant to the agreement, dated as of March 12, 2012, between Mr. Tippl and us, half of that bonus (i.e., $1.5 million) was deemed earned as of the date paid and the remaining $1.5 million will be deemed earned as of March 14, 2015. If Mr. Tippl’s employment is terminated prior to March 14, 2015 by the Company for cause or by him without good reason, in each case within the meaning of the Tippl Employment Agreement (see “—Potential Payments upon Termination or Change of Control” below), he has agreed to repay to the us 50% of the net bonus paid to him on March 15, 2012 (i.e., half of the amount paid to him after all applicable taxes and withholdings), within 120 days of the termination of his employment.

Eric Hirshberg

Eric Hirshberg is party to an employment agreement with Activision Publishing, dated as of July 6, 2010 and assigned to us by Activision Publishing on January 1, 2012 (as so assigned, the “Hirshberg Employment Agreement”), pursuant to which he serves as Activision Publishing’s Chief Executive Officer. Mr. Hirshberg’s term of employment under the Hirshberg Employment Agreement began on September 1, 2010 and will end on December 31, 2015.

Pursuant to the Hirshberg Employment Agreement, Mr. Hirshberg’s annual base salary was $750,000 on September 1, 2010 and was and will be increased by at least 5% annually. For more information about Mr. Hirshberg’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Salary” above.

Mr. Hirshberg is also eligible for an annual bonus under the CAIP with a target amount of 100% of his base salary, the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Corporate Annual Incentive Plan” above. While Mr. Hirshberg is not guaranteed an annual bonus for any year, if (1) the operating income objective for Activision Publishing set forth in our annual operating plan for the prior year has been met or exceeded, (2) we have not advised him prior to March 1st of the following year that he will be receiving a bonus at least equal to his target bonus for that year under the CAIP, and (3) he voluntarily resigns on or before March 8th of that following year, we must pay him an amount equal to the greater of (X) the base salary to which he would have been entitled had he remained Activision Publishing’s employee through December 15, 2015 and (Y) any excess of $10,500,000 over his aggregate earned compensation as of his termination date. For the purposes of the Hirshberg Employment Agreement, Mr. Hirshberg’s “aggregate earned compensation” consists of all payments made, and the value of all benefits provided, to him during the term of his employment with us and the amount of any severance to which he is entitled, where the value attributable to his options to purchase shares of our Common Stock is any excess of the fair market value of the underlying shares on the termination date or expiration date, as the case may be, over the aggregate exercise price and the value attributable to his restricted share units (including those with vesting tied to performance) is the fair market value of the underlying shares when delivered to him. See “—Potential Payments upon Termination or Change of Control” below for details regarding our severance obligations to Mr. Hirshberg. Mr. Hirshberg is also entitled to participate in all benefit plans generally available to our senior executive officers.

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As an inducement to enter into the Hirshberg Employment Agreement, Mr. Hirshberg was (1) paid a signing bonus of $2,000,000, (2) granted an option to purchase 350,000 shares of our Common Stock, (3) granted 540,000 restricted share units, and (4) granted 300,000 restricted share units with vesting tied to performance that vest ratably on each of March 15, 2012, 2013, 2014, 2015 and 2016, in each case if the Compensation Committee determines that the operating income objective for Activision Publishing set forth in our annual operating plan for the prior year has been met or exceeded.

As further inducement to attract and retain Mr. Hirshberg, we have guaranteed him, subject to the satisfaction of certain corporate financial performance criteria, a minimum level of compensation over the term of the Hirshberg Employment Agreement. Specifically, if (1) he remains employed through December 31, 2015, (2) the operating income objective for Activision Publishing set forth in our annual operating plan for least four of the five years of the term has been met or exceeded, and (3) his aggregate earned compensation as of December 15, 2015 (calculated in the manner described above) has not exceeded $19,000,000, we will pay him the shortfall in 2016 (if his employment terminates on December 31, 2015, subject to his execution of an effective and irrevocable waiver and release).

Pursuant to the Hirshberg Employment Agreement, until the second anniversary of the termination of his employment, Mr. Hirshberg is restricted from soliciting the employment of anyone then-employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Hirshberg is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Hirshberg is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Hirshberg Employment Agreement. In addition, Mr. Hirshberg is prohibited from competing with us during the term of the Hirshberg Employment Agreement.

Brian Hodous

Brian Hodous is party to an employment agreement with us, dated as of July 31, 2009, amended as of August 1, 2011, and assigned to us as of January 1, 2012 (the “Hodous Employment Agreement), pursuant to which he serves as our Chief Customer Officer. Mr. Hodous’ term of employment under the Hodous Employment Agreement began on August 1, 2009 and will end on March 31, 2013.

Pursuant to the Hodous Employment Agreement, Mr. Hodous’ annual base salary was $610,000 as of March 6, 2011 and was and will be reviewed periodically. For more information about Mr. Hodous’ base salary, see “—Compensation Discussion and Analysis—Elements of Compensation Program for 2011—Salary Analysis” above.

Mr. Hodous is also eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which is determined at the Company’s sole discretion based on his overall performance and the Company’s performance. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Compensation Program for 2011—Corporate Annual Incentive Plan” above. Mr. Hodous is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

As an inducement to enter into the employment agreement, Mr. Hodous was (1) paid a renewal bonus of $48,000, (2) granted an option to purchase 200,000 shares of our Common Stock, and (3) granted 60,000 restricted share units. As an inducement to enter into the August 2011 amendment to the Hodous Employment Agreement, pursuant to which the term of his employment was extended until March 2013, Mr. Hodous was granted (1) an option to purchase 50,000 shares of our Common Stock, (2) 55,000 restricted share units, and (3) 40,000 restricted share units with vesting tied to performance, one-half of which will vest on March 31, 2013 if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan 2011 has been met or exceeded, and one-half of which will vest on that date if the Compensation Committee determines that the operating income objective for the Company set forth in our annual operating plan for 2012 has been met or exceeded.

Pursuant to the Hodous Employment Agreement, until the second anniversary of the expiration of the term of his employment, Mr. Hodous is restricted from soliciting the employment of anyone then employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Hodous is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Hodous is also generally not permitted to negotiate for other employment before the final six months of the term of employment under the Hodous Employment Agreement. In addition, Mr. Hodous is prohibited from competing with us during the term of the Hodous Employment Agreement.

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Michael Morhaime

Michael Morhaime is party to an employment agreement with us, dated as of December 1, 2007 and amended as of December 15, 2008, March 31, 2009, November 4, 2009 and October 16, 2010 (the “Morhaime Employment Agreement”), pursuant to which he serves as the President and Chief Executive Officer of Blizzard Entertainment. Mr. Morhaime’s term of employment under the Morhaime Employment Agreement began on July 9, 2008 and will expire on December 31, 2016.

Pursuant to the Morhaime Employment Agreement, Mr. Morhaime’s annual base salary was $763,900 as of August 31, 2010 and was and will be reviewed annually. It may be increased at our discretion and any higher base salary paid to Mr. Morhaime will then be deemed to be the annual rate for purposes of the Morhaime Employment Agreement. For more information about Mr. Morhaime’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Salary” above.

Mr. Morhaime is also eligible for an annual bonus under the CAIP with a target amount of 27% of his base salary, 10% of which will be based on the Company’s financial performance and 90% of which will be based on his performance and Blizzard Entertainment’s financial performance. The actual amount of any such bonus paid to him is determined at the Company’s discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Corporate Annual Incentive Plan” above.

Mr. Morhaime is also eligible for additional annual performance-based cash compensation based upon Blizzard Entertainment’s earnings under the Morhaime Profit Sharing Plan. Specifically, Mr. Morhaime is entitled to an amount equal to up to 6% of the profit sharing pool created pursuant to the Blizzard Profit Sharing Plan. (The Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage). Prior to October 2010, Mr. Morhaime was entitled to an amount equal to up to 5% of that pool. For more information about the Morhaime Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Other Annual Incentive Plan and Bonus Programs or Awards for 2011” above.

Mr. Morhaime is also eligible for an annual bonus under the Blizzard Bonus Plan. The target amount of such bonus is 37% of his base salary, but is otherwise at our Chief Executive Officer’s discretion. For more information about the Blizzard Bonus Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2011—Other Annual Incentive Plan and Bonus Programs or Awards for 2011” above.

Mr. Morhaime is also entitled to participate in all benefit plans generally available to Blizzard Entertainment’s senior executive officers (provided that in any case his benefits are in the aggregate at least as favorable to him as those provided to him by Blizzard Entertainment as of October 15, 2007). Mr. Morhaime was entitled to reimbursement of any legal fees he incurred in connection with the negotiation of the Morhaime Employment Agreement.

As an inducement to enter into the Morhaime Employment Agreement, upon the consummation of the Combination, Mr. Morhaime was granted an option to purchase 600,000 shares of our Common Stock. As an inducement to enter into the October 2010 amendment to the Morhaime Employment Agreement, pursuant to which, among other things, the term of his employment was extended until December 2016, Mr. Morhaime was granted (1) an option to purchase 300,000 shares of our Common Stock and (2) 400,000 restricted share units. In addition, the Morhaime Employment Agreement provides that we will recommend to the Compensation Committee that Mr. Morhaime be granted of an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units once per year during the term of the agreement to the extent awards are being made to our other senior executives during that year. Accordingly, in both November 2010 and 2011, the Compensation Committee, upon our recommendation, granted Mr. Morhaime (1) an option to purchase 200,000 shares of our Common Stock and (2) 70,000 restricted share units.

Pursuant to the Morhaime Employment Agreement, while he is our employee and during any period following the termination of his employment in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), Mr. Morhaime is restricted from soliciting the employment of anyone then-employed by us or Blizzard Entertainment and from inducing any of our business partners or Blizzard Entertainment’s business partners to terminate its relationship with us or them. In addition, Mr. Morhaime is prohibited from competing with us while he is our employee. Further, during any period in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), he must make himself reasonably available to us to provide any information or other assistance we may reasonably request with respect to matters relating to Blizzard Entertainment’s business about which he has knowledge as a result of his employment. For information about the severance Mr. Morhaime may receive, see “—Potential Payments upon Termination or Change of Control” below.

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Potential Payments upon Termination or Change of Control

The table below outlines the potential payments to our named executive officers upon the occurrence of certain termination events or a change of control. The calculations assume that each of these events occurred on December 31, 2011 (and, as such, reflect the terms of Mr. Kotick’s prior employment agreement with the Company, rather than the new one entered into in March 2012).

Name and Type of Payment/Benefit	Death(1)(2)	Disability(1)(2)	Termination by Activision Blizzard For Cause or Performance Termination(1)(3)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(1)(4)	Change of Control Without Termination(5)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason Following a Change of Control(4)(5)
Robert A. Kotick
Bonus severance	$2,207,825	$2,207,825	—	$2,207,825	—	$2,207,825
Severance payment	—	1,057,350	—	6,344,100	—	9,516,150
Benefits continuation(6)	9,634	130,630	$107,928	130,630	—	130,630
Value of accelerated equity awards(7)	0	0	—	0	$30,800,000	30,800,000
Excise tax gross-up	—	—	—	—	—	—
TOTAL	$2,217,459	$3,395,805	$107,928	$8,682,555	$30,800,000	$42,654,605
Thomas Tippl
Bonus severance	$1,189,524	$1,189,524	—	$1,189,524	—	$1,189,524
Lump-sum payment	2,504,241	2,504,241	—	—	—	—
Salary continuation	—	—	—	2,039,301	—	2,039,301
Benefits continuation(6)	22,727	31,572	—	—	—	—
Value of accelerated equity awards(7)	0	0	0	0	—	0
TOTAL	$3,716,492	$3,725,337	0	$3,228,825	—	$3,228,825
Eric Hirshberg
Bonus severance	$809,068	$809,068	—	$809,068	—	$809,068
Lump-sum payment	1,550,000	—	—	4,947,263	—	4,947,263
Salary continuation	—	3,100,000	—	—	—	—
Value of accelerated equity awards(7)	30,800	30,800	—	30,800	—	30,800
TOTAL	$2,389,868	$3,939,868	—	$5,787,131	—	$5,787,131
Brian Hodous
Bonus severance	$529,131	$529,131	—	$529,131	—	$529,131
Lump-sum payment	1,830,000	1,830,000	—	—	—	—
Salary continuation	—	—	—	762,500	—	762,500
Value of accelerated equity awards(7)	1,540,000	1,540,000	—	1,540,000	—	1,540,000
TOTAL	$3,899,131	$3,899,131	—	$2,831,631	—	$2,831,631
Michael Morhaime
Bonus severance	$4,592,945	$4,592,945	—	$4,592,945	—	$4,592,945
Lump-sum payment	—	—	—	22,934,581	—	22,934,581
TOTAL	$4,592,945	$4,592,945	—	$27,527,526	—	$27,527,526

(1) In the event of a termination of employment by us without cause or by the employee for good reason, or in the event of a termination of employment due to death or disability, on December 31, 2011, each of our named executive officers would have received any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2011), as well as a pro rata bonus for the year in which the termination occurred as follows:

(a) Mr. Kotick would have received, subject to his execution of an effective and irrevocable waiver and release (other than in the event of a termination of his employment due to death):

- a lump-sum payment equal to the annual bonus earned for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365 (which, had Mr. Kotick's new employment agreement been in effect as of December 31, 2011, if his employment had been terminated by us without cause or by him for good reason other than during the 12-month period following a change in control, would have been determined by reference to the year in which the termination occurred rather than the year immediately preceding that year);

(b) Mr. Tippl would have received, to the extent the bonus was earned:

- a lump-sum payment equal to a pro rata portion of the annual bonus for the fiscal year in which the termination occurred.

(c) Messrs. Hirshberg and Hodous would have each received, to the extent the bonus was earned and subject to his execution of an effective and irrevocable waiver and release (other than in the event of a termination of his employment due to death):

- a lump-sum payment equal to the annual bonus for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurred and the denominator of which is 12.

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(d) Mr. Morhaime would have received, to the extent the bonus was earned:

- a lump-sum payment equal to any amounts he would have received under the CAIP, Morhaime Profit Sharing Plan and Blizzard Bonus Plan for the year in which the termination occurred (where all goals would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days prior to and including his termination date in the year in which the termination occurred and the denominator of which is 365.

None of our named executive officers is entitled to a bonus with respect to the year of termination of his employment in connection with a termination for cause or performance termination. Mr. Kotick would have received any earned but unpaid bonus for prior years in the event of a termination of his employment for cause and Mr. Tippl would have received any earned but unpaid bonus for prior years in the event of a performance termination.

(2) In the event of a termination of employment due to death or disability on December 31, 2011, each of our named executive officers or his estate would have received, in addition to any amounts to which he was entitled under applicable law, such as earned but unpaid salary, accrued but unpaid vacation, unreimbursed business expenses and any amounts then due under our benefit plans, programs or policies (collectively, “basic severance”) (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2011), the following:

(a) Mr. Kotick would have received:

- in the event of his termination due to disability, subject to his execution of an effective and irrevocable waiver and release, an amount equal to 100% of his annual base salary in effect on his termination date, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

- continuation of health/medical insurance benefits for him and his family, as applicable, for a period of two years following his termination date; and

- in the event of his termination due to disability, continuation of his supplemental life insurance benefits through November 30, 2017 (which, had Mr. Kotick’s new employment agreement been in effect as of December 31, 2011, would have continued through March 15, 2022).

(b) Mr. Tippl would have received:

- a lump-sum payment equal to 300% of the base salary paid or payable to him for the most recent year immediately prior to termination; and

- continuation of health/medical insurance benefits for him and his family, as applicable, for a period of two years following his termination date.

(c) Mr. Hirshberg would have received:

- in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he became entitled under company-provided life insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

- in the event of his termination due to disability, subject to his or his legal representative’s execution of an effective and irrevocable waiver and release, salary continuation through December 31, 2015 in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date, less any payments received or to which he became entitled under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero).

(d) Mr. Hodous would have received:

- subject to his execution of an effective and irrevocable waiver and release in the event of his termination due to disability, a lump-sum payment equal to 300% of his annual base salary in effect on his termination date.

With the exception of a payment in respect of a bonus, discussed in footnote (1), Mr. Morhaime would not have received anything other than basic severance in connection with a termination due to death or disability.

Except as otherwise indicated, the amounts reflected in the table are in addition to any proceeds from company-provided insurance the executive or his estate would have received upon death or disability, as the case may be.

Any payment in respect of a bonus which any of our named executive officers would have received in connection with a termination of employment due to death or disability is discussed in footnote (1). The effects of a termination of employment due to death or disability on outstanding equity awards are discussed in footnote (7).

(3) The employment of each of our named executive officers may be terminated for “cause” if any of the following occur:

- For Mr. Kotick: subject to his right to cure, a determination by our Board that he (1) engaged in any act of fraud or embezzlement in respect of us or our funds, properties or assets, (2) was convicted of a felony relating to his actions as our executive under the laws of the United States or any state thereof (provided that all rights of appeal have been exercised or have lapsed), unless such acts were committed in the reasonable, good faith belief that his actions were in our best interests and the best interests of our stockholders and would not violate criminal law, (3) engaged in willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause us severe harm, or (4) was intentionally dishonest in the performance of his duties under his employment agreement and such dishonesty had a material adverse effect on us;

- For Mr. Tippl: he (1) engaged in willful, reckless or gross misconduct, (2) subject to his right to cure, materially breached his employment agreement, (3) was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude, (4) breached his duty of loyalty to us, or (5) violated our corporate governance policies; in addition, for Mr. Tippl, a “performance termination” occurs if we terminate his employment by reason of his failure to perform the functions of his position at the appropriate level;

- For Mr. Hirshberg: he (1) engaged in willful, reckless or gross misconduct; (2) subject to his right to cure, materially breached his employment agreement or the proprietary information agreement with us; (3) subject to his right to cure, was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude, (4) breached his duty of loyalty to us, or (5) violated our corporate governance policies;

- For Mr. Hodous: our good faith determination that he (1) engaged in misconduct or gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment, (2) engaged in fraud, dishonesty, or any other conduct that causes or has the potential to cause, harm to us or our subsidiaries, including our business or reputation, (3) subject to his right to cure, violated any of our lawful directives or policies or any applicable laws, rules or regulations, (4) materially breached his employment agreement, (5) materially breached any proprietary information or confidentiality agreement with us or our subsidiaries, (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude, or (7) breached his fiduciary duties to us or our subsidiaries; and

- For Mr. Morhaime: he (1) subject to his right to cure, failed to perform his primary duties or breached his employment agreement, in either case resulting in material and demonstrable damage to us or our affiliates, (2) subject to his right to cure, intentionally and materially failed to comply with our material policies of which he had been provided written notice and the terms of which are equally and uniformly applied to all of our executive employees, or (3) was convicted of a felony or other crime involving dishonesty or fraud or that results or would reasonably be expected to result in our becoming subject to public reprimand or sanction; and

Each of our named executive officers would have received basic severance in connection with a performance termination or a termination for cause on December 31, 2011 and none of them would have received any salary-related severance or bonus with respect to the year of termination in connection with a performance termination or a termination for cause.

In addition, in the event of a termination of employment by us for cause, Mr. Kotick would have received:

- any earned but unpaid bonuses for prior years; and

- continuation of his supplemental life insurance benefits through November 30, 2017 (which, had Mr. Kotick’s new employment agreement been in effect as of December 31, 2011, would have continued through March 15, 2022);

and, in the event of a performance termination, Mr. Tippl would have received any earned but unpaid bonuses for prior years.

The effects of a termination of employment in connection with a performance termination or a termination for cause on outstanding equity awards are discussed in footnote (7).

(4) As described below, each named executive officer may terminate his employment for “good reason” upon the occurrence of any of the following without his consent:

- For Mr. Kotick, subject to our right to cure: (1) a reduction in his base salary, (2) a material reduction in certain benefits to which he is contractually entitled, (3) the assignment to him of any duties inconsistent with his position, duties, responsibilities, authority or status with us or a change in his reporting responsibilities, titles or offices as in effect prior to such assignment or change, (4) our material breach or failure to perform, when due, any of our obligations under his employment agreement, (5) any purported termination of his employment in contravention of his employment agreement or in violation of our Bylaws, (6) a good faith determination by him that he is not able to discharge his duties effectively by reason of directives from our Board requiring him to perform duties not directly related to our operations, or (7) had his new employment agreement been in effect as of December 31, 2011, his failure to be nominated for election, or failure to be elected, as a member of our Board;

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- For Mr. Tippl, subject to our right to cure: our relocation to a location more than 25 miles from Los Angeles County which is materially adverse to him;

- For Mr. Hirshberg, subject to our right to cure: (1) a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute or (2) his being assigned to serve in a position that is not a “C-level” executive office;

- For Mr. Hodous, subject to our right to cure: a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute; and

- For Mr. Morhaime, subject to our right to cure: (1) a reduction in his base salary or any contractually guaranteed minimum bonuses or bonus opportunities, (2) a material reduction in certain benefits to which he is contractually entitled, (3) any change to the CAIP, the Blizzard Bonus Plan or the Morhaime Profit Sharing Plan that materially reduces his opportunity to earn compensation under those plans, when taken as a whole, (4) any change to the Blizzard Profit Sharing Plan that materially reduces the aggregate compensation opportunities available to Blizzard Entertainment’s employees under that plan, (5) a material default by us in paying or providing him with any compensation or benefits required or any material obligations owed to him under his employment agreement, (6) our termination without cause of any member of Blizzard Entertainment’s management team, (7) a change in location of his primary place of employment to a location more than 15 miles from Blizzard Entertainment’s existing office in Irvine, California, (8) a change in title that conveys lesser responsibility or lower status, or the imposition of any restriction or constraint upon him or the undertaking of any other act which materially diminishes his position, office, responsibility, duties or authority, (9) a change in his reporting structure and responsibilities as set forth in his employment agreement, (10) a change of control of Blizzard Entertainment, or (11) subject to certain exceptions and limitations on his authority, our engaging in conduct with respect to the operations or activities of Blizzard Entertainment which, taken individually or as a whole, prevent or materially interfere with him having authority, ability, accountability and control over the conduct of Blizzard Entertainment’s strategic, operational and daily business activities, or otherwise prevent him from effectively acting as Blizzard Entertainment’s chief executive officer.

Upon a termination of the employment of one of our named executive officers by us without cause or by one of our named executive officers for good reason on December 31, 2011,that named executive officer would have received, in addition to any basic severance, the following:

(a) Mr. Kotick:

- subject to his execution of an effective and irrevocable waiver and release, an amount equal to 200% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurred (unless such termination is during the 12-month period following a change of control, in which case the amount would have been equal to 300% of that sum), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

- continuation of health/medical insurance benefits for him and his family for a period of two years following his termination date; and

- continuation of his supplemental life insurance benefits through November 30, 2017 (which, had Mr. Kotick’s new employment agreement been in effect as of December 31, 2011, would have continued through March 15, 2022).

(b) Mr. Tippl:

- salary continuation through April 15, 2014 in an amount equal to 100% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement, which increases are not reflected in this table because the amount thereof cannot be determined, as they are based upon increases approved for other members of the executive leadership team for the year in question).

(Mr. Tippl will also receive these amounts if his employment is terminated as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss results from his action or inaction.)

(c) Mr. Hirshberg:

- subject to his or his legal representative’s execution of an effective and irrevocable waiver and release, a lump-sum payment equal to the greater of (X) 100% of the base salary that would have been payable to him through December 31, 2015 (taking into account the automatic increases in base salary under his employment agreement) and (Y) any excess of $10,500,000 over his aggregate earned compensation as of his termination date, where “aggregate earned compensation” consists of all payments made, and the value of all benefits provided, to him during the term of his employment with us and the amount of any severance to which he is entitled, where the value attributable to his options is any excess of the fair market value of the underlying shares on the termination date over the aggregate exercise price and the value attributable to his restricted share units (including those with vesting tied to performance) is the fair market value of the underlying shares when delivered to him; as of December 31, 2011, Mr. Hirshberg’s aggregate earned compensation was $5,552,737.

(Mr. Hirshberg will also receive this amount if: (1) the operating income objective for Activision Publishing set forth in our annual operating plan has been achieved with respect to a year; (2) we have not advised him prior to March 1st of the following year that he would be receiving a bonus at least equal to his target bonus for that year under the CAIP; and (3) he voluntarily resigns on or before March 8th of that following year. Please see “—Employment Agreements—Eric Hirshberg” above.)

(d) Mr. Hodous:

- subject to his execution of an effective and irrevocable waiver and release, salary continuation through March 31, 2013 in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date.

(e) Mr. Morhaime:

- a lump-sum payment equal to the sum of:

- 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through December 31, 2016;

- the sum of the following components for each year remaining in the term of his employment under his employment agreement (i.e., five years as of December 31, 2011):

- an amount equal to the actual annual bonus paid under each of the CAIP and Blizzard Bonus Plan for the year immediately preceding the year of termination; and

- the value of his health/medical insurance, life insurance and disability insurance benefits based upon his coverage as of December 31, 2011;

- 200% of the actual annual bonus compensation paid to Mr. Morhaime under the Morhaime Profit Sharing Plan for the year immediately prior to termination; and

- had his termination date been December 31, 2011, (a) $1,500,000 if his employment was terminated without cause and (b) $600,000 if his employment was terminated by him for good reason.

The lump-sum payment in the table represents the amount Mr. Morhaime would have received had he been terminated without cause. Had he terminated his employment for good reason, the lump-sum payment would have been $22,034,581 (and, as such, the total amount he would have received would have been $26,627,526, including the bonus earned).

Any payment in respect of a bonus which any of our named executive officers would have received in connection with a termination of employment by us without cause or by that named executive officer for good reason is discussed in footnote (1). The effects of a termination of the employment of one of our named executive officers by us without cause or by that named executive officer for good reason on outstanding equity awards are discussed in footnote (7).

Pursuant to the terms of Messrs. Hirshberg and Hodous’ employment agreements, all benefits to which each is otherwise entitled upon a termination of employment by us without cause or by him for good reason, with the exception of the basic severance, will cease if he breaches the post-termination non-solicitation provisions of his employment agreement. Please see, respectively, “—Employment Agreements—Eric Hirshberg” and “—Employment Agreements—Brian Hodous” above for a description of those obligations. In addition, all payments and benefits to each of Messrs. Hirshberg and Hodous with the exception of the basic severance will cease if he obtains any subsequent employment or otherwise provides services of any kind for compensation.

(5) For Mr. Kotick, in the event of a change of control:

(a) As noted in footnotes (1) and (4), upon a subsequent termination of employment by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, he would have received, in addition to any basic severance, the following:

- subject to his execution of an effective and irrevocable waiver and release, a lump-sum payment equal to the annual bonus earned for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365;

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- subject to his execution of an effective and irrevocable waiver and release, an amount equal to 300% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurred, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

- continuation of health/medical insurance benefits for him and his family, as applicable, for a period of two years following his termination date; and

- continuation of his supplemental life insurance benefits through November 30, 2017 (which, had Mr. Kotick’s new employment agreement been in effect as of December 31, 2011, would have continued through March 15, 2022).

(b) The amounts shown represent:

- the value of any unvested options, the vesting of which would have accelerated upon Mr. Kotick’s termination, measured as the excess, if any, of the NASDAQ Official Closing Price of $12.32 per share of our Common Stock on December 30, 2011 over the exercise price of the options; and

- the value of any restricted shares or restricted share units as to which the restrictions would have lapsed upon Mr. Kotick’s termination, measured as the NASDAQ Official Closing Price of $12.32 per share of our Common Stock on December 30, 2011.

(c) If there had been a change of control on December 31, 2011 (whether or not he was subsequently terminated):

- 100 percent of the options granted to him on December 5, 2007 (i.e., 740,000 additional options) would have immediately vested and all options vested as of that date would have remained exercisable until their original expiration date and the options granted to him on or prior to June 15, 2007 would have remained exercisable until their original expiration date; and

- 100 percent of the restricted shares with vesting tied to performance granted to him on July 9, 2008 (i.e., 2,500,000 restricted shares) would have immediately vested.

In addition, if the NASDAQ Official Closing Price of our Common Stock on the date of the change of control was greater than the exercise price of any of his vested options, Mr. Kotick would have had the right to forfeit the options in exchange for a cash payment equal in value to the number of shares of our Common Stock underlying those options multiplied by the amount that the NASDAQ Official Closing Price exceeded the exercise price of the options. For purposes of this table, no value is attributed to this provision of his employment agreement, as Mr. Kotick could have obtained the same value by exercising those options and selling the shares purchased upon exercise in the open market. Further, no value is attributed to the potential acceleration of options, as the exercise price per share of the options is greater than $12.32.

Pursuant to Mr. Kotick’s new employment agreement, if there had been a change of control on December 31, 2011 (whether or not he was subsequently terminated), in addition to the foregoing:

- the target number of performance shares granted to him thereunder on March 15, 2012 for each performance period or periods (which, for each period, is 25% of the total number of performance shares granted to him) in which the change of control occurred would have immediately vested, other than the performance shares for the 2011-2012 performance period, which will only vest if our gross profits for 2012 are greater than or equal to $500 million and then on the later of the date of the change of control and the date on which such goal has been certified as having been achieved.

Further, pursuant to Mr. Kotick’s new employment agreement, in the event of his termination due to death or disability or in the event of the termination of his employment by us without cause or by him for good reason during the 12-month period following a change of control:

- those restricted share units granted to him thereunder on March 15, 2012 that would have vested had he remained employed for the 36 months following his termination date (which, had he been terminated on December 31, 2012, would have included, in part, the portion of the award that was to vest in respect of the period from August 1, 2011 through December 31, 2012) will vest on March 15, 2013, if the Company’s gross profits for 2012 are greater than or equal to $500 million (and had such termination not been during the 12-month period following a change of control, the number of restricted share units that would have vested would have been those that would have vested had he remained employed for the 24 months following his termination date, rather than the 36 months).

Other than as described in this footnote (5), Mr. Kotick’s termination following a change of control, whether or not in the 12-month period thereafter, would have no impact on his outstanding equity awards.

(d) Pursuant to his employment agreement, Mr. Kotick is entitled to be grossed-up in respect of any excise taxes for which he is responsible in respect of payments by us to him as a result of a change of control. Assuming that a change of control occurred on December 31, 2011, any payment owed to him under the employment agreement as a result of that change of control would not have exceeded the necessary safe harbor cap under the Internal Revenue Code to trigger a gross-up payment for him.

For purposes of Mr. Kotick’s employment agreement, a change of control is defined to include: (a) the acquisition of 25% or more of our outstanding voting stock (except if, after that acquisition, the person or group which acquired that stock beneficially owns fewer shares than Vivendi and its affiliates in the aggregate and does not have, by virtue of that beneficial ownership or by contract the right to elect a majority of the Board), (b) the failure of the directors who constituted the Board at the time of the Combination (or replacements who are approved by a majority of such directors) to constitute a majority of the Board, or (c) a consolidation, merger or sale of all or substantially all of our assets in which our stockholders do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from that transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before the transaction. No change of control will be deemed to have occurred upon the acquisition of additional control of Activision Blizzard by Vivendi or by any one person or more than one person acting as a group that beneficially owns, directly or indirectly, more than 50% of our total outstanding voting stock.

(6) The amounts shown represent the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life insurance benefits for the required period, based on the cost to the Company of providing those benefits as of December 31, 2011. Please see footnotes (2), (3), (4) and (5) for a description of the termination scenarios for which these amounts are relevant.

(7) The amounts shown represent:

- the value of any unvested options, the vesting of which would have accelerated upon termination, measured as the excess, if any, of the NASDAQ Official Closing Price of $12.32 per share of our Common Stock on December 30, 2011 over the exercise price of the options; and

- the value of any restricted shares or restricted share units as to which the restrictions would have lapsed upon termination, measured as the NASDAQ Official Closing Price of $12.32 per share of our Common Stock on December 30, 2011.

The outstanding equity awards that would have continued to vest in accordance with their vesting schedules do not have any additional value attributed to them in this table over the value based on the $12.32 stock price on December 30, 2011 because the market price of our Common Stock at the time of vesting cannot be determined. Assuming the stock price on the date of vesting is equal to the NASDAQ Official Closing Price of $12.32 per share of our Common Stock on December 30, 2011, the value of the vesting is as described below and reflects only the intrinsic value on that date.

The effects of termination as of December 31, 2011 on the outstanding equity awards held by each named executive officer on that date are as follows:

(a) For Mr. Kotick, with respect to equity awards addressed in his employment agreement, on the date of termination:

- in the event of a termination of employment due to death or disability or in the event of a termination of his employment by us without cause or by Mr. Kotick for good reason, subject to his execution of an effective and irrevocable waiver and release (other than in the event of a termination of his employment due to death):

- the remaining 740,000 unvested options granted to him on December 5, 2007 would have immediately vested and all such options vested as of that date will remain exercisable until their original expiration date, the options granted to him prior to January 1, 2007 will remain exercisable until the earlier of the fifth anniversary of his termination date and their original expiration date and the options granted to him on June 15, 2007 will remain exercisable until their original expiration date; and

- had his termination date been December 31, 2011, any unvested portion of his restricted shares with vesting tied to performance would have been treated as follows:

- if the performance target for the relevant performance period (i.e., the period ending on July 9, 2012) had been met or exceeded as of the day prior to his termination date, the restricted shares that would have vested on July 9, 2012 had Mr. Kotick remained employed through that date would have immediately vested;

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- if the performance target for the relevant performance period was not met as of the day prior to his termination date but had been met or exceeded as of July 9, 2012, the restricted shares that would have vested on July 9, 2012 had Mr. Kotick remained employed through that date would vest on July 9, 2012;

- if the performance target for the subsequent performance period (i.e., the period ending on December 31, 2012) had been met or exceeded as of the day prior to his termination date, the restricted shares that would have vested on December 31, 2012 had Mr. Kotick remained employed through that date would have immediately vested;

- if the performance target for the subsequent performance period (i.e., the period ending on December 31, 2012) was not met as of the day prior to his termination date but had been met or exceeded as of December 31, 2012, the restricted shares that would have vested on December 31, 2012 had Mr. Kotick remained employed through that date would vest on December 31, 2012; and

- to the extent any restricted shares do not vest in the manner described in the preceding bullet points, if the performance target for any subsequent performance period (i.e., the period ending on December 31, 2012) has been met or exceeded as of the last day of such performance period, then a pro-rated portion of the remaining restricted shares will vest on such date, where the pro-rated portion is determined using a fraction, the numerator of which is the number of days beginning on July 9, 2008 and ending on the termination date and the denominator of which is the number of days beginning on July 9, 2008 and ending on December 31, 2012 (i.e., the expiration date of the agreement).

For purposes of this table, no value is attributed to this potential acceleration of options, as the exercise price per share of the options (i.e., $13.29) is greater than $12.32. Further, no value is attributed to this potential acceleration of the restricted shares with vesting tied to performance, as the performance metric for neither the performance period ending on July 9, 2012 nor the performance period ending on December 31, 2012 was met as of December 31, 2011 and any other potential post-termination vesting would have occurred after December 31, 2011.

Pursuant to Mr. Kotick’s new employment agreement, if the awards granted thereunder had been outstanding and he had been so terminated, in addition to the foregoing:

- those restricted share units granted that would have vested had he remained employed for the 24 months following his termination date will vest on March 15, 2013, if our gross profits for 2012 are greater than or equal to $500 million (unless such termination had been during the 12-month period following a change of control, in which case it would have been those restricted share units that would have vested had he remained employed for the 36 months following his termination date rather than the 24 months thereafter).

- in the event of a termination of employment by us for cause, on the date of termination:

- his options, whether or not vested, would have been cancelled;

- the unvested portion of his restricted shares with vesting tied to performance would have been cancelled; and

- pursuant to Mr. Kotick’s new employment agreement, if the awards granted thereunder had been outstanding and he had been so terminated, in addition to the foregoing:

- the portion of his unvested restricted share units that was to vest in respect of the period from August 1, 2011 through December 31, 2012 would have vested on March 15, 2013, if our gross profits for 2012 are greater than or equal to $500 million;

- the performance shares would have been cancelled (provided that, if the termination had occurred on or between January 2, 2013 and the date on which our gross profits for 2012 have been certified as being greater than or equal to $500 million or not, the performance shares for the 2011-2012 period would have, if the underlying performance criteria were satisfied, vested as if Mr. Kotick had remained employed through the performance measurement date).

- in the event of a termination of employment for any other reason, on the date of termination:

- his options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days;

- the unvested portion of his restricted shares with vesting tied to performance would have been cancelled; and

- pursuant to Mr. Kotick’s new employment agreement, if the awards granted thereunder had been outstanding and he had been so terminated, in addition to the foregoing:

- the portion of his unvested restricted share units that was to vest in respect of the period from August 1, 2011 through December 31, 2012 would have vested on March 15, 2013, if our gross profits for 2012 are greater than or equal to $500 million;

- the performance shares would have been cancelled (provided that, if the termination had occurred on or between January 2, 2013 and the date on which our gross profits for 2012 have been certified as being greater than or equal to $500 million or not, the performance shares for the 2011-2012 period would have, if the underlying performance criteria were satisfied, vested as if Mr. Kotick had remained employed through the performance measurement date).

As of December 31, 2011, the outstanding equity awards addressed in Mr. Kotick’s employment agreement were as follows: (1) vested options to purchase 3,784,589 shares of our Common Stock, (2) unvested options to purchase 740,000 shares of our Common Stock, and (3) 2,500,000 restricted shares. Please see “—Outstanding Equity Awards at December 31, 2011” above for further details about these awards.

For the effects of a change of control and any subsequent termination on Mr. Kotick’s outstanding equity awards, see footnote (5).

(b) For Mr. Tippl, with respect to equity awards addressed in his employment agreement:

- in the event of a termination of employment due to death or disability, on the date of termination:

- his options would have ceased to vest; and, to the extent vested, would have generally remain exercisable for 30 days; and

- his unvested restricted shares (other than those with vesting tied to performance) and the unvested restricted share units granted to him pursuant to his agreement would have vested such that the value of the aggregate number of shares he received upon the vesting of his restricted shares and restricted share units but had yet to sell, if any, and the newly-vested shares and units (based on the fair market value of the shares or shares underlying the units, as the case may be, on the date of termination) would be equal to $1,500,000 less the amount, if any, of the after-tax proceeds of any such shares already sold by him as of the date of termination, and the remainder of his restricted shares and restricted share units (including those with vesting tied to performance) would have been cancelled; based on the NASDAQ Official Closing Price of $12.32 per share of our Common Stock on December 30, 2011, if he had been terminated on that date, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled.

- in the event of a termination of employment by us for cause or as a result of a performance termination, on the date of termination:

- his options, whether or not vested, would have been cancelled; and

- because he abandoned certain long-term compensation, pension benefits and related equity participations with his prior employer when he joined the Company, his unvested restricted shares (other than those with vesting tied to performance) and the unvested restricted share units granted to him pursuant to his agreement would have vested such that the value of the aggregate number of shares he received upon the vesting of his restricted shares and restricted share units but had yet to sell, if any, and the newly-vested shares and units (based on the fair market value of the shares or shares underlying the units, as the case may be, on the date of termination) would be equal to $1,500,000 less the amount, if any, of the after-tax proceeds of any such shares already sold by him as of the date of termination, and the remainder of his restricted shares and restricted share units (including those with vesting tied to performance) would have been cancelled; based on the NASDAQ Official Closing Price of $12.32 per share of our Common Stock on December 30, 2011, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled.

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- in the event of a termination of employment by us without cause or by Mr. Tippl for good reason (or as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss results from his action or inaction):

- if his aggregate earned value (defined as the aggregate of the value of restricted shares (other than those with vesting tied to performance) and restricted share units granted to him pursuant to his agreement vested prior to termination (as determined by reference to the NASDAQ Official Closing Price on the vesting date) and the value of exercised stock options (where all options are deemed to have been exercised upon vesting)) had been equal to or exceeds the valuation limit determined by multiplying (x) the number that is equal to the sum of his initial base salary and target annual bonus multiplied by 2.5 ($1,968,750) by (y) the number of full and partial years worked as of the date of termination, Mr. Tippl’s remaining unvested restricted shares, restricted share units and stock options would have been canceled; otherwise, Mr. Tippl’s restricted shares (other than those with vesting tied to performance, which would have been canceled), the restricted share units granted to him pursuant to his agreement and his stock options would have continued to vest until his aggregate earned value in respect of that equity exceeded the valuation limit (or he begins to compete with us, in which case the vesting will cease as of the day he begins the competitive activity and any options which are then vested will generally remain exercisable for 30 days); based on the NASDAQ Official Closing Price of $12.32 per share of our Common Stock on December 30, 2011, Mr. Tippl’s aggregate earned value exceeded the valuation limit of $11,974,315 and his remaining unvested restricted shares, restricted share units and stock options would have been canceled.

- in the event of a termination of employment for any other reason, on the date of termination:

- his options, whether or not vested, would have been cancelled; and

- his unvested restricted shares and restricted share units would have been cancelled.

As of December 31, 2011, the outstanding equity awards addressed in Mr. Tippl’s employment agreement were as follows: (1) vested options to purchase 1,722,362 shares of our Common Stock, (2) unvested options to purchase 1,113,750 shares of our Common Stock, (3) 90,000 restricted shares, and (4) 262,500 restricted share units. Please see “—Outstanding Equity Awards at December 31, 2011” above for further details about these awards.

(c) For Mr. Hirshberg, with respect to equity awards addressed in his employment agreement:

- in the event of a termination of employment by us for cause, on the date of termination:

- his options, whether or not vested, would have been cancelled; and

- his unvested restricted share units would have been cancelled.

- in the event of a termination of employment for any other reason, on the date of termination:

- his options would have ceased to vest and, if any of the options are then vested and the NASDAQ Official Closing Price per share of our Common Stock on his termination date is greater than the exercise price per share of his options (i.e., $11.88), he would have received a lump-sum payment equal to that excess multiplied by the number of shares for which the options are then vested; and

- his unvested restricted share units would have been cancelled.

As of December 31, 2011, the outstanding equity awards addressed in Mr. Hirshberg’s employment agreement were as follows: (1) vested options to purchase 70,000 shares of our Common Stock, (2) unvested options to purchase 280,000 shares of our Common Stock and (3) 732,000 unvested restricted share units (432,000 of which shares have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2011” above for further details about these awards.

(d) For Mr. Hodous, with respect to equity awards addressed in his employment agreement:

- in the event of a termination of employment due to death, on the date of termination:

- his options would have continued to vest through March 31, 2013 and will generally remain exercisable for one year thereafter; and

- his unvested restricted share units would have immediately vested.

- in the event of a termination of employment due to disability or by us without cause or by him for good reason, subject to his execution of an effective and irrevocable waiver and release;

- his options would have continued to vest through March 31, 2013 and will generally remain exercisable for one year thereafter; and

- his unvested restricted share units would have vested as of the 60th day following his termination date.

- in the event of a termination of employment by us for cause, on the date of termination:

- his options, whether or not vested, would have been cancelled; and

- his unvested restricted share units would have been cancelled.

- in the event of a termination of employment for any other reason, on the date of termination:

- his options would have ceased to vest and, to the extent vested, will generally remain exercisable for 30 days; and

- his unvested restricted share units would have been cancelled.

As of December 31, 2011, the outstanding equity awards addressed in Mr. Hodous’’ employment agreement were as follows: (1) vested options to purchase 390,000 shares of our Common Stock, (2) unvested options to purchase 100,000 shares of our Common Stock, and (3) 70,000 unvested restricted share units (40,000 of which shares have vesting tied to performance). Please see “—Outstanding Equity Awards at December 31, 2011” above for further details about these awards.

(e) Awards Not Addressed in Employment Agreements . As of December 31, 2011, certain of our named executive officers held certain equity awards that were not addressed in the executive’s employment agreement and, instead, were consistent with our standard form of award agreement. Specifically:

- Restricted Shares and Restricted Share Units held by Messrs. Tippl, Hodous and Morhaime. Each of Messrs. Tippl, Hodous and Morhaime were granted restricted shares and/or restricted share units which, in the event his employment agreement had terminated for any reason prior to the date on which those awards had vested, on the date of termination of employment:

- would have been cancelled on the date of termination.

As of December 31, 2011, the outstanding restricted share awards with such terms were as follows:

- 168,750 unvested restricted shares with vesting tied to performance held by Mr. Tippl;

- 55,000 unvested restricted share units with vesting tied to performance granted to Mr. Hodous; and

- 449,999 unvested restricted share units granted to Mr. Morhaime.

- Options held by Messrs. Tippl and Morhaime. Each of Messrs. Tippl and Morhaime were granted options which, on the date of termination of employment:

- in the event of his termination due to death or disability, would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

- in the event of a termination of employment by us for cause, whether or not vested, would have been cancelled immediately;

- in the event of a termination of employment for any other reason, would have ceased to vest and, to the extent vested, would have generally remained exercisable for 30 days.

As of December 31, 2011, the outstanding options with such terms were as follows:

- vested options to purchase 80,000 shares of our Common Stock granted to Mr. Tippl; and

- vested options to purchase 660,001 shares of our Common Stock and unvested options to purchase 839,999 shares of our Common Stock granted to Mr. Morhaime.

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DIRECTOR COMPENSATION

General

Directors of Activision Blizzard who are not employed by us or any of our subsidiaries, or by Vivendi or any of its controlled affiliates (collectively, the “unaffiliated directors”), receive a mix of compensation, which includes an annual cash retainer, specific cash fees for services rendered and equity awards. Directors of Activision Blizzard who are employed by us or any of our subsidiaries do not receive any compensation for their service on our Board in addition to what they receive in connection with their employment. Nor do the directors of Activision Blizzard who are employed by Vivendi or any of its controlled affiliates receive any compensation from us for their service on our Board (although if and when there is any requirement that they own shares of our stock, under our Bylaws they will be entitled to receive the equity needed to satisfy that requirement). All of our directors are reimbursed by us for expenses incurred in connection with their service on our Board. We also reimburse our directors’ spouses for travel, lodging and related expenses they incur in attending business-related meetings or events at our request, though such occurrences are quite infrequent. On rare occasions, we may provide our directors’ spouses with travel and lodging at our expense when the incremental cost to us for doing so is negligible. Although our director compensation program and the Company’s Corporate Governance Principles and Policies provide that directors will receive such other benefits as our Board may determine, it has not been the Company’s practice to provide perquisites to its directors.

The Compensation Committee reviews the compensation plans and policies applicable to all directors annually and makes recommendations to our Board regarding those plans and policies. Although executive officers may assist the Compensation Committee in obtaining benchmarking and other information relevant to determining director compensation, management has no role in recommending or determining the amount or form of director compensation. From time to time, the Compensation Committee engages a compensation consultant to assist it in this review. The Compensation Committee most recently so engaged a compensation consultant in April 2010 and, in June 2010, consistent with the Compensation Committee’s recommendations, the Board of Directors approved a 10% increase with respect to all aspects of the compensation then-payable to unaffiliated Board members. Our Board most recently amended the director compensation program on October 21, 2011 to revise the provisions regarding other benefits to our directors and director stock ownership guidelines.

Cash Compensation

The following table sets forth a summary of the cash compensation program that has been in effect for our unaffiliated directors since June 3, 2010:

Current program (effective since June 3, 2010)
Annual Retainer	$55,000
For Serving as Chairperson of the Audit Committee	$27,500
For Serving as Chairperson of the Compensation Committee	$22,000
For Serving as Chairperson of the Nominating and Corporate Governance Committee	$16,500
For Serving as an Audit Committee Member	$11,000
For Serving as a Compensation Committee or Nominating and Governance Committee Member	$5,500
For each Board or Committee Meeting Attended in Person or by Telephone	$3,300
Per Day for Special Assignments	$5,500

Equity Compensation and Stock Ownership Guidelines

Our director compensation program is closely linked with stockholders’ interests through the grant of equity awards and the promulgation of stock ownership guidelines. Our Board believes that directors more effectively represent our stockholders, whose interests our Board is charged with protecting, if they are stockholders themselves.

Under the equity compensation program for our unaffiliated directors, upon an unaffiliated director’s initial election to our Board and re-election to our Board following each ten-year period of continuous service, that director receives options to purchase 44,000 shares of our Common Stock and 22,000 restricted share units that vest in eight equal installments (on a quarterly basis for the two years following the date of grant, subject to continued service on our Board). In addition, upon any other annual re-election of an unaffiliated director to our Board, that director receives options to purchase 22,000 shares of our Common Stock and 11,000 restricted share units that vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board). All options granted have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

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Pursuant to our director compensation program and our Corporate Governance Principles and Policies, each non-affiliated director is required, within four years following his or her initial election to our Board, to beneficially own shares of our Common Stock (including any restricted shares of Common Stock or restricted share units payable in shares of our Common Stock) having an aggregate value at least equal to five times the amount of the annual cash retainer that we then pay that director for regular service on our Board. The value of shares owned by each non-affiliated director is calculated as of January 2nd of each applicable year (or if that date is not a trading date, the next trading date) based on (a) the higher of: (i) the closing price of our Common Stock as quoted on the NASDAQ National Market on that day, and (ii) the closing price of our Common Stock as quoted on the NASDAQ National Market on the date of grant (or if that date is not a trading date, the next trading date), for any shares awarded to the director by us, and (b) the actual cost to the director for any other shares (including shares acquired upon exercise of a stock option). Non-affiliated directors are subject to these guidelines for as long as they continue to serve on our Board. As of January 3, 2012, each of our non-affiliated directors was in compliance with these guidelines.

Indemnification

We maintain a directors and officers insurance policy that insures all of our directors from any claim arising out of an alleged wrongful act by them in their capacity as directors of Activision Blizzard.

In addition, we have entered into, an indemnification agreement with each of our unaffiliated directors containing provisions that, in certain respects, provide broader indemnification than the indemnification required by the Delaware General Corporation Law. The indemnification agreements require us, among other things, to indemnify those directors against certain liabilities that may arise by reason of their status or service as directors, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests (and, with respect to any criminal action, suit or proceeding, that they had no reasonable cause to believe that their conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by our unaffiliated directors as a result of any proceeding against them as to which they could be indemnified. We believe that these agreements are necessary to attract and retain qualified persons as directors.

Compensation for 2011

The following table sets forth a summary of certain information regarding the compensation of our directors for 2011 other than Mr. Kotick, as the compensation he received as an employee of the Company is included in the “Summary Compensation Table” above and he does not receive any additional compensation for his Board service. Mr. Kelly also receives no additional compensation for his Board service and the information in the table reflects his compensation as an employee of the Company.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(2)(3) ($)	Option Awards(1)(2)(3) ($)	All Other Compensation ($)		Total ($)
Philippe G. H. Capron	—	(4)	—	—	—		—
Robert J. Corti	167,200		127,270	120,395	—		414,865
Frédéric R. Crépin	—	(4)	—	—	—		—
Lucian Grainge(5)	—	(4)	—	—	—		—
Brian G. Kelly	3,450,000	(6)	—	—	10,495	(6)	3,460,495	(6)
Jean-Bernard Lévy	—	(4)	—	—	—		—
Robert J. Morgado	166,100		127,270	120,395	—		413,765
Douglas P. Morris(5)	—	(4)	—	—	—		—
Stéphane Roussel	—	(4)	—	—	—		—
Richard Sarnoff	127,600		127,270	120,395	—		375,265
Régis Turrini	—	(4)	—	—	—		—

(1) The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and option awards granted in 2011 to each person who served on our Board during 2011 who is not a named executive officer (in each case, computed in accordance with ASC Topic 718). As such, in a year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year. Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 18 to our audited financial statements included in our 2011 10-K.

(2) The following table sets forth the number of shares underlying stock awards, which consisted of restricted share units and option awards, granted in 2011 to each person who served on our Board during 2011 who is not a named executive officer and the grant date fair value of those restricted share units and option awards, as applicable (in each case, computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 18 to our audited financial statements included in our 2011 10-K.

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Name	Number of Shares Underlying Restricted Share Units Granted in 2011 (#)	Grant Date Fair Value of Restricted Share Units Granted in 2011 ($)	Number of Shares Underlying Options Granted in 2011 (#)	Grant Date Fair Value of Options Granted in 2011 ($)
Philippe G. H. Capron	—	—	—	—
Robert J. Corti	11,000	127,270	22,000	120,395
Frédéric R. Crépin	—	—	—	—
Brian G. Kelly	—	—	—	—
Jean-Bernard Lévy	—	—	—	—
Robert J. Morgado	11,000	127,270	22,000	120,395
Douglas P. Morris	—	—	—	—
Stéphane Roussel	—	—	—	—
Richard Sarnoff	11,000	127,270	22,000	120,395
Régis Turrini	—	—	—	—

(3) The following table presents, as of December 31, 2011, the number of shares underlying options and restricted share units held by each director who served in 2011 and who is not a named executive officer:

Name	Number of Shares Underlying Options as of December 31, 2011	Number of Shares Underlying Restricted Share Units as of December 31, 2011
Philippe G. H. Capron	—	—
Robert J. Corti	162,334	11,000
Frédéric R. Crépin	—	—
Lucian Grainge	—	—
Brian G. Kelly	262,998	—
Jean-Bernard Lévy	—	—
Robert J. Morgado	393,446	11,000
Douglas P. Morris	—	—
Stéphane Roussel	—	—
Richard Sarnoff	242,334	11,000
Régis Turrini	—	—

(4) None of Messrs. Capron, Crépin, Grainge, Lévy, Morris, Roussel or Turrini participated in our cash compensation program for directors in connection with his service on our Board for 2011, as each was a Vivendi Director.

(5) On March 4, 2011, Mr. Morris resigned from our Board and Mr. Grainge was appointed to our Board in his stead.

(6) Mr. Kelly was party to an employment agreement with us, which was dated as of December 1, 2007 and expired on March 31, 2011. At the time of the Combination, it was anticipated that Mr. Kelly would have a less active role in the operational leadership of the Company. His employment agreement with the Company was amended commensurately, providing for a reduction in his annual base salary to $450,000 as of April 1, 2008 (with annual increases at the discretion of the Compensation Committee) and the elimination of any entitlement to an annual bonus, unless otherwise determined by the Compensation Committee at its sole discretion. Mr. Kelly received an aggregate salary of $450,000 during 2011 and has not received any equity or other long-term incentive compensation since the Combination, with the exception of a special grant of restricted share units in 2010 made to make his overall equity compensation competitive with prevailing market conditions.

The Compensation Committee awarded Mr. Kelly a special performance bonus of $3 million for 2011 as, regardless of expectations at the time of the Combination, he played an important and active role in the Company as an advisor to our management throughout 2011. Half of the bonus (i.e., $1.5 million) was deemed earned as of the date paid and the remaining $1.5 million will be deemed earned as of March 14, 2015. If, prior to March 14, 2015, Mr. Kelly resigns or his employment is terminated by us for cause (as determined by us at our sole discretion), he has agreed to repay to us 50% of the net bonus paid to him on March 15, 2012 (i.e., half of the amount paid to him after all applicable taxes and withholdings), within 120 days of the termination of his employment.

In addition, Mr. Kelly participates in all benefits plans generally available to our senior executive officers and we maintain a $3 million supplemental term life insurance policy for the benefit of his estate. As a result, during 2011, he also received other compensation consisting of $7,195 in insurance premiums paid by us with respect to life and long-term disability insurance for his benefit and $3,300 in “matching” contributions by us to his account under our 401(k) plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

Charter and Bylaw Provisions Relating to Vivendi and Its Affiliates

Our Certificate of Incorporation and our Bylaws, which were amended in connection with the Combination, include various provisions governing transactions and other relationships between us and Vivendi. These provisions are summarized in this section.

Transactions with Vivendi and its Controlled Affiliates

Our Certificate of Incorporation provides that no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between us, on the one hand, and Vivendi and its controlled affiliates, on the other hand, will be void or voidable solely for the reason that Vivendi or its controlled affiliates is a party thereto, or solely because any of our directors or officers who are affiliated with Vivendi are present at or participate in the meeting of our Board or committee of the Board which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for that purpose, but that any contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) will be governed by the provisions of our Certificate of Incorporation, our Bylaws, Delaware law and any other applicable law.

In addition, our Certificate of Incorporation provides that, unless Vivendi’s voting interest (1) equals or exceeds 90% or (2) is less than 35%, with respect to any merger, business combination or similar transaction involving us or any of our subsidiaries, on the one hand, and Vivendi or its controlled affiliates, on the other hand, in addition to any approval required by Delaware law or our Bylaws, the approval of the transaction requires the affirmative vote of the holders of a majority of the shares of our Common Stock, other than Vivendi and its controlled affiliates, that are present and entitled to vote at the meeting called to approve the transaction.

Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi, its controlled affiliates, nor any of their respective officers or directors will be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of Activision Blizzard or the derivation of any improper personal benefit by reason of the fact that Vivendi, its controlled affiliates or an officer or director of Vivendi or any of its controlled affiliates in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between us, on the one hand, and Vivendi and its controlled affiliates, on the other hand.

Our Bylaws require that, until July 9, 2013, any transaction or agreement between us or any of our subsidiaries, on the one hand, and Vivendi or any of its controlled affiliates, on the other hand, including any merger, business combination or similar transaction involving those parties, must, in addition to any approval required by law, be approved by (1) the affirmative vote of a majority of the votes present or otherwise able to be cast at a meeting of our Board and (2) the affirmative vote of at least a majority of the Independent Directors (as defined in our Bylaws).

A “controlled affiliate” of Vivendi is an affiliate as defined under the Exchange Act that is controlled, directly or indirectly, by Vivendi.

Business Activities

Under our Certificate of Incorporation, neither Vivendi nor any of its controlled affiliates may engage, directly or indirectly, in any “competing business,” which is defined as the business of developing or publishing (1) interactive games for video game consoles or personal computers or (2) massive multi-player online role playing games. The businesses conducted by Vivendi and its controlled affiliates as of the consummation of the Combination (and reasonable enhancements, extensions and derivations of those businesses) are not considered to be competing businesses. In addition, our Certificate of Incorporation contains procedures pursuant to which certain businesses Vivendi or its controlled affiliates may acquire would not be considered competing businesses.

Vivendi and its affiliates are not otherwise obligated to refrain from engaging in the same or similar business activities or lines of business as we do. Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi nor any of its officers or directors will be liable to us or our stockholders for breach of any fiduciary duty by reason of those activities or because that person participated in them.

Corporate Opportunities

Our Certificate of Incorporation provides that, in the event that Vivendi acquires knowledge of a potential corporate opportunity for both Activision Blizzard and Vivendi, Vivendi will have no duty to communicate or offer the corporate opportunity to us; provided, however, that if that corporate opportunity is offered to an officer or director of Activision Blizzard who is also an officer, director or employee of Vivendi, expressly in that person’s capacity as a director or officer of Activision Blizzard, then the corporate opportunity will not be pursued by Vivendi.

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Subject to the provisions of our Certificate of Incorporation described in the prior paragraph, to the fullest extent permitted by law, (1) Vivendi will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder of Activision Blizzard by reason of the fact that Vivendi acquires or seeks the corporate opportunity for itself, directs the corporate opportunity to another person or entity, or otherwise does not communicate information regarding the corporate opportunity to us, and (2) a director or officer of ours who is also a director, officer or employee of Vivendi who acts in a manner consistent with these standards will have satisfied and fulfilled his or her fiduciary duty to us and our stockholders with respect to the corporate opportunity.

The provisions of our Certificate of Incorporation described above under the headings “—Business Activities” and “—Corporate Opportunities” expire on the date that Vivendi and its controlled affiliates cease to beneficially own at least 10% of the outstanding shares of our Common Stock and no person who is a director or officer of Activision Blizzard is also a director or officer of Vivendi.

Review, Approval or Ratification of Transactions with Related Persons

Related Party Transaction Policy

We have a Related Party Transaction Policy pursuant to which the Audit Committee evaluates transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which (1) we directly or indirectly were, are or will be a participant, (2) the amount involved exceeds $120,000, and (3) a related person had, has or will have a direct or indirect interest. For the purposes of that policy, a “related person” is (a) one of our executive officers or directors, a person nominated for election to our Board, or any such person’s immediate family member, (b) an entity that any of them controls or in which any of them has a substantial business ownership, or (c) any person who beneficially owns more than 5% of our Common Stock or any such person’s immediate family member. Our Related Party Transaction Policy does not cover any employee benefit plan, program, agreement or arrangement that has been approved by the Compensation Committee or recommended by that committee for approval by our Board. Nor does it cover any dealings with Vivendi or any of its affiliates.

Under our Related Party Transaction Policy, our Chief Legal Officer is generally responsible for making an initial determination as to whether something is a related party transaction within the meaning of the policy and notifying the Audit Committee if he concludes that it is. The Audit Committee evaluates each related person transaction taking into consideration the following factors:

•

the purpose of and benefits to us;

•

the terms of the transaction and whether the terms are arm’s-length and in the ordinary course of our business;

•

the direct or indirect nature of the related person’s interest in the transaction;

•

the size and expected term of the transaction;

•

whether the transaction was initiated by us or the related person;

•

applicable law and listing standards;

•

the availability of comparable goods or services from non-related persons;

•

the potential for reputational harm;

•

our Certificate of Incorporation and Bylaws; and

•

other facts and circumstances the Audit Committee believes to be relevant.

The Audit Committee may approve or ratify the related party transaction if it determines that the transaction is in the best interests of the Company and consistent with law and our Certificate of Incorporation and Bylaws. If the Audit Committee does not then approve or ratify the transaction, it may be voided, terminated or amended.

Code of Conduct and Conflicts of Interest

Our Code of Conduct addresses the handling of actual and potential conflicts of interest between our interests and the interests of our employees, including our executive officers, and our directors, which may include related party transactions. In accordance with our Code of Conduct, such conflicts of interest should be avoided and if an executive officer or director believes, after consultation with our Chief Legal Officer or Chief Compliance Officer, that he may have a conflict of interest, he should consult with the Audit Committee, which is responsible for determining whether a conflict actually exists.

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Relationships and Transactions

Relationships and Transactions with Vivendi and its Affiliates

Combination of Activision and Vivendi Games and Post-Closing Tender Offer

On July 9, 2008, the parties to the Business Combination Agreement dated December 1, 2007 (the “Business Combination Agreement”)—Activision Blizzard (then known as Activision, Inc.), Sego Merger Corporation, Vivendi, VGAC and Vivendi Games—consummated the Combination. In that transaction:

•

a wholly owned subsidiary of ours merged with Vivendi Games and VGAC, a wholly owned subsidiary of Vivendi and the former sole stockholder of Vivendi Games, received approximately 591,000,000 newly issued shares of our Common Stock; and

•

VGAC purchased approximately 126,000,000 newly issued shares of our Common Stock.

Vivendi and its subsidiaries owned approximately 54% of the issued and outstanding shares of our Common Stock following the consummation of the Combination and owned approximately 60% of the issued and outstanding shares of our Common Stock as of December 31, 2011.

Upon the consummation of the Combination, our Certificate of Incorporation and Bylaws were amended and restated to provide for, among other things, (1) the change of our name to Activision Blizzard, Inc., (2) the change of our fiscal year end to December 31st, (3) an increase in the authorized number of shares of our Common Stock, (4) certain majority and minority stockholder protections, and (5) certain changes to the structure of our Board. As a result of these amendments, among other things, Vivendi is entitled to appoint a majority of our Board. For more information about our corporate governance, see “Corporate Governance Matters” above and “—Investor Agreement” below.

Most of the transactions with Vivendi described below were entered into in connection with the Combination before Vivendi and the Company were related parties.

Investor Agreement

In connection with the consummation of the Combination, on July 9, 2008, we, Vivendi, VGAC and Vivendi Games entered into an investor agreement. The investor agreement contains various agreements among the parties regarding, among other things:

•

Vivendi’s and VGAC’s agreement to vote their respective shares of our Common Stock in favor of (1) the nominees proposed for election as directors of Activision Blizzard by the Independent Nominating Committee, subject to certain limited exceptions, and (2) the nominees proposed for election as directors of Activision Blizzard by the Executive Nominating Committee, in each case, as long as those nominees are nominated in accordance with our Certificate of Incorporation and Bylaws (for more information, see “Corporate Governance Matters—Special Nominating Subcommittees” above);

•

our agreement to reimburse Vivendi for stock-settled equity award expenses and to make payments in respect of the exercise of cash-settled equity awards, in each case as they relate to certain equity awards granted by Vivendi and its controlled affiliates to Vivendi Games’ employees prior to the consummation of the Combination;

•

our agreement to provide Vivendi with our quarterly consolidated financial statements, to use reasonable best efforts to comply with Vivendi’s consolidation and financial reporting process and to provide to Vivendi with that financial and tax-related information with respect to Activision Blizzard and our subsidiaries as is reasonably necessary in order for Vivendi to comply with certain reporting obligations and regulatory requirements;

•

our grant of certain registration rights to Vivendi and its affiliates, including demand and piggyback registration rights and our agreement to indemnify certain parties for certain liabilities in connection with those registrations; and

•

Vivendi’s and VGAC’s agreements to provide us with at least five business days notice of their intention to enter into any agreement to consummate a “control block sale” (as that term is defined in the investor agreement) and to provide certain other information related thereto.

In accordance with the investor agreement, during 2011:

•

we reimbursed Vivendi for an aggregate of $1,248,702 in respect of expenses it incurred relating to certain stock-settled equity awards granted by it and its controlled affiliates to Vivendi Games’ employees prior to the consummation of the Combination;

•

we paid an aggregate of $976,068 of dividend equivalents in respect of equity awards granted by Vivendi and its controlled affiliates to Vivendi Games’ employees prior to the consummation of the Combination;

•

Vivendi reimbursed us for an aggregate of $844,795 in respect expenses we incurred relating to our reporting obligations to Vivendi.

Tax Sharing Agreement

Also in connection with the consummation of the Combination, on July 9, 2008, we entered into a tax sharing agreement with Vivendi Games and Vivendi Holding I Corp., a subsidiary of Vivendi (“VHIC”). The tax sharing agreement sets forth various agreements among the parties relating to, among other things:

•

the joining of Activision Blizzard or certain of our subsidiaries in the filing of certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file;

•

the payment by us and our subsidiaries to VHIC of amounts representing certain tax liabilities attributable to us and our subsidiaries;

•

the payment by VHIC to us of (or the offsetting of certain of our obligations to pay VHIC with) amounts in respect of fifty percent of the tax liability associated with certain distributions that may be made by non-U.S. subsidiaries of Vivendi Games to us (or certain of our U.S. subsidiaries) during the five-year period following the consummation of the Combination;

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•

VHIC’s indemnification of us for certain tax liabilities imposed on us arising in periods prior to the consummation of the Combination in respect of Vivendi Games or its subsidiaries or resulting from VHIC’s failure to pay the Vivendi group’s tax liabilities and our indemnification of VHIC for certain tax liabilities imposed on the Vivendi group for our failure to pay our tax liabilities;

•

the control of certain tax contests with certain taxing authorities; and

•

the resolution of certain tax disputes between the parties.

In addition, the agreement specifies certain procedural matters that will apply in any tax contest with any taxing authority. During 2011, we did not pay Vivendi anything in accordance with the tax sharing agreement and Vivendi paid us an aggregate of $633,499 in accordance therewith.

Cash Management Services Agreement

On June 19, 2008, we entered into a cash management services agreement with Vivendi which was effective as of the consummation of the Combination on July 9, 2008 and amended as of February 2, 2010. Pursuant to that cash management services agreement, Vivendi provides certain treasury-related services to certain of our subsidiaries. The agreement had an initial term of three years, and renews for additional one year terms unless terminated by either party on not less than three months prior written notice. Vivendi charges us a fee based on Vivendi’s estimated cost of providing these services and we reimburse Vivendi for its out-of-pocket expenses incurred in connection with the services. We also license software from Vivendi on a royalty-free basis in connection with certain of these services. We paid Vivendi an aggregate of $407,258 during 2011 in accordance with the cash management services agreement.

Foreign Exchange Contracts and Swaps

We use derivative financial instruments, primarily currency forward contracts and swaps, to reduce risks arising from foreign currency fluctuations. Vivendi is our principal counterparty for these arrangements. The gross notional amount of outstanding foreign exchange swaps for which Vivendi is the counterparty was $85 million at December 31, 2011.

Relationships with Universal Music Group and its Affiliates

Our subsidiaries are party to a number of agreements with Universal Music Group, a wholly owned subsidiary of Vivendi, and its affiliates. These agreements pertain to the licensing of master recordings and compositions for our games and for marketing and promotional purposes. During 2011, we paid an aggregate of $5,059,620 in royalties and other fees (including fees relating to the marketing of artists whose music was licensed for our games) to Universal Music Group and its affiliates for those uses.

Relationships with SFR

Two of our subsidiaries utilize the services of SFR, a wholly owned subsidiary of Vivendi and mobile phone and internet services provider. During 2011, we paid an aggregate of $303,234 to SFR in respect of such services.

Relationships with Directors and Executive Officers

Use of Private Aircraft

Mr. Kotick indirectly, through a controlled entity that is an FAA-certified charter operator, owns private aircraft. Mr. Kotick charters such aircraft from the charter operator for travel in connection with our business at arm’s- length market charter rates. We then reimburse Mr. Kotick for 80% of the hourly flight charge he pays to charter aircraft from his controlled entity and 100% of the amount his controlled entity charges for certain “pass through” costs incurred in obtaining goods and services for Mr. Kotick’s charters, in each case solely with respect to Company-related business travel. During 2011, the amount we reimbursed Mr. Kotick for business use of aircraft owned by his controlled entity was $2,229,823. We do not reimburse Mr. Kotick for non-business use of private aircraft. This use of private aircraft in connection with our business was authorized by the Audit Committee, which believes that this arrangement provides us with substantial value, since the net cost to us is significantly less than the cost that we would incur if we were to charter aircraft for such travel at market rates.

Consulting Agreement with Former Chief Public Policy Officer

On August 1, 2011, we entered into a consulting services agreement with George L. Rose, who served as our Chief Public Policy Officer from November 2009 until July 2011 and served as our Chief Legal Officer from July 2008, when the Combination was consummated, to November 2009 and was the Chief Legal Officer of Activision Publishing from September 2007 until the Combination. Pursuant to the consulting agreement, which expires on December 31, 2012 (subject to extension for an additional year), Mr. Rose provides the Company with up to sixty hours per month of strategic and expert advice in exchange for a quarterly fee of $89,559. Pursuant to the agreement, we paid Mr. Rose an aggregate of $149,265 during 2011.

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AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The table below sets forth the categories and amounts (including out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with providing such services and billed to us) paid to PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2011 and 2010.

	Fiscal Year Ended
	December 31, 2011	December 31, 2010
Audit Fees(1)
Worldwide including statutory audit fees	$4,082,667	$4,002,397
Accounting assistance and SEC documents	17,000	5,500
Total audit fees	4,099,667	4,007,897
Audit-Related Fees(2)	---	—
Tax Fees(3)
Compliance	1,601,550	1,721,577
Planning and advice	525,771	669,514
Total tax fees	2,127,321	2,391,091
All Other Fees(4)	9,000	7,800
TOTAL	$6,235,988	$6,406,788

(1) Audit Fees: This category includes services provided in connection with the annual audit of our financial statements (including required quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q), services provided in connection with the annual audit of our internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance with and review of documents filed with the SEC and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2) Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. No such services were performed in 2011 or 2010.

(3) Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit and other technical tax consulting.

(4) All Other Fees: This category includes fees for all other services except those described above. For the years ended December 31, 2011 and December 31, 2010, amounts relate to license fees paid for an online research tool.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee charter, the Audit Committee or one or more members of the Audit Committee designated by the chair of the Audit Committee must approve all audit and non-audit services before they are provided by our independent auditors. The Audit Committee has delegated that authority to its chairperson. The Audit Committee’s chairperson has pre-approved services provided by our independent auditors that, while not specifically contemplated by the budget approved by the full Audit Committee, are of a type previously approved by the Audit Committee provided that the fees with respect to any such service are expected to be less than $50,000. If and when such services are approved by other-than the full Audit Committee, the Audit Committee’s chairperson must report it to the Audit Committee at its next scheduled meeting.

Audit Committee Report

Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and our system of internal control over financial reporting.

The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board auditing standard AU 380, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm’s independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees).

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Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2011 for filing with the SEC.

Members of the Audit Committee

Robert J. Corti (Chairperson), Robert J. Morgado and Richard Sarnoff

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Those persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no Forms 5 were required, we believe that during 2011, all of our executive officers, directors and persons who beneficially owned more than 10% of our Common Stock complied with all filing requirements of Section 16(a) of the Exchange Act on a timely basis with the exception of Brian Hodous, who delinquently reported, on a filing made on August 3, 2011, an election to have us withhold shares otherwise deliverable to him in order to satisfy the resulting tax withholding obligation in connection with the vesting of restricted share units.

DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING ; COMMUNICATING WITH THE BOARD

How do I nominate a director for election at the 2013 annual meeting and what is the deadline for that submission?

Under our Bylaws, stockholders who are entitled to vote at the meeting may nominate a person for election to our Board by providing notice to us, in writing, in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such a nomination to be considered timely, our Corporate Secretary must receive it on or before December 24, 2012 (unless the date of the 2013 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2012 Annual Meeting, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2013 annual meeting). For the director candidate to be considered, the notice must contain all of the information required by our Bylaws (e.g., the information that would be required to be included in our proxy statement for the meeting if such person was nominated by our Board).

Any such nomination should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica California 90405.

Stockholders may also submit director candidates directly to our Nominating and Corporate Governance Committee for consideration, as described under “Corporate Governance Matters—Stockholder Recommendation of Directors”.

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How do I submit a proposal for the 2013 annual meeting and what is the deadline for that submission?

Stockholders may present proposals for inclusion in our proxy statement for, and consideration at, our 2013 annual meeting by submitting their proposals to us in writing, in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, it must be received within the time period for the submission of director candidates, described under the immediatly preceeding question. For such proposal to be included in our proxy statement, it must otherwise be in compliance with Rule 14a-8 under the Exchange Act (e.g., it must be a proper subject for action by stockholders under the Delaware General Corporation Law).

Stockholders who wish to present proposals before our 2013 annual meeting, but do not intend for those proposals to be included in the proxy statement for that meeting, may utilize the procedure in our Bylaws. Under our Bylaws, such proposals may be made by stockholders who are entitled to vote at the meeting by providing notice to us, in writing, in a timely manner and which contains the information required by our Bylaws. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, our Corporate Secretary must received it no earlier than February 9, 2013 and no later than March 11, 2013 (unless the date of the 2013 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2012 Annual Meeting, in which case the notice must be submitted by the later of the 90th day before the 2013 annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made). For the business to be considered, the notice must contain all of the information required by our Bylaws (e.g., the information that would be required to be included in our proxy statement for the meeting if such business had been proposed for consideration by our Board) and it must pertain to business which is a proper matter for stockholder action under the Delaware General Corporation Law.

Any such proposal should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica California 90405.

How do I communicate with the Board?

To communicate directly with our full Board, the Vivendi Directors, the Executive Directors, the Independent Directors, any committee of our Board or any individual Board member, stockholders may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405.

In accordance with our Corporate Governance Principles and Policies, all communications addressed to our Board or one or more directors will be opened by our Corporate Secretary or his or her designee to determine whether the contents contain a message to one or more of our directors. Communications that relate to our accounting practices, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee. Any other communications that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, in the reasonable judgment of the Corporate Secretary or his or her designee, inappropriate for our Board, will be forwarded promptly to the addressee. In the case of communications to our Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

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AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION

How can I get a copy of the proxy statement if I only received a notice?

In lieu of distributing a printed copy of proxy materials for the Annual Meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended December 31, 2011 available to our stockholders on the Internet. Each of our stockholders who, as of the date on which such notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a notice regarding the Internet availability of those materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the Annual Meeting or future annual meetings of our stockholders via email or would prefer to receive a printed copy of those materials via mail, in each case at no charge, please follow the instructions for obtaining the materials on the notice.

What do I do if my family received multiple copies of the proxy materials and only wants one? What do I do if my family only received one copy of the proxy materials but wants one for each member holding stock?

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet or a single copy of proxy materials to multiple stockholders sharing an address, unless a company has received contrary instructions from one or more of the stockholders at that address. In accordance with those rules, we may deliver a single notice or copy of proxy materials to multiple stockholders sharing an address but, upon request, will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

How can I get a copy of the 2011 annual report or the 2011 10-K?

Our annual report to stockholders for the period ended December 31, 2011, including financial statements, is being provided to our stockholders at the same time as this proxy statement. If you would like to receive a copy of our Annual Report on Form 10-K for the period ended December 31, 2011, or any of the exhibits listed therein, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by emailing ir@activision.com, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

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OTHER MATTERS

Costs of Proxy Solicitation

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card, the notice regarding the Internet availability of proxy materials and any additional solicitation materials we send to stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to those beneficial owners. In addition, proxies may be solicited, personally or by telephone, by our directors, officers and regular employees without additional compensation.

Other Matters Coming Before the Annual Meeting

Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Annual Meeting. Pursuant to our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. The proxy may be voted at the discretion of the named proxies on matters incident to the conduct of the meeting.

Your vote is important.

Accordingly, whether or not you plan to attend the Annual Meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading “Procedural Matters” in this proxy statement. Stockholders who are present at the Annual Meeting may withdraw their proxy and vote in person if they so desire. It is important that you provide your proxy promptly so that we can avoid the additional expense of further solicitation.

By Order of the Board of Directors,

Jeffrey A. Brown
Corporate Secretary
April 24, 2012
Santa Monica, California

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APPENDIX A   Activision Blizzard, Inc. — Amended and Restated 2008 Incentive Plan (as proposed to be amended and restated)

1.

Purpose. The purpose of the Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan is to attract and retain directors, officers and other employees of and consultants to Activision Blizzard, Inc., a Delaware corporation, and its Subsidiaries, and to provide to such persons incentives and rewards for performance.

2.

Definitions. As used in the Plan:

(a)

“Award” means a grant of a Stock Option, SARs, Performance Shares, Performance Units or a Senior Executive Bonus or a grant or sale of Restricted Shares, Restricted Share Units or an award contemplated by Section 10.

(b)

“Base Price” means the price per share specified in an Evidence of Award of a Freestanding SAR.

(c)

“Board” means the Board of Directors of the Company.

(d)

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)

“Committee” means the Compensation Committee of the Board or such other committee of the Board responsible for administering the Plan pursuant to Section 11.

(f)

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12.

(g)

“Company” means Activision Blizzard, Inc., a Delaware corporation, and its successors.

(h)

“Covered Employee” means an “executive officer” of the Company within the meaning of Rule 3b-7 promulgated under the Exchange Act (or any successor rule).

(i)

“Date of Grant” means the date on which the Committee determines the terms of an Award (including the number of Common Shares to which it pertains, if any) or such later (but not earlier) date as may be specified by the Committee as the date on which such Award becomes effective.

(j)

“Deferral Period” means the period of time during which Restricted Share Units are subject to deferral limitations, as provided in Section 7.

(k)

“Director” means a member of the Board of Directors of the Company.

(l)

“Effective Date” means the date of approval of the Plan by the Company’s stockholders.

(m)

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of Awards. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

(n)

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.

(o)

“Exercise Price” means the purchase price per share payable on exercise of a Stock Option.

(p)

“Fiscal Year” means the fiscal year of the Company.

(q)

“Freestanding SAR” means a SAR that is not granted in tandem with a Stock Option.

(r)

“Incentive Stock Option” means a Stock Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(s)

“Management Objectives” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Senior Executive Plan Bonuses, or, when so determined by the Committee, Stock Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units and other Awards pursuant to the Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department or function within the Company or a Subsidiary. The Committee may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any Fiscal Year, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Subtopic 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. Without limiting the generality of the foregoing, the Management Objectives applicable to any Award to a Covered Employee which is intended to be deductible under Section 162(m) of the Code will be based on specified levels of, or relative peer company, performance in any one or more of the following objectives, or any combination thereof, as determined by the Committee in its sole discretion:

(A)

Adjusted net earnings

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(B)

Appreciation in and/or maintenance of the price of Common Shares (or any other publicly-traded securities of the Company), including, without limitation, comparisons with various stock market indices

(C)

Attainment of strategic and operational initiatives

(D)

Budget

(E)

Cash flow (including, without limitation, free cash flow)

(F)

Cost of capital

(G)

Cost reduction

(H)

Earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization)

(I)

Gross profits

(J)

Maintenance of internal controls over financial reporting and corporate governance practices

(K)

Market share

(L)

Market value added

(M)

Net income

(N)

Net sales

(O)

Operating profit and operating income

(P)

Pretax income before allocation of corporate overhead and bonus

(Q)

Quality

(R)

Recruitment and development of associates

(S)

Reductions in costs

(T)

Return on assets and return on net assets

(U)

Return on equity

(V)

Return on invested capital

(W)

Sales and sales growth

(X)

Successful acquisition/divestiture

(Y)

Total stockholder return and improvement of stockholder return

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any such modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(t)

“Market Value per Share” means, as of any particular date, (i) one hundred percent (100%) of the closing price per Common Share as reported on the principal securities exchange, association or quotation system on which Common Shares are then listed or quoted, or (ii) if clause (i) does not apply, the fair market value of a Common Share as determined by the Committee.

(u)

“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Stock Option.

(v)

“Participant” means a person who is selected by the Committee to receive benefits under the Plan and who is at the time an officer, employee, consultant, advisor or director of the Company or of any Subsidiary.

(w)

“Performance Period” means, in respect of a Performance Share, Performance Unit or Senior Executive Plan Bonus, a period of time established pursuant to Section 8 or Section 9, as the case may be, within which the Management Objectives or, in the case of a Performance Share or Performance Unit, other performance criteria relating to such Award are to be achieved. The Performance Period for a Senior Executive Plan Bonus will be the Fiscal Year and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

(x)

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8.

(y)

“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(z)

“Plan” means this Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan, as may be amended from time to time.

(aa)

“Prior Plan” means any of the following: (i) Activision, Inc. 1998 Incentive Plan, as amended, (ii) Activision, Inc. 1999 Incentive Plan, as amended, (iii) Activision, Inc. 2001 Incentive Plan, as amended, (iv) Activision, Inc. 2002 Incentive Plan, as amended, (v) Activision, Inc. 2002 Executive Incentive Plan, as amended, (vi) Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended, (vii) Activision, Inc. 2003 Incentive Plan, as amended, and (viii) Activision, Inc. 2007 Incentive Plan.

(bb)

“Related SAR” means a SAR granted pursuant to Section 5 that is granted in tandem with a Stock Option.

(cc)

“Restricted Shares” means Common Shares granted or sold pursuant to Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd)

“Restricted Share Unit” means an award granted pursuant to Section 7 of the right to receive Common Shares or cash at the end of a specified period.

(ee)

“SAR” or “Share Appreciation Right” means a right granted pursuant to Section 5 to receive a percentage of the Spread upon exercise, and includes both Freestanding SARs and Related SARs.

(ff)

“Senior Executive Plan Bonus” means an award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 9.

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(gg)

“Spread” means the excess of the Market Value per Share on the date when a SAR is exercised over the Exercise Price or Base Price provided for in the related Stock Option or Freestanding SAR, respectively.

(hh)

“Stock Option” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.

(ii)

“Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interests representing the right generally to make decisions for such other entity are, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(jj)

“2007 Plan” means the Activision, Inc. 2007 Incentive Plan.

3.

Shares Available Under the Plan.

(a)

Subject to adjustment as provided in Section 12, the number of Common Shares that may be issued or transferred (i) upon the exercise of Stock Options, (ii) in payment of SARs, (iii) as Restricted Shares, (iv) in payment of Restricted Share Units, (v) in payment of Performance Shares or Performance Units, (vi) in payment of Senior Executive Bonuses, (vii) as or pursuant to Awards contemplated by Section 10, or (viii) in payment of dividend equivalents paid with respect to Awards made under the Plan will not exceed in the aggregate 100,000,000 Common Shares, plus the number of Common Shares that were reserved for issuance under the Prior Plans, other than the 2007 Plan, that were not subject to outstanding awards on September 27, 2007, plus the number of Common Shares subject to outstanding awards under the Prior Plans, other than the 2007 Plan, on September 27, 2007 that became available for issuance pursuant to the terms of the 2007 Plan prior to the Effective Date, plus the number of shares subject to awards made under the 2007 Plan that became available for issuance pursuant to the terms of the 2007 Plan prior to the Effective Date, minus the number of shares subject to awards issued under the 2007 Plan prior to the Effective Date, which maximum number will be increased by the following: (A) the number of shares relating to awards outstanding under any Prior Plan as of the Effective Date that (1) expire, or are forfeited, terminated or cancelled, without the issuance of shares, (2) are settled in cash in lieu of shares, or (3) are exchanged prior to the issuance of Common Shares, for awards not involving Common Shares; and (B) if the exercise price of any stock option outstanding under any Prior Plan as of the Effective Date is, or the tax withholding requirements with respect to any award outstanding under any Prior Plan as of the Effective Date are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares.

(b)

Under the Plan, (i) if all or any portion of an Award expires, or is forfeited, terminated or cancelled, without the issuance of Common Shares, or is settled in cash in lieu of Common Shares, or is exchanged with the Committee’s permission, prior to the issuance of Common Shares, for an Award not involving Common Shares, the number of Common Shares expired, forfeited, terminated or cancelled, or settled or exchanged, as the case may be, will again be available for issuance or transfer under the Plan; (ii) if the Exercise Price of any Stock Option granted under the Plan is, or the tax withholding requirements with respect to any Award granted under the Plan are, satisfied through the withholding by the Company of shares otherwise then deliverable in respect of such Award or actual or constructive transfer to the Company of shares already owned, a number of shares equal to such withheld or transferred shares will again be available for issuance or transfer under the Plan; and (iii) if a SAR is exercised and settled in Common Shares, a number of shares equal to the difference between the total number of shares for which the SAR was exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the Plan, with the result being that only the number of Common Shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of Common Shares available for issuance or transfer under the Plan. Shares utilized under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

(c)

Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 12:

(i)

The number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed that number of shares equal to the sum of 70,000,000 and the number of shares available for grant under the 2007 Plan at the time the 2008 Plan is approved by stockholders in the aggregate.

(ii)

The number of Common Shares actually issued or transferred by the Company as or pursuant to Awards other than Options or SARs will not exceed 50,000,000 in the aggregate, including no more than 20,000,000 in the aggregate as or pursuant to Awards granted under Section 10.

(iii)

The number of shares issuable or transferable in respect of Stock Options and SARs granted to any one Participant in a single Fiscal Year may not exceed 4,000,000 in the aggregate.

(iv)

The number of (A) Restricted Shares granted to any one Participant in a single Fiscal Year and (B) Common Shares issuable or transferable in respect of Restricted Share Units granted to such Participant in such Fiscal Year, may not exceed 3,000,000 in the aggregate.

(v)

The number of Performance Shares granted to any one Participant in a single Fiscal Year may not exceed 6,000,000 in the aggregate.

(vi)

The value of Performance Units granted to any one Participant in a single Fiscal Year may not exceed $6,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

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(vii)

The amount of any Senior Executive Plan Bonuses paid to any one Participant for any single Fiscal Year may not exceed $10,000,000 in the aggregate.

(viii)

The number of Common Shares issuable or transferable in respect of Awards contemplated by Section 10 granted to any one Participant in a single Fiscal Year may not exceed 3,000,000 in the aggregate. The value of any Awards contemplated by Section 10 that do not involve the issuance or transfer of Common Shares granted to any one Participant in a single Fiscal Year may not exceed $6,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

(d)

If a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

4.

Stock Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)

Each grant will specify the number of Common Shares to which it pertains.

(b)

Each grant will specify an Exercise Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c)

Each grant may specify that the Exercise Price will be payable (i) by bank check or certified check or by wire transfer of immediately available funds, (ii) through the delivery of irrevocable instructions, in form acceptable to the Company, to a brokerage firm approved by the Optionee to sell some or all of the Common Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate Exercise Price of the Common Shares being purchased, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee.

(d)

Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

(e)

Each grant will specify the period or periods of continuous employment or other service by the Optionee with the Company or a Subsidiary that is necessary before the Stock Options or installments thereof will become exercisable. A grant of Stock Options may provide for the accelerated vesting and exercisability of all or a portion of such Stock Options in the event of the retirement, death, disability or other termination of the Optionee’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

(f)

A grant of Stock Options may specify Management Objectives or other performance criteria that must be achieved as a condition to the exercise of such rights or that may result in the accelerated exercisability of such rights.

(g)

Stock Options may be (i) options that are intended to qualify under the Code as Incentive Stock Options, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.

(h)

The exercise of a Stock Option will result in the cancellation on a share- for-share basis of any Related SAR authorized under Section 5.

(i)

No Stock Option will be exercisable more than 10 years from the Date of Grant.

(j)

Each grant of Stock Options will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time. In addition, notice of each grant of Stock Options will be given to the Optionee no more than one week after the Date of Grant.

(k)

Each Optionee is responsible for complying with all laws and regulations applicable to recipients and holders of Stock Options, including any applicable federal or state securities laws, and any Company policy or procedure that pertains to the trading of the Company’s securities. The Company will adopt or maintain policies and procedures to notify Optionees of their obligations under such laws, regulations, policies and procedures and will monitor Optionees’ compliance therewith.

5.

SARs. The Committee may also authorize the grant to any Optionee of Related SARs in respect of Stock Options granted hereunder and the grant to any Participant of Freestanding SARs. A Related SAR will be a right of the Optionee, exercisable by surrender of the related Stock Option, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Related SARs must be granted concurrently with the related Stock Option. A Freestanding SAR will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each grant of SARs may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)

Each grant will specify the number of Common Shares to which it pertains.

(b)

Each grant of Freestanding SARs will specify the Base Price, which may not be less than the Market Value per Share on the Date of Grant.

(c)

Upon exercise, each SAR will be payable in Common Shares having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread).

(d)

A grant may specify that the amount payable on exercise of a SAR may not exceed a maximum specified by the Committee at the Date of Grant.

(e)

A grant may specify waiting periods before exercise and permissible exercise dates or periods.

(f)

A grant may specify that the exercisability of a SAR may be conditioned on, or may be accelerated in whole or in part in the event of, the retirement, death, disability or other termination of the Participant’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

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(g)

A grant of SARs may specify Management Objectives or other performance criteria that must be achieved as a condition of the exercise of such SARs or that may result in the accelerated exercisability of such SARs.

(h)

Each grant of SARs will be evidenced by an Evidence of Award, which Evidence of Award will describe such SARs, identify the related Stock Options (if applicable), and contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

(i)

A grant of Related SARs will provide that such Related SARs may be exercised only at a time when the related Stock Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Stock Option for cancellation. Successive grants of Related SARs may be made to the same Participant regardless of whether any Related SARs previously granted to the Participant remain unexercised.

(j)

Successive grants of Freestanding SARs may be made to the same Participant regardless of whether any Freestanding SARs previously granted to the Participant remain unexercised.

(k)

No Freestanding SAR granted under the Plan may be exercised more than 10 years from the Date of Grant.

6.

Restricted Shares. The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services or other benefit to the Company, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture (within the meaning of Section 83 of the Code) and restrictions on transfer hereinafter referred to. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)

Each grant will specify the number of Common Shares to which it pertains.

(b)

Each such grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant.

(c)

Each such grant or sale will specify the period or periods of continuous employment or other service by the Participant with the Company or a Subsidiary (or other risk of forfeiture) that must be satisfied before the restrictions described in Section 6(c) will lapse and the Restricted Shares will become vested, and/or may provide that all or a portion of the restrictions on the Restricted Shares will lapse upon the achievement of Management Objectives or other performance criteria (as provided in Section 6(d) below).

(d)

Each such grant or sale will provide that, during the period for which the risk of forfeiture continues, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)

A grant of Restricted Shares may specify Management Objectives or other performance criteria that, if achieved, will result in the lapse or early lapse of the restrictions applicable to all or a portion of such Restricted Shares. Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares with respect to which restrictions will lapse if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

(f)

Notwithstanding anything to the contrary contained in the Plan, a grant or sale of Restricted Shares may provide for the acceleration in whole or in part of the lapse of the restrictions on the Restricted Shares in the event of the retirement, death, disability or other termination of the Participant’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

(g)

A grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Shares, which may be subject to the same restrictions as the underlying Award.

(h)

Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve. Unless otherwise directed by the Committee, all Restricted Shares will be held in custody by the Company or its transfer agent and registrar until all restrictions thereon have lapsed.

7.

Restricted Share Units. The Committee may also authorize the grant or sale of Restricted Share Units to Participants. Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services or other benefit to the Company, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives or other performance criteria) during the Deferral Period as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)

Each grant will specify the number of Common Shares to which it pertains.

(b)

Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Share Units which will vest if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

(c)

Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

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(d)

Notwithstanding anything to the contrary contained in the Plan, a grant or sale may provide for the accelerated vesting of Restricted Share Units and the lapse or other modification of the Deferral Period in whole or in part in the event of the retirement, death, disability or other termination of the Participant’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

(e)

During the Deferral Period, the Participant will have no rights of ownership in the Restricted Share Units and will have no right to vote Common Shares underlying the Restricted Share Units, but an Evidence of Award may authorize the payment of dividend equivalents on such Restricted Share Units on either a current or deferred or contingent basis, either in cash or in Common Shares.

(f)

Each grant or sale will specify the time and manner of payment of the Restricted Share Units that have been earned. A grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(g)

Each grant or sale of Restricted Share Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

8.

Performance Shares and Performance Units. The Committee may also authorize the grant of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives or other performance criteria during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)

Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(b)

The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the Date of Grant, which may be subject to earlier lapse or other modification in the event of the retirement, death, disability or other termination of the Participant’s service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

(c)

A grant of Performance Shares or Performance Units will specify Management Objectives or other performance criteria which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives or other performance criteria a level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level or levels, but falls short of maximum achievement of the specified Management Objectives or criteria.

(d)

Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. A grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(e)

A grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. A grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(f)

The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in Common Shares.

(g)

Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

9.

Senior Executive Plan Bonuses. The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is a Covered Employee, which incentive compensation will become payable upon achievement of specified Management Objectives. Subject to Section 3(b)(vii), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)

No later than 90 days after the first day of the Fiscal Year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such Fiscal Year.

(b)

Following the close of the Fiscal Year, the Committee will certify in writing whether the specified Management Objectives have been achieved. Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose. The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) Common Shares having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable, or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

(c)

The Committee may provide that, if a change in control of the Company occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period. In such event, the Senior Executive Plan Bonus will be paid at such time following the change in control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a change in control.

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(d)

Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.

10.

Other Awards.

(a)

In addition to Stock Options, SARs, Performance Shares, Performance Units, Restricted Shares, Restricted Share Units and Senior Executive Plan Bonuses, the Committee may, subject to limitations under applicable law, make other Awards (i) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, (ii) with value and payment contingent upon performance of the Company or specified Subsidiaries or other business units thereof or any other factors designated by the Committee (including, without limitation, achievement of Management Objectives), or (iii) valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee determines.

(b)

Cash awards, as an element of or a supplement to any other Award made under the Plan, may also be made pursuant to this Section 10.

(c)

The Committee may grant Common Shares as a bonus, or may make other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Committee from time to time.

11.

Administration of the Plan.

(a)

The Plan will be administered by the Committee. The composition of the Committee will comply with applicable independence requirements under the rules and regulations of any securities exchange, association or quotation system on which Common Shares are then listed or quoted, and the Board will also consider the advisability of appointing to the Committee members who satisfy the requirements of (i) the definition of the term “non-employee director” used Rule 16b-3 promulgated under the Exchange Act and (ii) the definition of the term “outside director” used in Section 162(m) of the Code.

(b)

The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee of the Committee or to any other committee of the Board or a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such committee or subcommittee.

(c)

Notwithstanding any other provision of the Plan, any Award to a member of the Committee must be approved by the Board to be effective.

(d)

The Committee will have sole discretion to (i) interpret any provision of the Plan or an Evidence of Award, (ii) make any determination necessary or advisable for the administration of the Plan and Awards hereunder, and (iii) waive any condition or right of the Company under an Award or discontinue or terminate an Evidence of Award. Without intending to limit the generality or effect of the foregoing, any decision or determination made by the Committee with respect to the Plan or an Award, including whether to grant or withhold any required consent, will be made by the Committee in its sole and absolute discretion, subject to the terms of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Evidence of Award and any determination by the Committee pursuant to any provision of the Plan or of any such Evidence of Award will be final and conclusive.

(e)

The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been so delegated, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Without limiting the foregoing and subject to applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under the Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for Awards to an executive officer or any person subject to Section 162(m) of the Code; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards made pursuant to the authority delegated.

12.

Adjustments. The Committee will make or provide for such adjustments in the number of Common Shares authorized under Section 3, in the number of Common Shares covered by outstanding Awards, in the Exercise Price of outstanding Stock Options and any amounts payable for Common Shares under other outstanding Awards, in the Base Price of outstanding SARs, and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including, without limitation, cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3(c) as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the numbers specified in Sections 3(c)(i) and 3(c)(ii) will be made only if and to the extent that (i) such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify and (ii) such adjustment would not result in negative tax consequences under Section 409A of the Code. Without limiting the generality of the foregoing, in the event that the Company issues warrants or other rights to acquire Common Shares on a pro rata basis to all stockholders, the Committee will make such adjustments in the number of Common Shares authorized under the Plan and in the limits contained herein as it may deem to be equitable, including, without limitation, proportionately increasing the number of authorized Common Shares or any such limit.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – A-7

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13.

Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

14.

Transferability.

(a)

Except as provided below or as otherwise determined by the Committee, (i) no Award will be transferable by a Participant except by will or the laws of descent and distribution and (ii) Stock Options and SARs will be exercisable during the Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision. With the consent of the Company, which may be granted or withheld in its sole and absolute discretion, a Participant may transfer an Award for estate planning purposes or pursuant to a domestic relations order; provided that such transferee will be bound by and subject to all of the terms and conditions of the Plan and the Evidence of Award relating to the Award and executes an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant will remain bound by the terms and conditions of the Plan. Notwithstanding the foregoing, no Stock Option that is intended to be an Incentive Stock Option or any Related SAR granted in tandem therewith may be transferred.

(b)

The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or SARs, upon the termination of the Deferral Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares, Performance Units or a Senior Executive Plan Bonus or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6, will be subject to further restrictions on transfer.

15.

Withholding Taxes. To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company or Subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.

16.

Compliance with Section 409A of the Code. To the extent applicable, it is intended that the Plan and any Awards hereunder comply with the provisions of Section 409A of the Code. The Plan and any Awards hereunder will be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any Award to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in the Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated by the U.S. Department of the Treasury or the Internal Revenue Service.

17.

Amendments.

(a)

The Committee may at any time and from time to time amend or suspend the Plan in whole or in part; provided, however, that, if an amendment must be approved by the stockholders of the Company in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which the Common Shares are then listed or quoted, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Without intending to limit the generality or effect of the foregoing, if an amendment to the Plan would increase the number of Common Shares that may be issued or transferred upon the exercise of Incentive Stock Options, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – A-8

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(b)

The Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Base Price. Furthermore, no Stock Option or SAR will be cancelled and replaced with Awards having a lower Exercise Price or Base Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Stock Options and SARs and will not be construed to prohibit the adjustments provided for in Section 12.

(c)

Subject to Section 17(b) hereof, the Committee may amend the terms of any Award under the Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 12, no amendment to any Award may materially and adversely affect the rights of any Participant taken as a whole without his or her consent.

(d)

If permitted by Section 409A of the Code, in case of termination of employment by reason of the death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds a Stock Option or SAR not immediately exercisable in full, or any Restricted Shares as to which the risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Share Units as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other Award made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b), the Committee may, in its sole discretion, accelerate the time at which such Stock Option, SAR or other Award may be exercised, the time at which such risk of forfeiture or prohibition or restriction on transfer will lapse, the time when such Deferral Period will end, the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such Award.

(e)

The Committee may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

18.

Governing Law. The Plan and all Awards and actions taken thereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

19.

Term of Plan. The Plan will be effective as of the Effective Date. No Award will be made under the Plan more than 10 years after the Effective Date, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

20.

Miscellaneous Provisions.

(a)

The Company will not be required to issue any fractional Common Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)

The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or a Subsidiary, nor will it interfere in any way with any right the Company or a Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Except as specifically provided by the Committee, the Company will not be liable for the loss of existing or potential profit with respect to an Award hereunder in the event of termination of employment or other relationship, even if the termination is in violation of an obligation of the Company or a Subsidiary to the Participant. The Committee’s making of an Award to a Participant hereunder will not confer upon the Participant any right to receive any other Awards hereunder or under any other plan or arrangement.

(c)

Any Evidence of Award may provide for the effect on any Common Shares issued or other payment made with respect to the Award of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to the Company or any Subsidiary.

(d)

Notwithstanding any other provision of the Plan or any Award to the contrary, no Award may be effectuated, through exercise by the holder thereof or otherwise, if the delivery of cash or stock to the holder of such Award pursuant to the terms thereof would be, based on advice of counsel to the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan. Notwithstanding any other provision of the Plan to the contrary, each issuance of Common Shares to a Participant pursuant to the Plan or an Award will be made for such consideration as is required by applicable law to ensure that such Common Shares are validly issued, fully paid and nonassessable upon such issuance.

(e)

Absence on leave approved by a duly constituted officer of the Company or a Subsidiary will not be considered interruption or termination of service of any employee for any purposes of the Plan or an Award, except that no Award may be made to an employee while he or she is absent on leave.

(f)

No Participant will have any rights as a stockholder with respect to any Common Shares subject to an Award made to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

(g)

The Committee may condition any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)

If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, will be stricken and the remainder of the Plan will remain in full force and effect.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – A-9

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(i)

Each individual who is or has been a member of the Board or a committee appointed by the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof with the Company’s approval, or paid in satisfaction of any judgment in any such action, suit or proceeding against the individual, provided the Company is given the opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before the individual undertakes to handle and defend such claim, action, suit or proceeding on his or her own behalf, unless such loss, cost, liability or expense is a result of such individual’s own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – A-10

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APPENDIX B   Reconciliation tables

Activision Blizzard, Inc. and Subsidiaries

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2011	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement	$4,755	$1,134	$238	$218	$165	$646	$545	$456	$25	$3,427
Less: Net effect from deferral in net revenues and related cost of sales(a)	(266)	(11)	-	(48)	(24)	-	-	-	-	(83)
Less: Stock-based compensation(b)	-	-	-	(10)	-	(40)	(6)	(47)	-	(103)
Less: Restructuring(c)	-	-	-	-	-	-	-	(1)	(25)	(26)
Less: Amortization of intangible assets(d)	-	(2)	-	(1)	(69)	-	-	-	-	(72)
Less: Impairment of goodwill(e)	-	-	-	-	-	-	-	(12)	-	(12)
NON-GAAP MEASUREMENT	$4,489	$1,121	$238	$159	$72	$606	$539	$396	$-	$3,131
Year Ended December 31, 2011	Operating Income	Net Income	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement	$1,328	$1,085	$0.93	$0.92
Less: Net effect from deferral in net revenues and related cost of sales(a)	(183)	(151)	(0.13)	(0.13)
Less: Stock-based compensation(b)	103	76	0.07	0.06
Less: Restructuring(c)	26	19	0.02	0.02
Less: Amortization of intangible assets(d)	72	46	0.04	0.04
Less: Impairment of goodwill(e)	12	12	0.01	0.01
NON-GAAP MEASUREMENT	$1,358	$1,087	$0.93	$0.93

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to our Activision Publishing operations.

(d) Reflects amortization of intangible assets.

(e) Reflects impairment of goodwill.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $1,071 million for the year ended December 31, 2011 as compared to the total non-GAAP net income of $1,087 million for the same period.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – B-1

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RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Year Ended December 31, 2010	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Impairment of Intangible Assets	Total Costs and Expenses
GAAP Measurement	$4,447	$1,350	$241	$338	$197	$635	$516	$375	$326	$3,978
Less: Net effect from deferral in net revenues and related cost of sales (a)	356	3	-	29	5	-	-	-	-	37
Less: Stock-based compensation(b)	-	-	-	(65)	-	(12)	(8)	(46)	-	(131)
Less: Restructuring (included in general and administrative)(c)	-	-	-	-	-	-	-	(3)	-	(3)
Less: Amortization of intangible assets(d)	-	(5)	-	(15)	(102)	-	-	(1)	-	(123)
Less: Impairment of intangible assets(e)	-	-	-	-	-	-	-	-	(326)	(326)
NON-GAAP MEASUREMENT	$4,803	$1,348	$241	$287	$100	$623	$508	$325	$-	$3,432
Year Ended December 31, 2010	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$469	$418	$0.34	$0.33
Less: Net effect from deferral in net revenues and related cost of sales(a)	319	232	0.19	0.19
Less: Stock-based compensation(b)	131	88	0.07	0.07
Less: Restructuring (included in general and administrative)(c)	3	2	-	-
Less: Amortization of intangible assets(d)	123	53	0.04	0.04
Less: Impairment of intangible assets(e)	326	198	0.16	0.16
NON-GAAP MEASUREMENT	$1,371	$991	$0.81	$0.79

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to the Business Combination with Vivendi Games. Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d) Reflects amortization of intangible assets.

(e) Reflects impairment of intangible assets acquired as a result of purchase accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $982 million for the year ended December 31, 2010 as compared to the total non-GAAP net income of $991 million for the same period.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – B-2

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RECONCILIATION OF GAAP AND NON-GAAP NET REVENUES BY DISTRIBUTION CHANNEL

FOR THE YEAR ENDED DECEMBER 31, 2011 AND 2010

(Amounts in millions)

	Year Ended
	December 31, 2011		December 31, 2010		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Distribution Channel
Retail channel	$2,697	57%	$2,629	59%	$68	3%
Digital online channels*	1,640	34	1,440	32	200	14
Total Activision and Blizzard	4,337	91	4,069	91	268	7
Distribution	418	9	378	9	40	11
TOTAL CONSOLIDATED GAAP NET REVENUES	4,755	100	4,447	100	308	7
Change in Deferred Net Revenues(1)
Retail channel	(185)		251
Digital online channels*	(81)		105
TOTAL CHANGES IN DEFERRED NET REVENUES	(266)		356
Non-GAAP Net Revenues by Distribution Channel
Retail channel	2,512	56	2,880	60	(368)	(13)
Digital online channels*	1,559	35	1,545	32	14	1
Total Activision and Blizzard	4,071	91	4,425	92	(354)	(8)
Distribution	418	9	378	8	40	11
TOTAL NON-GAAP NET REVENUES(2)	$4,489	100%	$4,803	100%	$(314)	(7)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – B-3

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RECONCILIATION OF OPERATING SEGMENTS AND CONSOLIDATED NET REVENUES AND INCOME FROM OPERATIONS

(Amounts in millions)

	Year Ended
	December 31, 2011		December 31, 2010		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total	Amount	% of Total
Segment net revenues:
Activision(i)	$2,828	59%	$2,769	62%	$59	2%
Blizzard(ii)	1,243	26	1,656	37	(413)	(25)
Distribution(iii)	418	9	378	9	40	11
Operating segment total	4,489	94	4,803	108	(314)	(7)
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	266	6	(356)	(8)
CONSOLIDATED NET REVENUES	$4,755	100%	$4,447	100%	$308	7%
Segment income from operations:
Activision(i)	$851		$511		$340	67%
Blizzard(ii)	496		850		(354)	(42)
Distribution(iii)	11		10		1	10
Operating segment total	1,358		1,371		(13)	(1)
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	183		(319)
Stock-based compensation expense	(103)		(131)
Restructuring	(26)		(3)
Amortization of intangible assets	(72)		(123)
Impairment of goodwill/intangible assets	(12)		(326)
Consolidated operating income	$1,328		$469		859	183
Investment and other income (expense), net	3		23
CONSOLIDATED INCOME BEFORE INCOME TAX EXPENSE	$1,331		$492		$839	171%
Operating margin from total operating segments	30.3%		28.5%

(i) Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

(ii) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. – 2012 Proxy Statement – B-4

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ACTIVISION

CALL OF DUTY ENDOWMENT

Helping Veterans Find Jobs

At the **Call of Duty Endowment**, our mission is to help veterans find jobs — by raising awareness, and by supporting groups that help our nation's returning heroes.

> *"The Call of Duty Endowment has accomplished great feats in the fight to promote veterans' employment in just two short years with the support of its benefactor, Activision Publishing… and I am energized by the prospect of affecting change in the lives of our country's heroes by expanding the Endowment's efforts across the nation."*

–General James Jones (USMC-Ret),
Co-Chairman, Call of Duty Endowment

$5M Donated by Activision Blizzard since inception

$1.636M Worth of grants provided since inception

$1.036M Worth of grants provided during 2011

700+ Veterans secured jobs through Endowment contributions

2,500+ Veterans provided career training through Endowment contributions

14 Organizations awarded grants since inception

9 Organizations awarded grants during 2011

To learn more or to donate, visit our website,
www.callofdutyendowment.org

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Activision Blizzard, Inc.

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Activision Blizzard, Inc., you have the option of voting your shares electronically through the Internet or by the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Daylight Time, on June 6, 2012.

Shares through the Internet:		***Vote Your Shares by Phone:***		***Vote Your Shares by Mail:***
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING THROUGH THE INTERNET OR BY PHONE

▼ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▼

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

Please mark your votes like this **X**

Board recommends vote FOR each nominee

1. The election of the following persons as Directors of the Company to serve for a one-year term as set forth in the accompanying proxy statement.

01 Philippe G. H. Capron ☐ FOR ☐ AGAINST ☐ ABSTAIN
02 Robert J. Corti ☐ FOR ☐ AGAINST ☐ ABSTAIN
03 Frédéric R. Crépin ☐ FOR ☐ AGAINST ☐ ABSTAIN
04 Lucian Grainge ☐ FOR ☐ AGAINST ☐ ABSTAIN
05 Brian G. Kelly ☐ FOR ☐ AGAINST ☐ ABSTAIN
06 Robert A. Kotick ☐ FOR ☐ AGAINST ☐ ABSTAIN
07 Jean-Bernard Lévy ☐ FOR ☐ AGAINST ☐ ABSTAIN
08 Robert J. Morgado ☐ FOR ☐ AGAINST ☐ ABSTAIN
09 Stéphane Roussel ☐ FOR ☐ AGAINST ☐ ABSTAIN
10 Richard Sarnoff ☐ FOR ☐ AGAINST ☐ ABSTAIN
11 Régis Turrini ☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. Approval of the Company's executive compensation; **The Board recommends a vote FOR the approval of the Company's executive compensation.**

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________________ **Signature** ________________ **Date** ________ **, 2012.**

Note: Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 7, 2012.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

ACTIVISION BLIZZARD, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
VOTE BY INTERNET, TELEPHONE OR MAIL

As a stockholder of Activision Blizzard, Inc., a Delaware corporation (the "Company"), you have the option of voting your shares of common stock of the Company by proxy using the Internet, telephone or mail. If you vote electronically by the Internet or by telephone, you do not need to return this proxy card. Your vote through proxy authorizes Frédéric R. Crépin, Brian G. Kelly and Robert A. Kotick and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that you are entitled to vote at the 2012 Annual Meeting of Stockholders of Activision Blizzard, Inc. to be held on Thursday, June 7, 2012, beginning at 8:30 a.m., Pacific Daylight Time, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California, 90405, and at any adjournment(s) or postponement(s) thereof, with the same effect as if you were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED <u>FOR</u> EACH OF THE DIRECTOR NOMINEES AND <u>FOR</u> PROPOSAL 2, 3 AND 4.

(Continued, and to be marked, dated and signed, on the other side)

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ACTIVISION BLIZZARD, INC.

3100 Ocean Park Boulevard
Santa Monica, CA 90405

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
and
NOTICE OF ANNUAL MEETING
June 7, 2012

Proxy materials for the 2012 Annual Meeting of Stockholders of Activision Blizzard, Inc., are now available on the Internet. **Important information regarding the Internet availability of the company's proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.**

Dear Stockholder,

The Annual Meeting will be held at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California, 90405, on Thursday, June 7, 2012, beginning at 8:30 a.m., Pacific Daylight Time, for the following purposes:

1. To elect eleven directors for a one-year term. The nominees are Philippe G. H. Capron, Robert J. Corti, Frédéric R. Crépin, Lucian Grainge, Brian G. Kelly, Robert A. Kotick, Jean-Bernard Lévy, Robert J. Morgado, Stéphane Roussel, Richard Sarnoff and Régis Turrini.
2. To approve an amendment and restatement of our 2008 Incentive Plan to amend limitations with respect to the granting of certain awards under the plan.
3. To approve our executive compensation.
4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012.

The Board of Directors recommends that you vote FOR the election of each nominee for director and FOR proposals 2, 3 and 4. Only stockholders of record of the company at the close of business on April 9, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. For directions to the Annual Meeting, please contact our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com.

To access your proxy materials online, vote online or request to receive a paper or e-mail copy of your proxy materials, please see the instructions on the reverse side of this Notice.

If you wish to vote your shares in person at the meeting, you will need to request a ballot at the meeting. Please refer to the meeting materials for the special requirements regarding attendance at the meeting.

You May Submit Your Proxy When You View The Materials On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote by proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

Vote Your shares on the Internet:

Go to www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

COMPANY ID:

PROXY NUMBER:

You will need your COMPANY ID, PROXY NUMBER & ACCOUNT NUMBER in order to access your proxy materials online, vote online or request to receive a paper or email copy of your proxy materials.

ACCOUNT NUMBER:

The Proxy Materials are available for review at:
www.cstproxy.com/activision/2012

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ACTIVISION BLIZZARD, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 7, 2012

- **This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.**
- **The Company's Proxy Statement and 2011 Annual Report to Stockholders are available at:**

  www.cstproxy.com/activision/2012
- **If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 30, 2012 to facilitate timely delivery.**

The following proxy materials are available for you to view online at www.cstproxy.com/activision/2012

ACCESSING YOUR PROXY MATERIALS ONLINE

If you have access to the Internet, you can view your proxy materials and complete the voting process in a few easy steps:

Step 1: **Go to www.cstproxy.com/activision/2012**
Step 2: **Follow the instructions on the screen to log in.**
Step 3: **Click the appropriate button to view the Company's proxy materials.**
Step 4: **Make your selection as instructed to choose your delivery preferences and to VOTE.**

You will not be required to provide any identifying information other than your COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER to complete the voting process online.

OBTAINING A FREE PAPER OR E-MAIL COPY OF THE PROXY MATERIALS

If you prefer, you may request to receive your proxy materials for the Annual Meeting or for future annual meetings of the Company's stockholders on paper or via e-mail in any of the following ways:

Telephone: **Call us toll-free at 1-888-221-0690.**
Internet: **Go to www.cstproxy.com/activision/2012 and request a printed version of the materials.**
E-mail: **Send a message to proxy@cstproxyvote.com with Activision in the subject field and include your registered holder name, address and COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER.**